Annual Report as of October 31, 2001

Evergreen Global and International Funds s1-22

The First Family of Mutual Funds

Table of Contents

Letter to Shareholders	1	Financial Highlights
Evergreen Emerging Markets Growth Fund			23
	2		25
	3		27
Evergreen Global Leaders Fund			29
Fund at a Glance	5	Evergreen Latin America Fund	31
Portfolio Manager Interview	6	Evergreen Precious Metals Fund	33
Evergreen Global Opportunities Fund		Schedules of Investments
Fund at a Glance	9	Evergreen Emerging Markets Growth Fund	35
Portfolio Manager Interview	10	Evergreen Global Leaders Fund	41
Evergreen International Growth Fund		Evergreen Global Opportunities Fund	48
Fund at a Glance	13	Evergreen International Growth Fund	54
Portfolio Manager Interview	14	Evergreen Latin America Fund	64
Evergreen Latin America Fund		Evergreen Precious Metals Fund	74
Fund at a Glance	17	Combined Notes to Schedules of Investments	66
Portfolio Manager Interview	18	Statements of Assets and Liabilities	67
Evergreen Precious Metals Fund		Statements of Operations	68
Fund at a Glance	20	Statements of Changes in Net Assets	69
Portfolio Manager Interview	21	Combined Notes to Financial Statements	71
		Independent Auditors’ Report	81
		Additional Information	82

Evergreen Funds

Evergreen Funds is one of the nation’s fastest growing investment companies with more than $90 billion in assets under management.

With over 80 mutual funds to choose among and acclaimed service and operations capabilities, investors enjoy a broad range of quality investment products and services designed to meet their needs.

The Evergreen Funds employ intensive, research-driven investment strategies executed by over 90 research analysts and portfolio managers. The fund company remains dedicated to meeting the needs of investors and their advisors in a global economy. Look to Evergreen Funds to provide a distinctive level of service and excellence in investment management.

This annual report must be preceded or accompanied by a prospectus of an Evergreen fund contained herein. The prospectus contains more complete information, including fees and expenses, and should be read carefully before investing or sending money.

Mutual Funds:	NOT FDIC INSURED	MAY LOSE VALUE	NOT BANK GUARANTEED

Evergreen Distributor, Inc.
Evergreen FundsSM is a service mark of Evergreen Investment Services, Inc.

Letter to Shareholders

December 2001

William M. Ennis President and CEO	Dennis H. Ferro Chief Investment Officer

Dear Evergreen Shareholders,

We are pleased to provide the Evergreen Global and International Funds annual report, which covers the twelve-month period ended October 31, 2001.

Global Economies Falter

This past year was certainly a challenging one for the world’s equity markets as the two leading economies, the U.S. and Japan, both faltered. In the case of the U.S., a normal cyclical slowdown combined with a revaluation of its equity market had a spillover effect on many markets around the world. In Japan, the 10-year economic malaise continued with little in the way of positive developments, despite new government leadership.

In Europe, the economic slowdown was much more muted and appeared to have previously been driven by the ripple effects from the lack of economic expansion in the other major economies. The European Central Bank has been meeting the twin challenges of introducing a strong new currency, while supporting a return to higher economic growth rates.

Emerging markets and economies were very mixed during the year and were primarily affected by the declining levels of demand in the developed markets.

Certain trends were truly global in nature, including the rise and fall of the telecom and technology sectors. Many of these companies have global manufacturing and distribution, which has been affected by the tremendous growth in productive capacity. While we expect demand to continue at attractive levels, we believe the war for the consumer and market share profitability will continue to be intense.

Diversification Remains Important

While international equities have not provided a counter-balance to declines in domestic stocks during the past, we remain convinced of the diversification and return benefits. Growing overseas economies and truly great companies are available for investment at often highly attractive prices. An exposure to these opportunities should remain an important component of a well-balanced portfolio. It’s important that you consult with your financial advisor to develop a strategy that will support your long-term investment objectives.

In addition, we encourage you to visit our enhanced website, www.evergreeninvestments.com, for more information about Evergreen Funds, including our online quarterly newsletter, Evergreen Events. Thank you for your continued investment in Evergreen Funds.

Sincerely,

William M. Ennis
President & CEO
Evergreen Investment Company, Inc.

Dennis H. Ferro
Chief Investment Officer
Evergreen Investment Management Company

EVERGREEN
Emerging Markets Growth Fund
Fund at a Glance as of October 31,  2001

”Stock valuations remain very low,
while the very low levels of interest
rates throughout the world may
help emerging securities markets
more than any other sector of the
financial markets.”

Portfolio
Management

Liu-Er Chen, CFA Tenure: May 1999	Dan Savyckyj Tenure: April 2001

PERFORMANCE AND RETURNS[2]
Portfolio Inception Date: 9/6/1994 Class Inception Date	Class A 9/6/1994	Class B 9/6/1994	Class C 9/6/1994	Class I** 9/6/1994

Average Annual Returns *

1 year with sales charge	–25.99%	–25.92%	–23.55%	n/a

1 year w/o sales charge	–21.50%	–22.02%	–21.99%	–21.22%

5 year	–5.12%	–5.10%	–4.67%	–3.68%

Since Portfolio Inception	–5.76%	–5.67%	–5.65%	–4.70%

Maximum Sales Charge	5.75%	5.00%	2.00%	n/a
	Front End	CDSC	CDSC

*	Adjusted for maximum applicable sales charge, unless noted.
**	Effective at the close of business on May 11, 2001, Class Y shares of the fund were renamed as Institutional shares (Class I).

Comparison of a $10,000 investment in Evergreen Emerging Markets Growth Fund, Class A shares2, versus a similar investment in the Morgan Stanley Capital International Emerging Markets Free Index (MSCI EMF), and the Consumer Price Index (CPI).

The MSCI EMF is an unmanaged market index that does not include transaction costs associated with buying and selling securities or any mutual fund expenses. The CPI is a commonly used measure of inflation and does not represent an investment return. It is not possible to invest directly in an index.

CURRENT INVESTMENT STYLE1

Morningstar’s Style Box is based on a portfolio date as of 10/31/2001.

The Equity Style Box placement is based on a fund’s price-to-earnings and price-to-book ratio relative to the S&P 500, as well as the size of the companies in which it invests, or median market capitalization.

1 Source: 2001 Morningstar, Inc.

2 Past performance is no guarantee of future results. The investment return and principal value of an investment will fluctuate so that investors’ shares, when redeemed, may be worth more or less than their original cost. The performance of each class may vary based on differences in load, fees and expenses paid by the shareholders investing in each class. Performance includes the reinvestment of income dividends and capital gain distributions.

The fund incurs 12b-1 expenses of 0.25% for Class A and 1.00% for Classes B and C. Class I does not pay 12b-1 fees. Returns reflect expense limits previously in effect, without which returns would have been lower.

Class I shares are only available to investment advisory clients of an investment advisor of an Evergreen Fund (or the investment advisor’s affiliates); through special arrangements entered into on behalf of the Evergreen Funds with certain financial service firms; certain institutional investors; and persons who owned Class Y shares in a registered name in an Evergreen Fund on or before December 31, 1994.

The fund’s investment objective is non-fundamental and may be changed without the vote of the fund’s shareholders.

Foreign investments may contain more risk due to the inherent risks associated with changing political climates, foreign market instability and foreign currency fluctuations. Risks of international investing are magnified in emerging or developing markets.

All data is as of October 31, 2001 and is subject to change.

Emerging Markets Growth Fund
Portfolio Manager Interview

How did the fund perform?

Evergreen Emerging Markets Growth Fund Class A shares had a total return of –21.50% for the twelve-month period ended October 31, 2001. Fund returns are before deduction of any applicable sales charges. During the same period, the Morgan Stanley Capital International Emerging Markets Free Index returned –23.46%, while the median return of emerging markets mutual funds was –23.94%, according to Lipper, Inc., an independent monitor of mutual fund performance.

Portfolio
Characteristics

(as of 10/31/2001)

Total Net Assets	$40,343,561

Number of Holdings	141

Beta*	1.00

P/E Ratio*	23.3x

* As of 9/30/2001

What was the investment environment like for the emerging markets during the twelve months?

It was a very challenging period. In times of global economic slowdowns, the emerging markets always tend to get hit harder than more developed markets. However, during the final weeks of the period, the dramatic interest-rate cuts by the U.S. Federal Reserve and the central banks of other developed nations seem to have had a positive effect on emerging markets, which showed some early signs of recovery. Because emerging markets tend to be net borrowers — they are highly leveraged — they are very sensitive to interest rates.

Local conditions tended to influence the severity of the economic slump in specific nations. Because its high tech industries are closely tied to the U.S., Taiwan, for example, was dramatically affected by the slump in U.S. technology industries. Korea also was affected by this slump, but not as severely as Taiwan. In Latin America, the fiscal crisis in Argentina affected neighboring Brazil, which is its largest trading partner. Required rationing of electric power also hurt the Brazilian economy. A severe drought had cut into the output of the nation’s hydroelectric generating stations. In Turkey, a financial crisis led to the devaluation of the nation’s currency.

The only price support for emerging market equities came in Russia, China and Mexico.

Top 5 Sectors

(as a percentage of 10/31/2001 net assets)

Telecommunication Services	20.4%

Financials	18.4%

Information Technology	13.8%

Materials	10.0%

Energy	9.5%

What were your principal strategies during the year?

We were consistent throughout the twelve months, emphasizing investments in leading companies in the larger economies such as Korea, Brazil and Mexico. Within those countries, we tended to emphasize bottom-up stock selection rather than sector weightings, and we paid close attention to stock valuations. We are especially alert to opportunities presented when stocks of attractive companies fall to low prices.

EVERGREEN
Emerging Markets Growth Fund
Portfolio Manager Interview

Top 10 Countries

(as a percentage of 10/31/2001 net assets)

South Korea	15.3%

Brazil	13.9%

Mexico	11.6%

Taiwan	10.2%

India	8.1%

South Africa	6.9%

Hong Kong	6.7%

Malaysia	5.6%

Russia	4.5%

Thailand	3.9%

What investments most influenced performance?

In general, the fund’s performance was helped by good stock selection in China and Korea, while the problems in Brazil adversely affected the fund.

Within China, Brilliance China Automotive, a car manufacturer, performed very well after we purchased its stock when it became very inexpensive following the September 11 terrorist attack in the U.S.

Among our Korean investments, Samsung Electronics, a global leader, continued to perform very well, as did Pacific Corp, a cosmetics firm with a leadership position in the domestic market that helped it gain strong earnings momentum.

Even though we had reduced our positions in Brazil, our holdings in that country detracted from overall fund performance. Fortunately, we had substantially reduced our position in Embraer, the Brazilian-based airplane manufacturer. Embraer stock fell sharply after the attacks of September 11, further detracting from fund performance. The attacks negatively affected all airline-related stocks.

Top 10 Holdings

(as a percentage of 10/31/2001 net assets)

Samsung Electronics Co., Ltd.	4.3%

Petroleo Brasileiro SA, ADR	2.8%

China Mobile Hong Kong, Ltd., ADR	2.5%

Mahanagar Telephone Nigam, Ltd.	2.5%

Telefonos de Mexico SA de CV, ADR	2.5%

Taiwan Semiconductor Manufacturing Co., Ltd.	2.3%

SK Telecom Co., Ltd., ADR	2.0%

America Movil SA de CV, ADR	1.9%

Anglo American Plc, ADR	1.8%

AngloGold, Ltd., ADR	1.6%

What is your outlook for the emerging markets in the months ahead?

We believe the emerging markets have a good opportunity to bounce back. Stock valuations remain very low, while the very low levels of interest rates throughout the world may help emerging securities markets more than any other sector of the financial markets. While any comeback obviously will be tied to the global economy, we believe emerging markets offer interesting investment potential as we enter 2002.

EVERGREEN
Global Leaders Fund
Fund at a Glance as of October 31,  2001

“The silver lining in the clouds of
the economic downturn is that
many major corporations
anticipated the slowdown and
reduced their costs and reorganized
their operations to maintain their
profitability and enhance their
competitive positions.”

Portfolio
Management

Edwin D. Miska Tenure: November 1995	Anthony T. Han, CFA Tenure: January 2000

PERFORMANCE AND RETURNS[2]
Portfolio Inception Date: 11/1/1995 Class Inception Date	Class A 6/3/1996	Class B 6/3/1996	Class C 6/3/1996	Class I** 11/1/1995

Average Annual Returns *

1 year with sales charge	–27.98%	–27.73%	–25.60%	n/a

1 year w/o sales charge	–23.60%	–24.12%	–24.16%	–23.40%

5 years	3.36%	3.52%	3.84%	4.91%

Since Portfolio Inception	5.91%	6.15%	6.24%	7.22%

Maximum Sales Charge	5.75%	5.00%	2.00%	n/a
	Front End	CDSC	CDSC

12-month capital gain distributions per share	$0.82	$0.82	$0.82	$0.82

*	Adjusted for maximum applicable sales charge unless noted.
**	Effective at the close of business on May 11, 2001, Class Y shares of the fund were renamed as Institutional shares (Class I).

Comparison of a $10,000 investment in Evergreen Global Leaders Fund, Class A shares2, versus a similar investment in the Morgan Stanley Capital International World Index (MSCI World) and the Consumer Price Index (CPI).

The MSCI World is an unmanaged market index which does not include transaction costs associated with buying and selling securities or any mutual fund expenses. The CPI is a commonly used measure of inflation and does not represent an investment return. It is not possible to invest directly in an index.

CURRENT INVESTMENT STYLE1

Morningstar’s Style Box is based on a portfolio date as of 10/31/2001.

The Equity Style Box placement is based on a fund’s price-to-earnings and price-to-book ratio relative to the S&P 500, as well as the size of the companies in which it invests, or median market capitalization.

1 Source: 2001 Morningstar, Inc.

2 Past performance is no guarantee of future results. The investment return and principal value of an investment will fluctuate so that investors’ shares, when redeemed, may be worth more or less than their original cost. The performance of each class may vary based on differences in load, fees and expenses paid by the shareholders investing in each class. Performance includes the reinvestment of income dividends and capital gain distributions.

Historical performance shown for Classes A, B and C prior to their inception is based on the performance of Class I, the original class offered. These historical returns for Classes A, B and C have not been adjusted to reflect the effect of each class’ 12b-1 fees. These fees are 0.25% for Class A and 1.00% for Classes B and C. Class I does not pay 12b-1 fees. If these fees had been reflected, returns for Classes A, B and C would have been lower. Returns reflect expense limits previously in effect, without which returns would have been lower.

Class I shares are only available to investment advisory clients of an investment advisor of an Evergreen Fund (or the investment advisor’s affiliates); through special arrangements entered into on behalf of the Evergreen Funds with certain financial service firms; certain institutional investors; and persons who owned Class Y shares in a registered name in an Evergreen Fund on or before December 31, 1994.

The fund’s investment objective is non-fundamental and may be changed without the vote of the fund’s shareholders.

Foreign investments may contain more risk due to the inherent risks associated with changing political climates, foreign market instability and foreign currency fluctuations.

All data is as of October 31, 2001 and is subject to change.

Global Leaders Fund
Portfolio Manager Interview

How did the fund perform?

Evergreen Global Leaders Fund Class A shares had a total return of –23.60% for the twelve-month period ended October 31, 2001. Fund returns are before deduction of any applicable sales charges. During the same period, the Morgan Stanley Capital International World Index returned –25.51%, while the median return of global stock funds was –25.62%, according to Lipper, Inc., an independent monitor of mutual fund performance.

Portfolio
Characteristics

(as of 10/31/2001)

Total Net Assets	$357,248,196

Number of Holdings	145

Beta*	0.83

P/E Ratio*	25.2X

* As of 9/30/2001

What was the investment environment like during the twelve months?

It was a very challenging environment, with financial markets throughout the world posting negative returns for the twelve-month period. In all 24 major markets in which we invest, the indices for the principal stock exchanges recorded losses for the period.

Before the terrorist attacks of September 11, the problems that first appeared in the technology and telecommunications sectors in the United States spread to markets and industries throughout the world, although the U.S. suffered the steepest declines. Corporations adjusted their spending for the onset of a recession, leading to widespread corporate restructurings and employee layoffs.

The September 11 tragedy dashed any hopes of a short recession that would end with a quick economic revival in late 2001. In the weeks immediately after September 11, all markets fell sharply, and consumer spending on discretionary purchases such as travel and retail shopping declined dramatically. Consumers, less confident about their employment security, began saving more and paying down their credit card bills.

Faced with this widespread erosion in consumer confidence, the U.S. Federal Reserve and the central banks of other major economies in Europe and Asia slashed short-term rates further, seeking to inject liquidity into their economies and encourage corporate investment and consumer spending. In the United States, the Bush administration launched fiscal initiatives, proposing spending programs to rescue the airline and insurance industries and tax cuts to bolster business and consumer spending.

In the final weeks of the fiscal period, which ended on October 31, 2001, the financial markets appeared to have stabilized, with many market indices returning to the levels immediately before September 11.

Top 5 Sectors

(as a percentage of 10/31/2001 net assets)

Financials	21.7%

Healthcare	17.7%

Consumer Discretionary	16.3%

Consumer Staples	12.3%

Information Technology	10.8%

EVERGREEN
Global Leaders Fund
Portfolio Manager Interview

What were your principal strategies in this difficult environment?

Throughout the year, we maintained our focus, concentrating on our long-term discipline of investing in industry-leading companies throughout the world. We emphasized companies with strong, long-term earnings performance and records of producing consistent, above average return on shareholder equity. We searched for companies with records of above-average growth for their industries.

In a time of economic uncertainty, we continually upgraded the overall quality of our portfolio holdings, while emphasizing blue-chip companies in more defensive, yet growing industries, such as pharmaceuticals, consumer products and financial services. With a backdrop of extreme market volatility, we were very careful about stock valuations, reducing our exposure to stocks that had risen to price levels that could not be supported by their business outlooks. We sold stocks of underperforming companies when we saw earnings and outlook disappointments and deterioration of business fundamentals.

In August, we integrated the portfolio of the former Evergreen Perpetual Global Fund, which had stocks of approximately 300 different companies, into the Global Leaders Fund portfolio. We then spent the next several weeks repositioning the blended portfolio to be consistent with the long-term strategy of the Global Leaders Fund. At the end of the fiscal period on October 31, we had reduced the total number of holdings to about 145 different companies, focusing on global market leaders in a portfolio that is well diversified by both sector and geography.

Top 10 Holdings

(as a percentage of 10/31/2001 net assets)

Fannie Mae	3.1%

Luxottica Group SpA, ADS	2.6%

General Electric Co.	2.5%

Citigroup, Inc.	2.3%

Altana AG	2.1%

Hugo Boss AG	1.9%

Wal-Mart Stores, Inc.	1.8%

Seven-Eleven Japan Co., Ltd.	1.8%

United Technologies Corp.	1.7%

Pfizer, Inc.	1.7%

What types of investments most influenced performance?

In a period in which there were relatively few opportunities to achieve positive performance in absolute terms, the fund gained in relative performance from selected investments in the United States, France, Germany, Japan, Australia and Denmark. However, our holdings in Canada, Finland, Hong Kong, Italy and Spain tended to detract from performance in relation to the relevant benchmarks.

Among sectors, the fund benefited from its investments in the finance, healthcare and consumer goods industries, all of which we had overweighted. Conversely, holdings in the technology, telecommunications, manufacturing and energy industries tended to hold back performance, although the damage was limited by our decisions to underweight those areas. The continued strength of the U.S. dollar against major foreign currencies, including the euro, the Japanese yen and the British pound also tended to detract from the returns of investments denominated in those currencies.

EVERGREEN
Global Leaders Fund
Portfolio Manager Interview

Top 10 Countries

(as a percentage of 10/31/2001 net assets)

United States	51.6%

United Kingdom	9.7%

Germany	7.2%

Japan	5.9%

France	4.2%

Netherlands	4.1%

Italy	3.9%

Canada	3.4%

Switzerland	3.1%

Australia	2.1%

What is the outlook for global investing?

We anticipate that blue chip industry leaders have the potential to generate strong performance once the global economy starts to revive.

The silver lining in the clouds of the economic downturn is that many major corporations anticipated the slowdown and reduced their costs and reorganized their operations to maintain their profitability and enhance their competitive positions. We believe many of these corporations are poised to perform well once the world economy starts to recover from the recession.

EVERGREEN
Global Opportunities Fund
Fund at a Glance as of October 31,  2001

“We believe an economic recovery
should come soon, hastened by the
effects of ten interest-rate
reductions by the Federal Reserve
as well as a probable fiscal
stimulus package from Congress.”

Portfolio
Management

J. Gary Craven, CFA, CPA Tenure: December 1998	Gilman C. Gunn Tenure: June 1997
Francis X. Claro, CFA Tenure: December 1999	Liu-Er Chen, CFA Tenure: December 1999

PERFORMANCE AND RETURNS[2]
Portfolio Inception Date: 3/16/1988 Class Inception Date	Class A 3/16/1988	Class B 2/1/1993	Class C 2/1/1993	Class I** 1/13/1997

Average Annual Returns *

1 year with sales charge	–26.68%	–27.54%	–25.95%	n/a

1 year w/o sales charge	–24.33%	–24.86%	–24.88%	–24.27%

5 years	3.71%	3.97%	4.17%	5.06%

10 years	9.37%	9.32%	9.34%	10.08%

Maximum Sales Charge	5.75%	5.00%	2.00%	n/a
	Front End	CDSC	CDSC

12-month capital gain distributions per share	$7.00	$7.00	$7.00	$7.00

*	Adjusted for maximum applicable sales charge, unless noted.
**	Effective at the close of business on May 11, 2001, Class Y shares of the fund were renamed as Institutional shares (Class I).

Comparison of a $10,000 investment in Evergreen Global Opportunities Fund, Class A shares2, versus a similar investment in the Morgan Stanley Capital International World Index (MSCI World) and the Consumer Price Index (CPI).

The MSCI World is an unmanaged market index which does not include transaction costs associated with buying and selling securities or any mutual fund expenses. The CPI is a commonly used measure of inflation and does not represent an investment return. It is not possible to invest directly in an index.

CURRENT INVESTMENT STYLE1

Morningstar’s Style Box is based on a portfolio date as of 10/31/2001.

The Equity Style Box placement is based on a fund’s price-to-earnings and price-to-book ratio relative to the S&P 500, as well as the size of the companies in which it invests, or median market capitalization.

1 Source: 2001 Morningstar, Inc.

2 Past performance is no guarantee of future results. The investment return and principal value of an investment will fluctuate so that investors’ shares, when redeemed, may be worth more or less than their original cost. The performance of each class may vary based on differences in load, fees and expenses paid by the shareholders investing in each class. Performance includes the reinvestment of income dividends and capital gain distributions.

Historical performance shown for Classes B, C and I prior to their inception is based on the performance of Class A, the original class offered. The historical returns for Classes B, C and I have not been adjusted to reflect the effect of each class’ 12b-1 fees. These fees are 0.25% for Class A and 1.00% for Classes B and C. Class I does not pay 12b-1 fees. If these fees had been reflected, returns for Classes B and C would have been lower while returns for Class I would have been higher. Returns reflect expense limits previously in effect, without which returns would have been lower.

Class I shares are only available to investment advisory clients of an investment advisor of an Evergreen Fund (or the investment advisor’s affiliates); through special arrangements entered into on behalf of the Evergreen Funds with certain financial service firms; certain institutional investors; and persons who owned Class Y shares in a registered name in an Evergreen Fund on or before December 31, 1994.

The fund’s investment objective is non-fundamental and may be changed without the vote of the fund’s shareholders.

Small capitalization stock investing may offer the potential for greater long-term results; however, it is also generally associated with greater price volatility due to the higher risk of failure.

This fund has participated in IPO’s, which may have effected performance. There is no assurance that this method will continue to have any impact on the funds’ performance returns.

Foreign investments may contain more risk due to the inherent risks associated with changing political climates, foreign market instability and foreign currency fluctuations. Risks of international investing are magnified in emerging or developing markets.

All data is as of October 31, 2001 and is subject to change.

Global Opportunities Fund
Portfolio Manager Interview

How did the fund perform?

Evergreen Global Opportunities Fund’s Class A shares had a total return of –24.33% for the twelve-month period ended October 31, 2001. Fund returns are before the deduction of any applicable sales charges. During the same period, the Morgan Stanley Capital International World Index returned –25.51%, while the median return of global small company stock funds was –26.44%, according to Lipper, Inc., an independent monitor of mutual fund performance.

Portfolio
Characteristics

(as of 10/31/2001)

Total Net Assets	$154,789,650

Number of Holdings	160

Beta*	1.00

P/E Ratio*	25.7x

* As of 9/30/2001

What factors exerted the greatest influence on performance during the twelve months?

The investment environment for small-cap as well as large-cap stocks was very poor in virtually all markets and sectors during the year. The worst-hit areas were the TMT stocks — technology, media and telecommunications — that had benefited from a very strong bull market in growth stocks in the late 1990s and early 2000. Because of unrealistic expectations, companies in these industries had built up excess production capacity and inventories that had to be adjusted to the realities of slower growth. Throughout the twelve-month period, economists and investment analysts steadily lowered their projections for both economic growth and corporate profits. Small-cap stock prices fell, with some in the tech sectors plummeting by as much as 80-to-90%. Other sectors in markets throughout the world began to feel the full impact of slowing economic growth as the year progressed, although more defensive stocks in the healthcare, food and beverage, construction and housing industries tended to hold their value more than the growth and cyclical sectors.

What were your principal strategies in managing the international portion of the portfolio, Francis?

For much of the year, we kept our target asset allocation consistent, with about 55% of net assets invested in foreign markets and about 45% invested domestically.

Within the foreign portion of the portfolio, we looked for companies that combined both opportunities for growth and low stock valuations. In general, we tried to find companies with records of consistent earnings growth, and we kept the fund well diversified among growing companies with lower stock prices.

In general, we underweighted Japan, where investment opportunities were limited by the persistent economic slump, and we overweighted Canada and Australia. We maintained a very small position in the emerging markets, but increased that focus slightly toward the end of the fiscal period.

We held several core positions in the portfolio. One example was Electronics Boutique, a retailer of interactive entertainment products in the United Kingdom. This stock gained 82% during the twelve months, and at the end of the fiscal period accounted for 4.50% of the fund’s foreign assets. Icap, also a UK-based company, was another core position at 3.25% of the fund’s foreign assets. The stock of this global bond trader appreciated almost 160% during the twelve months.

Electronics Boutique and Icap are two examples of situations in which the company took long-term positions in oversold, under-recognized companies, which appreciated in value as earnings improved. Investors have increased as the companies have prospered, increasing the liquidity of their equities as well as their value. As their earnings increased, the prices investors were willing to pay for earnings also increased.

EVERGREEN
Global Opportunities Fund
Portfolio Manager Interview

Top 10 Countries

(as a percentage of 10/31/2001 net assets)

United States	50.6%

United Kingdom	10.4%

Japan	8.4%

Canada	4.5%

Germany	3.2%

Australia	2.9%

Netherlands	2.8%

France	2.8%

Italy	2.5%

Ireland	2.4%

What were your main strategies in managing the domestic portfolio, Gary?

We became less aggressive, appropriate for an environment of slowing growth. Our long-term philosophy is to attempt to outperform the market during rallies, while moderating our aggressiveness and staying even with the overall small-cap market during slumps. During most of the past fiscal year, we underweighted technology, capital goods and financial services companies, while overweighting consumer cyclicals, including specialty retailers and education stocks. For part of the year, we also overweighted energy stocks — principally exploration and production and oil services companies — although we reduced that emphasis during the second half of the period.

We believe volatility is inherent in the technology sector, but we need to stay invested to participate in the periodic, explosive bursts in performance that small-cap technology stocks offer.

Top 5 Sectors

(as a percentage of 10/31/2001 net assets)

Healthcare	21.5%

Information Technology	17.6%

Financials	15.6%

Consumer Discretionary	13.7%

Industrials	8.8%

What domestic stocks most influenced performance, Gary?

Although we slightly underweighted healthcare stocks, we had outstanding performance from this industry. Among the investments that helped performance were: Sangstat Medical Corp., a biotechnology company involved in research to improve transplant procedures for cancer patients; Davita, which provides dialysis services for patients with chronic kidney problems; Laboratory Corp. of America, which performs laboratory tests for both research and diagnostic purposes; and Apria Healthcare, which performs home healthcare services, including respiratory therapies and intravenous medication procedures.

Consumer staples investments also helped performance. Entercom Communications, a chain of radio stations, and Fleming Companies, a food distributor, were two notable contributors.

The biggest single contributor to performance was FLIR Systems, Inc., which makes thermal imaging camera systems for commercial and military markets. Its stock rose sharply following the September 11 terrorist attacks.

EVERGREEN
Global Opportunities Fund
Portfolio Manager Interview

Technology holdings tended to detract from performance, as did some apparel manufacturers such as Columbia Sportswear and Quicksilver, two manufacturers of casual and sports garments for younger people.

Top 10 Holdings

(as a percentage of 10/31/2001 net assets)

Electronics Boutique Plc	2.4%

Nippon Fire & Marine Insurance Co.	2.2%

Takefuji Corp.	2.0%

Garban Plc	1.6%

Cochlear, Ltd.	1.6%

Industrial Alliance Life Insurance Co.	1.6%

Moore Corp., Ltd.	1.4%

Sangstat Medical Corp.	1.3%

Parmalat Finanzaria SpA	1.1%

Anchor Gaming	1.1%

What is your outlook for the domestic small-company stock market, Gary?

We believe an economic recovery should come soon, hastened by the effects of ten interest-rate reductions by the Federal Reserve as well as a probable fiscal stimulus package from Congress. In addition, many of the excesses we have seen in the technology and telecommunications sectors are over, as inventories have been reduced and corporate expense structures have become more reasonable.

With low stock valuations and top-down economic stimulus, many of the conditions for a substantial rebound in small-cap stock performance appear to be in place. Although we are in a recession and uncertainty remains high because of the unsettled world situation following the September 11 terrorist attacks, we believe the overall environment is encouraging.

What is your outlook for international small-cap stocks, Francis?

We are quite positive about the outlook. Looking at the world scene from the macroeconomic view, we see a coordinated and concentrated effort by nations throughout the world to revive economic growth. The most influential central banks — including the Federal Reserve, the European Central Bank, and the Bank of England — all are increasing liquidity through interest-rate reductions that lower borrowing costs for consumers and business. At the same time, fiscal policy makers are considering tax and spending programs to stimulate growth, while energy prices continue to fall. We believe all these elements will result in greater disposable income for individuals, which should lead to increased consumption and an expanding economy.

At the microeconomic level, corporations throughout the world have been cutting costs and drawing down their inventories even as equity markets have contracted, bringing stock prices down to more reasonable levels.

In our opinion, all these factors should combine to create a market environment favorable to smaller companies. Global investors should appreciate the relative value in the small company market. Many attractive small-cap companies are selling at significant discounts to the stock prices of larger companies, based on standard measures such as price/earnings ratios.

We have been able to add to the portfolio smaller companies with global franchises whose stock prices are just a fraction of the stock prices of larger companies. Puma, for example, was trading at a 30% discount to the stock price of Nike, while Waterford-Wedgwood was trading at a 70% discount to the price/earnings ratio of a company such as Tiffany’s.

We believe the conditions are right for a rebound in small-cap prices once we see a revival in economic growth.

EVERGREEN
International Growth Fund
Fund at a Glance as of October 31,  2001

“Our objective in managing the fund
is to generate good, competitive
returns with less risk. We have been
able to do that over the long run,
and our defensive positioning over
the past 18 months has helped the
fund’s performance.”

Portfolio
Management

Gilman C. Gunn Tenure: January 1996

PERFORMANCE AND RETURNS[2]
Portfolio Inception Date: 9/6/1979 Class Inception Date	Class A 1/20/1998	Class B 9/6/1979	Class C 3/6/1998	Class I** 3/9/1998

Average Annual Returns *

1 year with sales charge	–22.94%	–22.51%	–20.37%	n/a

1 year w/o sales charge	–18.20%	–18.78%	–18.88%	–18.02%

5 years	3.68%	4.09%	4.36%	5.04%

10 years	6.37%	6.72%	6.72%	7.06%

Maximum Sales Charge	5.75%	5.00%	2.00%	n/a
	Front End	CDSC	CDSC

12-month income dividends per share	$0.02	$0.01	$0.01	$0.02

12-month capital gain distributions per share	$0.67	$0.67	$0.67	$0.67

*	Adjusted for maximum applicable sales charge, unless noted.
**	Effective at the close of business on May 11, 2001, Class Y shares of the fund were renamed as Institutional shares (Class I).

Comparison of a $10,000 investment in Evergreen International Growth Fund, Class A shares2, versus a similar investment in the Morgan Stanley Capital International Europe, Australasia, and Far East Index (MSCI EAFE) and the Consumer Price Index (CPI).

The MSCI EAFE is an unmanaged market index which does not include transaction costs associated with buying and selling securities or any mutual fund expenses. The CPI is a commonly used measure of inflation and does not represent an investment return. It is not possible to invest directly in an index.

CURRENT INVESTMENT STYLE1

Morningstar’s Style Box is based on a portfolio date as of 10/31/2001.

The Equity Style Box placement is based on a fund’s price-to-earnings and price-to-book ratio relative to the S&P 500, as well as the size of the companies in which it invests, or median market capitalization.

1 Source: 2001 Morningstar, Inc.

2 Past performance is no guarantee of future results. The investment return and principal value of an investment will fluctuate so that investors’ shares, when redeemed, may be worth more or less than their original cost. The performance of each class may vary based on differences in load, fees and expenses paid by the shareholders investing in each class. Performance includes the reinvestment of income dividends and capital gain distributions.

Historical performance shown for Classes A, C and I prior to their inception is based on the performance of Class B, the original class offered. The historical returns for Classes A and I have not been adjusted to reflect the effect of each class’ 12b-1 fees. These fees are 0.25% for Class A and 1.00% for Classes B and C. Class I does not pay 12b-1 fees. If these fees had been reflected, returns for Classes A and I would have been higher. Returns reflect expense limits previously in effect, without which returns would have been lower.

Class I shares are only available to investment advisory clients of an investment advisor of an Evergreen Fund (or the investment advisor’s affiliates); through special arrangements entered into on behalf of the Evergreen Funds with certain financial service firms; certain institutional investors; and persons who owned Class Y shares in a registered name in an Evergreen Fund on or before December 31, 1994.

The fund’s investment objective is non-fundamental and may be changed without the vote of the fund’s shareholders.

Funds that invest in high yield, lower-rated bonds may contain more risk due to the increased possibility of default.

Foreign investments may contain more risk due to the inherent risks associated with changing political climates, foreign market instability and foreign currency fluctuations. Risks of international investing are magnified in emerging or developing markets.

All data is as of October 31, 2001 and is subject to change.

International Growth Fund
Portfolio Manager Interview

How did the fund perform?

Evergreen International Growth Fund’s Class A shares had a total return of –18.20% for the twelve-month period ended October 31, 2001. Fund returns are before deduction of any applicable sales charges. In contrast, the MSCI EAFE Index, a benchmark for investing in foreign markets, had a return of –24.68%, while the median return of international mutual funds was –26.83%, according to Lipper, Inc., an independent monitor of mutual fund performance.

Portfolio
Characteristics

(as of 10/31/2001)

Total Net Assets	$758,464,548

Number of Holdings	198

Beta*	0.58

P/E Ratio*	21.9x

* As of 9/30/2001

What were the primary factors influencing performance?

It was an extremely difficult environment to be investing in foreign stocks, just as it was for most domestic U.S. stocks. The general economic slowdown began in the United States, but its ripple effects spread throughout all the markets of the world. The hardest-hit stocks tended to be the once high-flying TMT stocks — technology, media and telecommunications — that were the performance leaders in the late 1990s. Moreover, the extreme volatility of the markets was exacerbated by the increased presence of hedge fund investors, who can “short” stocks (sell borrowed stocks) in hopes that they will fall in value.

In absolute terms, the fund’s performance was very disappointing, even though the fund did much better than our competitive groups of international equity funds as well as objective benchmarks such as the MSCI EAFE Index.

What were your principal strategies in this challenging environment?

We kept the fund defensively positioned throughout the twelve-month period, with relatively small weightings in the TMT stocks and little invested in highly cyclical industries that depend on economic expansions for good results. Instead, we kept the fund focused on the more defensive sectors such as financial services, pharmaceuticals and consumer non-durable companies in the food, tobacco and beverage industries. These sectors tend to be less sensitive to economic cycles, and this defensive orientation helped our fund’s performance relative to competitive funds and industry benchmarks.

By region, we continued to emphasize Europe, where we invested almost 60% of fund assets. We de-emphasized Japan, which continues to face severe economic problems after a decade-long slump. When we did invest in Japan, we tended to favor very defensive sectors.

Among other regions, we liked Canada and focused on companies with solid earnings. During the twelve months, we also increased our emphasis on Korea, where we found many excellent companies with reasonable stock valuations. At the end of the fiscal period, about 4% of fund assets were invested in Korea. During the final month of the period, we also modestly increased our investments in emerging markets, which we had de-emphasized, to take advantage of attractive valuations and the positive effects that low U.S. interest rates could have on those markets.

During August, we integrated the portfolio of the former Evergreen Perpetual International Fund into the International Growth Fund. As we did so, we sold about two-thirds of the Perpetual International Fund’s former portfolio, using the proceeds to reinvest in companies consistent with our long-term strategy.

EVERGREEN
International Growth Fund
Portfolio Manager Interview

Top 10 Countries

(as a percentage of 10/31/2001 net assets)

United Kingdom	21.0%

Japan	13.6%

France	9.9%

Canada	8.0%

Germany	6.6%

Switzerland	6.5%

Netherlands	5.2%

Italy	3.4%

Spain	2.8%

South Korea	2.8%

What were some of the investments that illustrated this strategy?

British American Tobacco (BAT), a major holding, is a good example because it underscores the defensive nature of our strategy during a difficult period. The world’s second largest tobacco company, BAT has a very reasonable price/earnings multiple of about 10. Despite its low stock price, we believe the company may generate 8 – 10% annual earnings growth over the next several years.

BAT is an example of the blue chip, large company stocks that we tend to like. We also have a number of smaller, potentially faster-growing companies, such as Electronics Boutique, which is also based in the United Kingdom. The company is a retailer of game software, both in its own stores and at its own counters in department stores in the UK.

In Korea, we made a major investment in Samsung Electronics, a major global competitor in electronics, from consumer products to DRAM chips. Despite its success in competing in markets throughout the world, Samsung has a very inexpensive stock price.

Top 10 Holdings

(as a percentage of 10/31/2001 net assets)

Mitsui Marine & Fire Insurance Co., Ltd.	3.7%

Altadis SA	2.2%

Nestle SA	2.2%

British America Tobacco Plc	2.0%

Nokia Oyj	1.9%

Akzo Nobel NV	1.8%

Sappi, Ltd.	1.6%

Swedish Match Co. AB	1.5%

United Utilities Plc	1.5%

Brascan Corp.	1.5%

What types of investments had the greatest influence on performance?

Tobacco stocks in general tended to perform relatively well. In addition to British American Tobacco, a notable contributor was Austria Tabakwerke. When the Austrian government sold its major stake in the company, minority shareholders benefited from the same generous terms realized by the government.

Up until September 11, the fund’s defensive positioning helped considerably. However, the fund’s performance suffered in the general market downturn that came immediately after the terrorist attacks. When the market started recovering again, growth stocks tended to be the performance leaders, helped by a variety of factors, including declining interest rates and sharply lower energy prices.

EVERGREEN
International Growth Fund
Portfolio Manager Interview

Top 5 Sectors

(as a percentage of 10/31/2001 net assets)

Financials	29.5%

Consumer Staples	16.8%

Healthcare	10.9%

Consumer Discretionary	9.6%

Materials	7.0%

What is your investment outlook?

Our objective in managing the fund is to generate good, competitive returns with less risk. We have been able to do that over the long run, and our defensive positioning over the past 18 months has helped the fund’s performance. However, we now expect to be carefully adding more growth company stocks in anticipation of an economic recovery. We feel it is time to start buying some quality growth stocks that have been beaten down in value during the past 18 months, including some technology names. We already have started adding some media companies, such as Wolters Kluwer, a Dutch publisher of legal and financial publications, and the Daily Mail, publisher of the Evening Standard and the Daily Mail in the United Kingdom.

In the future, we expect to add selectively more growth companies to the portfolio.

EVERGREEN
Latin America Fund
Fund at a Glance as of October 31,  2001

“We believe the conditions are in
place for an economic rebound in
Latin America in the coming year.”

Portfolio
Management

Dan Savyckyi Tenure: April 2001

PERFORMANCE AND RETURNS[2]
Portfolio Inception Date: 11/1/1993 Class Inception Date	Class A 11/1/1993	Class B 11/1/1993	Class C 11/1/1993	Class I** 3/30/1998

Average Annual Returns *

1 year with sales charge	–24.59%	–24.57%	–22.21%	n/a

1 year w/o sales charge	–19.98%	–20.60%	–20.62%	–19.83%

5 years	–1.96%	–1.81%	–1.54%	–0.61%

Since Portfolio Inception	1.15%	1.17%	1.16%	2.02%

Maximum Sales Charge	5.75%	5.00%	2.00%	n/a
	Front End	CDSC	CDSC

*	Adjusted for maximum applicable sales charge, unless noted.
**	Effective at the close of business on May 11, 2001, Class Y shares of the fund were renamed as Institutional shares (Class I).

Comparison of a $10,000 investment in Evergreen Latin America Fund, Class A shares2, versus a similar investment in the Morgan Stanley Capital International Emerging Markets Free Latin America Index (MSCI EMFLA) and the Consumer Price Index (CPI).

The MSCI EMFLA is an unmanaged market index which does not include transaction costs associated with buying and selling securities or any mutual fund expenses. The CPI is a commonly used measure of inflation and does not represent an investment return. It is not possible to invest directly in an index.

CURRENT INVESTMENT STYLE1

Morningstar’s Style Box is based on a portfolio date as of 10/31/2001.

The Equity Style Box placement is based on a fund’s price-to-earnings and price-to-book ratio relative to the S&P 500, as well as the size of the companies in which it invests, or median market capitalization.

1 Source: 2001 Morningstar, Inc.

2 Past performance is no guarantee of future results. The investment return and principal value of an investment will fluctuate so that investors’ shares, when redeemed, may be worth more or less than their original cost. The performance of each class may vary based on differences in load, fees and expenses paid by the shareholders investing in each class. Performance includes the reinvestment of income dividends and capital gain distributions.

Historical performance shown for Class I prior to its inception is based on the performance of Class A, one of the original classes offered along with Classes B and C. The historical returns for Class I include the effect of the 0.25% 12b-1 fee applicable to Class A. Class I does not pay 12b-1 fees. If these fees had not been reflected, returns for Class I would have been higher. Classes B and C each pay 12b-1 fees of 1.00%.

Class I shares are only available to investment advisory clients of an investment advisor of an Evergreen Fund (or the investment advisor’s affiliates); through special arrangements entered into on behalf of the Evergreen Funds with certain financial service firms; certain institutional investors; and persons who owned Class Y shares in a registered name in an Evergreen Fund on or before December 31, 1994.

The fund’s investment objective is non-fundamental and may be changed without the vote of the fund’s shareholders.

Funds that invest in high yield, lower-rated bonds may contain more risk due to the increased possibility of default.

Funds that concentrate their investments in a single country or region may face increased risk of price fluctuation over more diversified funds due to adverse developments within that country or region.

Foreign investments may contain more risk due to the inherent risks associated with changing political climates, foreign market instability and foreign currency fluctuations. Risks of international investing are magnified in emerging or developing markets.

All data is as of October 31, 2001 and is subject to change.

Latin America Fund
Portfolio Manager Interview

How did the fund perform?

Evergreen Latin America Fund Class A shares had a total return of –19.98% for the twelve-month period ended October 31, 2001. Fund returns are before deduction of any applicable sales charges. During the same twelve-month period, the MSCI EMFLA Index returned –19.55%, while the median return of Latin American mutual funds was –23.16%, according to Lipper, Inc., an independent monitor of mutual fund performance.

Portfolio
Characteristics

(as of 10/31/2001)

Total Net Assets	$ 16,429,591

Number of Holdings	35

Beta*	1.11

P/E Ratio*	14.2x

* As of 9/30/2001

What was the investment environment like during the period?

With the bursting of the investment bubble in technology and other speculative areas in the late 1990s, investment dollars fled from Latin American equity and fixed income markets throughout the twelve-month period. Those countries and regions with the largest need for imported capital suffered the greatest pressures in this loss of liquidity as the economic slowdown spread globally. Countries with the greatest amount of outstanding debt felt the most severe impacts. Argentina, the most highly leveraged country in the region, was badly damaged by the liquidity crunch. Brazil, Argentina’s largest trading partner, was hurt both by the problems of its neighbor and by its own high external debt.

While all sectors in Latin American markets were hurt as foreign money stopped flowing to the region, stocks in more defensive industries such as personal care, healthcare, beverages and tobacco tended to do better than more cyclical areas, including retail, telecommunications, capital equipment and conglomerates in general.

Top 5 Sectors

(as a percentage of 10/31/2001 net assets)

Telecommunication Services	20.7%

Consumer Staples	16.0%

Materials	14.2%

Financials	13.1%

Consumer Discretionary	9.4%

What were your principal strategies as the economic environment worsened?

We became more and more defensive as the fiscal year progressed, while maintaining some exposure to early cyclical stocks, such as paper and pulp companies, that would be among the first to benefit when the economy eventually turns around. We emphasized Mexico, the most stable Latin American economy, and reduced our exposure to Brazil and Argentina, the two most troubled economies.

At the end of the fiscal year, on October 31, approximately 50% of net assets were invested in Mexico, while 26% were invested in Brazil. At the start of the year, their weightings had been almost equal.

By sectors, we focused on defensive industries such as beverages and banking, while de-emphasizing deep cyclicals such as steel and chemical.

EVERGREEN
Latin America Fund
Portfolio Manager Interview

Top Countries

(as a percentage of 10/31/2001 net assets)

Mexico	50.1%

Brazil	26.4%

United States	9.5%

Chile	5.7%

Argentina	1.3%

What investments had the greatest influence on performance?

In general, Mexican investments and stocks in more defensive industries tended to exert more positive influences on performance. Bancomer, one of the major Mexican banks, was the single greatest contributor. Its stock value rose sharply when one of its major competitors was acquired by Citigroup. Several other Mexican banks and financial companies also supported performance, as did companies such as Cemex, a major concrete company, Kimberly Clark Mexico, Coca-Cola Femsa, Wal-Mart of Mexico and PanAmerican Beverages.

Banco Santander, a conservatively managed bank based in Chile with consistent earnings, was a positive contributor, as was Cia Nac Telefonos de Venezuela, a telecommunications utility that benefited from a takeover battle among foreign companies.

While Brazilian investments tended to do poorly, Aracruz Celulose, a pulp and paper company, had excellent performance. Aracruz exports virtually all its products and benefited when the Brazilian currency, the real, lost 30% of its value.

In general, investments in Brazil and Argentina tended to perform the most poorly, regardless of their industry.

Top 10 Holdings

(as a percentage of 10/31/2001 net assets)

Telefonos de Mexico SA de CV, ADR	13.1%

Petroleo Brasileiro SA, ADR	6.2%

Companhia Vale do Rio Doce, ADR	5.9%

America Movil SA de CV, ADR	5.0%

Wal-Mart de Mexico SA de CV	4.8%

Grupo Financiero Bancomer SA, Ser. O	4.6%

Coca-Cola Femsa SA, ADR	4.1%

Grupo Modelo SA de CV, Ser. C	4.0%

Banco Itau SA	3.9%

Fomento Economico Mexicano, ADR (“Femsa”), Ser. B	3.7%

What is your outlook for Latin American investing?

We believe the conditions are in place for an economic rebound in Latin America in the coming year.

The world’s economy may begin to grow again during 2002. Latin America produces many of the basic goods and materials that should be in demand as the global economy expands. As commodity prices begin to rise, the earnings of Latin American-based resource companies should begin to improve, creating a ripple effect on the economies throughout the region.

In addition, the low interest rates resulting from the actions of the U.S. Federal Reserve and other Central Banks have the potential to increase liquidity in Latin America and help finance economic growth in the region.

As a result, we are more positive about opportunities going into 2002.

EVERGREEN
Precious Metals Fund
Fund at a Glance as of October 31,  2001

“We are positive about the outlook
for gold investments because of
the supply-demand dynamics of
gold and its potential as a hedge
for investors against either the U.S.
dollar or the stock market.”

Portfolio
Management

Evergreen Investment Management Company’s
International and Global Growth Team

Prescott Crocker, CFA Team Leader Tenure: June 2001	John Madden, CFA Tenure: October 1995

PERFORMANCE AND RETURNS[2]
Portfolio Inception Date: 1/30/1978 Class Inception Date	Class A 1/20/1998	Class B 1/30/1978	Class C 1/29/1998	Class I** 2/29/2000

Average Annual Returns *

1 year with sales charge	34.02%	36.08%	39.13%	n/a

1 year w/o sales charge	42.15%	41.08%	41.13%	42.41%

5 years	–11.74%	–11.51%	–11.20%	–10.88%

10 years	–1.79%	–1.49%	–1.50%	–1.32%

Maximum Sales Charge	5.75%	5.00%	2.00%	n/a
	Front End	CDSC	CDSC

12-month income dividends per share	$0.04	$0.02	$0.02	$0.04

*	Adjusted for maximum applicable sales charge, unless noted.
**	Effective at the close of business on May 11, 2001, Class Y shares of the fund were renamed as Institutional shares (Class I).

Comparison of a $10,000 investment in Evergreen Precious Metals Fund, Class A shares2, versus a similar investment in the Standard & Poor’s Gold and Precious Metals Index (S&P Gold) and the Consumer Price Index (CPI).

The S&P Gold is an unmanaged market index which does not include transaction costs associated with buying and selling securities or any mutual fund expenses. The CPI is a commonly used measure of inflation and does not represent an investment return. It is not possible to invest directly in an index.

CURRENT INVESTMENT STYLE1

Morningstar’s Style Box is based on a portfolio date as of 10/31/2001.

The Equity Style Box placement is based on a fund’s price-to-earnings and price-to-book ratio relative to the S&P 500, as well as the size of the companies in which it invests, or median market capitalization.

1 Source: 2001 Morningstar, Inc.

2 Past performance is no guarantee of future results. The investment return and principal value of an investment will fluctuate so that investors’ shares, when redeemed, may be worth more or less than their original cost. The performance of each class may vary based on differences in load, fees and expenses paid by the shareholders investing in each class. Performance includes the reinvestment of income dividends and capital gain distributions.

Historical performance shown for Classes A, C and I prior to their inception is based on the performance of Class B, the original class offered. The historical returns for Classes A and I have not been adjusted to reflect the effect of each Class’ 12b-1 fees. These fees are 0.25% for Class A and 1.00% for Classes B and C. Class I does not pay 12b-1 fees. If these fees had not been reflected, returns for Classes A and I would have been higher.

Class I shares are only available to investment advisory clients of an investment advisor of an Evergreen Fund (or the investment advisor’s affiliates); through special arrangements entered into on behalf of the Evergreen Funds with certain financial service firms; certain institutional investors; and persons who owned Class Y shares in a registered name in an Evergreen Fund on or before December 31, 1994.

The fund’s investment objective is non-fundamental and may be changed without the vote of the fund’s shareholders.

Funds that concentrate their investments in a single industry may face an increased risk of price fluctuation over more diversified funds due to adverse developments within that industry.

Foreign investments may contain more risk due to the inherent risks associated with changing political climates, foreign market instability and foreign currency fluctuations. Risks of international investing are magnified in emerging or developing markets.

All data is as of October 31, 2001 and is subject to change.

Precious Metals Fund
Portfolio Manager Interview

How did the fund perform?

Evergreen Precious Metals Fund’s Class A shares had a total return of 42.15% for the twelve-month period ended October 31, 2001. Fund returns are before the deduction of any applicable sales charges. During the same period, the median return of gold-oriented mutual funds was 29.42%, according to Lipper, Inc., an independent monitor of mutual fund performance, while the Standard & Poor’s Gold and Precious Metals Index returned 42.99%. For comparison purposes, the Standard & Poor’s 500 Index, a benchmark for equity investing in the U.S. had a return of –24.91% during the twelve months.

Portfolio
Characteristics

(as of 10/31/2001)

Total Net Assets	$ 68,723,530

Number of Holdings	38

Beta*	0.07

P/E Ratio*	74.6x

* As of 9/30/2001

What were the principal factors affecting performance?

Gold-mining stocks performed very well during the twelve-month period because of the confluence of several factors. As the price of gold on world exchanges hovered close to the $250 per ounce level in early 2001, it became clear to investors that the price probably had hit a floor and was not likely to decline further. Any further dips in the price of gold would make it uneconomical to produce gold, resulting in a shortage of supply on world markets. Moreover, as economic growth slowed in late 2000, investors began to anticipate correctly that the Federal Reserve and other central banks would lower short-term interest rates. Low interest rates remove the incentive for speculators on the secondary market to borrow gold and sell it forward. This reduced the supply of gold in the world markets, changing the supply-demand relationship. Finally, the poor performance of the stock markets, as evidenced by the return of the S&P 500, encouraged more investors to buy gold or gold shares as a hedge against the stock market.

Top 10 Holdings

(as a percentage of 10/31/2001 net assets)

Meridian Gold, Inc.	7.7%

Goldcorp, Inc.	7.2%

Goldfields, Ltd.	6.5%

Franco Nevada Mining, Ltd.	5.8%

Sons of Gwalia, Ltd.	5.3%

Newmont Mining Corp.	5.3%

Agnico-Eagle Mines, Ltd.	5.9%

Homestake Mining Co.	5.2%

Harmony Gold Mining, Ltd.	4.9%

Barrick Gold Corp. – Canadian Exchange	4.7%

What were your principal strategies during the twelve-month period?

As much as possible, the fund’s investments were concentrated in gold-mining stocks of companies that had the least amount of gold production hedged forward. In addition, we overweighted companies in North America, many of which were unhedged mining companies. They were the greatest regional contributors to performance. Investments in South African companies, which also tended to be unhedged, also posted strong performance.

Early in the period, we sold all of our diamond investments and disposed of about 80% of our platinum positions, concentrating on unhedged

EVERGREEN
Precious Metals Fund
Portfolio Manager Interview

gold mining companies. We anticipated that as economic growth slowed, demand for diamonds and platinum would decline.

Country Allocation

(as a percentage of 10/31/2001 net assets)

Canada	44.4%

South Africa	19.9%

United States	16.4%

Australia	15.0%

Peru	2.4%

Papua New Guinea	1.9%

What is your investment outlook for gold?

We are positive about the outlook for gold investments because of the supply-demand dynamics of gold and its potential as a hedge for investors against either the U.S. dollar or the stock market.

Because of the long-term decline in the price of gold, many inefficient mines have stopped producing. Corporate gold mining budgets for 2002 are lower than they have been for several years. At the same time, most economists and investors anticipate that global economic growth will revive during the coming year. Economic growth usually is accompanied by increases in gold demand for jewelry.

In addition, gold’s role as a potential hedge against the value of the U.S. dollar may become more prominent. Gold sometimes serves the purpose of a currency when the U.S. dollar’s value is in doubt. As other economies around the world begin to rebound from their slumps, the possibility grows that the value of the U.S. dollar will finally start to decline after several years of appreciation.

Finally, investing part of one’s portfolio in gold makes sense from the diversification point of view. Because gold tends not to move in sympathy with the stock market, allocating part of a portfolio to gold may become a sound strategy for many investors.

Emerging Markets Growth Fund
Financial Highlights

(For a share outstanding throughout each period)

	Year Ended October 31,

	2001 #	2000 #	1999 #	1998 #	1997 #

CLASS A
Net asset value, beginning of period	$8.56	$9.32	$7.90	$9.99	$8.46

Income from investment operations
Net investment income (loss)	(0.02)	(0.06)	(0.01)	0.14	0
Net realized and unrealized gains or losses on securities and foreign currency related transactions	(1.82)	(0.70)	1.44	(1.98)	1.53

Total from investment operations	(1.84)	(0.76)	1.43	(1.84)	1.53

Distributions to shareholders from
Net investment income	0	0	(0.01)	0	0
Net realized gains	0	0	0	(0.25)	0

Total distributions to shareholders	0	0	(0.01)	(0.25)	0

Net asset value, end of period	$6.72	$8.56	$9.32	$7.90	$9.99

Total return*	(21.50%)	(8.15%)	18.16%	(18.89%)	18.09%
Ratios and supplemental data
Net assets, end of period (thousands)	$3,949	$6,331	$8,390	$6,195	$2,777
Ratios to average net assets
Expenses‡	2.35%	2.18%	2.16%	2.04%	1.75%
Net investment income (loss)	(0.26%)	(0.58%)	(0.09%)	1.54%	(0.02%)
Portfolio turnover rate	45%	57%	205%	380%	157%

	Year Ended October 31,

	2001 #	2000 #	1999 #	1998 #	1997 #

CLASS B
Net asset value, beginning of period	$8.22	$9.01	$7.69	$9.85	$8.39

Income from investment operations
Net investment income (loss)	(0.07)	(0.14)	(0.08)	0.08	(0.08)
Net realized and unrealized gains or losses on securities and foreign currency related transactions	(1.74)	(0.65)	1.41	(1.99)	1.54

Total from investment operations	(1.81)	(0.79)	1.33	(1.91)	1.46

Distributions to shareholders from
Net investment income	0	0	(0.01)	0	0
Net realized gains	0	0	0	(0.25)	0

Total distributions to shareholders	0	0	(0.01)	(0.25)	0

Net asset value, end of period	$6.41	$8.22	$9.01	$7.69	$9.85

Total return*	(22.02%)	(8.77%)	17.32%	(19.89%)	17.40%
Ratios and supplemental data
Net assets, end of period (thousands)	$1,690	$2,379	$3,452	$2,970	$4,020
Ratios to average net assets
Expenses‡	3.10%	2.93%	2.90%	2.78%	2.50%
Net investment income (loss)	(0.98%)	(1.32%)	(0.97%)	0.80%	(0.79%)
Portfolio turnover rate	45%	57%	205%	380%	157%

*	Excluding applicable sales charges.
‡	The ratio of expenses to average net assets excludes expense reductions but includes fee waivers.
#	Net investment income (loss) is based on average shares outstanding during the period.

See Combined Notes to Financial Statements.

EVERGREEN
Emerging Markets Growth Fund
Financial Highlights

(For a share outstanding throughout each period)

	Year Ended October 31,

	2001 #	2000 #	1999 #	1998 #	1997 #

CLASS C
Net asset value, beginning of period	$8.23	$9.02	$7.68	$9.85	$8.38

Income from investment operations
Net investment income (loss)	(0.07)	(0.14)	(0.08)	0.05	(0.06)

Net realized and unrealized gains or losses on securities and foreign currency related transactions	(1.74)	(0.65)	1.43	(1.97)	1.53

Total from investment operations	(1.81)	(0.79)	1.35	(1.92)	1.47

Distributions to shareholders from
Net investment income	0	0	(0.01)	0	0
Net realized gains	0	0	0	(0.25)	0

Total distributions to shareholders	0	0	(0.01)	(0.25)	0

Net asset value, end of period	$6.42	$8.23	$9.02	$7.68	$9.85

Total return*	(21.99%)	(8.76%)	17.60%	(20.00%)	17.50%
Ratios and supplemental data
Net assets, end of period (thousands)	$527	$578	$1,024	$577	$1,282
Ratios to average net assets
Expenses‡	3.10%	2.93%	2.90%	2.78%	2.50%
Net investment income (loss)	(0.96%)	(1.30%)	(0.96%)	0.59%	(0.61%)
Portfolio turnover rate	45%	57%	205%	380%	157%

	Year Ended October 31,

	2001 #	2000 #	1999 #	1998 #	1997 #

CLASS I**
Net asset value, beginning of period	$8.67	$9.41	$7.96	$10.04	$8.48

Income from investment operations
Net investment income (loss)	0	(0.04)	0	0.16	0.03

Net realized and unrealized gains or losses on securities and foreign currency related transactions	(1.84)	(0.70)	1.47	(1.98)	1.53

Total from investment operations	(1.84)	(0.74)	1.47	(1.82)	1.56

Distributions to shareholders from
Net investment income	0	0	(0.02)	(0.01)	0
Net realized gains	0	0	0	(0.25)	0

Total distributions to shareholders	0	0	(0.02)	(0.26)	0

Net asset value, end of period	$6.83	$8.67	$9.41	$7.96	$10.04

Total return	(21.22%)	(7.86%)	18.57%	(18.63%)	18.40%
Ratios and supplemental data
Net assets, end of period (thousands)	$34,178	$47,992	$52,372	$48,953	$61,142
Ratios to average net assets
Expenses‡	2.10%	1.94%	1.91%	1.78%	1.50%
Net investment income (loss)	0.02%	(0.36%)	0.04%	1.71%	0.25%
Portfolio turnover rate	45%	57%	205%	380%	157%

*	Excluding applicable sales charges.
**	Effective at the close of business on May 11, 2001, Class Y shares of the Fund were renamed as Institutional shares (Class I).
‡	The ratio of expenses to average net assets excludes expense reductions but includes fee waivers.
#	Net investment income (loss) is based on average shares outstanding during the period.

See Combined Notes to Financial Statements.

Global Leaders Fund
Financial Highlights

(For a share outstanding throughout each period)

	Year Ended October 31,

	2001 #	2000 #	1999 #	1998 #	1997 #

CLASS A
Net asset value, beginning of period	$19.09	$18.35	$14.95	$13.67	$11.91

Income from investment operations
Net investment loss	(0.05)	(0.03)	(0.06)	(0.04)	(0.01)

Net realized and unrealized gains or losses on securities and foreign currency related transactions	(4.30)	1.09	3.46	1.38	1.78

Total from investment operations	(4.35)	1.06	3.40	1.34	1.77

Distributions to shareholders from
Net realized gains	(0.82)	(0.32)	0	(0.06)	(0.01)

Total distributions to shareholders	(0.82)	(0.32)	0	(0.06)	(0.01)

Net asset value, end of period	$13.92	$19.09	$18.35	$14.95	$13.67

Total return*	(23.60%)	5.82%	22.74%	9.82%	14.88%
Ratios and supplemental data
Net assets, end of period (thousands)	$121,223	$134,930	$185,806	$142,622	$38,604
Ratios to average net assets
Expenses‡	1.76%	1.69%	1.79%	1.85%	1.91%
Net investment loss	(0.34%)	(0.16%)	(0.37%)	(0.25%)	(0.05%)
Portfolio turnover rate	24%	32%	33%	16%	29%

	Year Ended October 31,

	2001 #	2000 #	1999 #	1998 #	1997 #

CLASS B
Net asset value, beginning of period	$18.49	$17.92	$14.70	$13.52	$11.87

Income from investment operations
Net investment loss	(0.16)	(0.19)	(0.19)	(0.16)	(0.11)
Net realized and unrealized gains or losses on securities and foreign currency related transactions	(4.14)	1.08	3.41	1.40	1.77

Total from investment operations	(4.30)	0.89	3.22	1.24	1.66

Distributions to shareholders from
Net realized gains	(0.82)	(0.32)	0	(0.06)	(0.01)

Total distributions to shareholders	(0.82)	(0.32)	0	(0.06)	(0.01)

Net asset value, end of period	$13.37	$18.49	$17.92	$14.70	$13.52

Total return*	(24.12%)	5.00%	21.90%	9.19%	14.01%
Ratios and supplemental data
Net assets, end of period (thousands)	$151,189	$224,523	$207,433	$166,556	$134,375
Ratios to average net assets
Expenses‡	2.50%	2.43%	2.58%	2.61%	2.66%
Net investment loss	(1.09%)	(0.93%)	(1.16%)	(1.09%)	(0.83%)
Portfolio turnover rate	24%	32%	33%	16%	29%

*	Excluding applicable sales charges.
‡	The ratio of expenses to average net assets excludes expense reductions but includes fee waivers.
#	Net investment loss is based on average shares outstanding during the period.

See Combined Notes to Financial Statements.

EVERGREEN
Global Leaders Fund
Financial Highlights

(For a share outstanding throughout each period)

	Year Ended October 31,

	2001 #	2000 #	1999 #	1998 #	1997 #

CLASS C
Net asset value, beginning of period	$18.46	$17.89	$14.67	$13.51	$11.86

Income from investment operations
Net investment loss	(0.16)	(0.18)	(0.19)	(0.16)	(0.11)
Net realized and unrealized gains or losses on securities and foreign currency related transactions	(4.14)	1.07	3.41	1.38	1.77

Total from investment operations	(4.30)	0.89	3.22	1.22	1.66

Distributions to shareholders from
Net realized gains	(0.82)	(0.32)	0	(0.06)	(0.01)

Total distributions to shareholders	(0.82)	(0.32)	0	(0.06)	(0.01)

Net asset value, end of period	$13.34	$18.46	$17.89	$14.67	$13.51

Total return*	(24.16%)	5.01%	21.95%	9.05%	14.02%
Ratios and supplemental data
Net assets, end of period (thousands)	$63,449	$6,062	$4,486	$3,875	$2,386
Ratios to average net assets
Expenses‡	2.60%	2.43%	2.57%	2.61%	2.65%
Net investment loss	(1.18%)	(0.91%)	(1.15%)	(1.06%)	(0.80%)
Portfolio turnover rate	24%	32%	33%	16%	29%

	Year Ended October 31,

	2001 #	2000 #	1999 #	1998 #	1997 #

CLASS I**
Net asset value, beginning of period	$19.33	$18.54	$15.05	$13.71	$11.91

Income from investment operations
Net investment income (loss)	(0.02)	0.01	(0.03)	(0.01)	0.03
Net realized and unrealized gains or losses on securities and foreign currency related transactions	(4.35)	1.10	3.52	1.41	1.78

Total from investment operations	(4.37)	1.11	3.49	1.40	1.81

Distributions to shareholders from
Net realized gains	(0.82)	(0.32)	0	(0.06)	(0.01)

Total distributions to shareholders	(0.82)	(0.32)	0	(0.06)	(0.01)

Net asset value, end of period	$14.14	$19.33	$18.54	$15.05	$13.71

Total return	(23.40%)	6.03%	23.19%	10.23%	15.22%
Ratios and supplemental data
Net assets, end of period (thousands)	$21,386	$42,018	$47,043	$41,873	$35,461
Ratios to average net assets
Expenses‡	1.49%	1.43%	1.57%	1.61%	1.64%
Net investment income (loss)	(0.11%)	0.07%	(0.16%)	(0.09%)	0.23%
Portfolio turnover rate	24%	32%	33%	16%	29%

*	Excluding applicable sales charges.
**	Effective at the close of business on May 11, 2001, Class Y shares of the Fund were renamed as Institutional shares (Class I).
‡	The ratio of expenses to average net assets excludes expense reductions but includes fee waivers.
#	Net investment loss is based on average shares outstanding during the period.

See Combined Notes to Financial Statements.

Global Opportunities Fund
Financial Highlights

(For a share outstanding throughout each period)

	Year Ended October 31,

	2001 #	2000 #	1999 #	1998 #	1997 (a) #	Year Ended September 30, 1997 #

CLASS A
Net asset value, beginning of period	$27.82	$26.08	$19.26	$23.53	$24.90	$24.56

Income from investment operations
Net investment income (loss)	(0.14)	(0.25)	(0.18)	(0.12)	0.02	(0.17)
Net realized and unrealized gains or losses on securities and foreign currency related transactions	(5.26)	6.89	8.22	(2.62)	(1.39)	1.76

Total from investment operations	(5.40)	6.64	8.04	(2.74)	(1.37)	1.59

Distributions to shareholders from
Net realized gains	(7.00)	(4.90)	(1.22)	(1.53)	0	(1.25)

Total distributions to shareholders	(7.00)	(4.90)	(1.22)	(1.53)	0	(1.25)

Net asset value, end of period	$15.42	$27.82	$26.08	$19.26	$23.53	$24.90

Total return*	(24.33%)	27.91%	44.04%	(12.42%)	(5.50%)	6.95%
Ratios and supplemental data
Net assets, end of period (thousands)	$56,546	$68,513	$53,533	$58,944	$98,031	$113,477
Ratios to average net assets
Expenses‡	1.77%	1.68%	1.77%	1.81%	1.87%†	1.67%
Net investment loss	(0.82%)	(0.82%)	(0.81%)	(0.54%)	(1.40%)†	(0.69%)
Portfolio turnover rate	210%	218%	136%	127%	7%	72%

	Year Ended October 31,

	2001 #	2000 #	1999 #	1998 #	1997 (a) #	Year Ended September 30, 1997 #

CLASS B
Net asset value, beginning of period	$25.79	$24.65	$18.39	$22.69	$24.03	$23.92

Income from investment operations
Net investment loss	(0.24)	(0.45)	(0.32)	(0.28)	(0.06)	(0.32)
Net realized and unrealized gains or losses on securities and foreign currency related transactions	(4.77)	6.49	7.80	(2.49)	(1.28)	1.68

Total from investment operations	(5.01)	6.04	7.48	(2.77)	(1.34)	1.36

Distributions to shareholders from
Net realized gains	(7.00)	(4.90)	(1.22)	(1.53)	0	(1.25)

Total distributions to shareholders	(7.00)	(4.90)	(1.22)	(1.53)	0	(1.25)

Net asset value, end of period	$13.78	$25.79	$24.65	$18.39	$22.69	$24.03

Total return*	(24.86%)	26.94%	43.02%	(13.06%)	(5.58%)	6.14%
Ratios and supplemental data
Net assets, end of period (thousands)	$78,946	$143,909	$111,267	$122,147	$216,471	$238,936
Ratios to average net assets
Expenses‡	2.52%	2.43%	2.53%	2.55%	2.62%†	2.46%
Net investment loss	(1.58%)	(1.58%)	(1.57%)	(1.30%)	(2.15%)†	(1.45%)
Portfolio turnover rate	210%	218%	136%	127%	7%	72%

(a)	For the one month ended October 31, 1997. The Fund changed its fiscal year end from September 30 to October 31, effective October 31, 1997.
*	Excluding applicable sales charges.
‡	The ratio of expenses to average net assets excludes expense reductions but includes fee waivers.
†	Annualized.
#	Net investment income (loss) is based on average shares outstanding during the period.

See Combined Notes to Financial Statements.

EVERGREEN
Global Opportunities Fund
Financial Highlights

(For a share outstanding throughout each period)

	Year Ended October 31,

	2001 #	2000 #	1999 #	1998 #	1997 (a)	Year Ended September 30, 1997 #

CLASS C
Net asset value, beginning of period	$25.86	$24.70	$18.43	$22.73	$24.07	$23.97

Income from investment operations
Net investment loss	(0.24)	(0.45)	(0.32)	(0.28)	(0.07)	(0.33)
Net realized and unrealized gains or losses on securities and foreign currency related transactions	(4.79)	6.51	7.81	(2.49)	(1.27)	1.68

Total from investment operations	(5.03)	6.06	7.49	(2.77)	(1.34)	1.35

Distributions to shareholders from
Net realized gains	(7.00)	(4.90)	(1.22)	(1.53)	0	(1.25)

Total distributions to shareholders	(7.00)	(4.90)	(1.22)	(1.53)	0	(1.25)

Net asset value, end of period	$13.83	$25.86	$24.70	$18.43	$22.73	$24.07

Total return*	(24.88%)	26.97%	42.98%	(13.03%)	(5.57%)	6.08%
Ratios and supplemental data
Net assets, end of period (thousands)	$18,759	$29,427	$19,963	$23,043	$43,869	$49,524
Ratios to average net assets
Expenses‡	2.52%	2.43%	2.53%	2.56%	2.62%†	2.45%
Net investment loss	(1.57%)	(1.57%)	(1.57%)	(1.31%)	(2.15%)†	(1.48%)
Portfolio turnover rate	210%	218%	136%	127%	7%	72%

	Year Ended October 31,

	2001 #	2000 #	1999 #	1998 #	1997 (a)	Year Ended September 30, 1997 # (b)

CLASS I**
Net asset value, beginning of period	$28.03	$26.19	$19.58	$23.90	$25.24	$23.05

Income from investment operations
Net investment income (loss)	(0.10)	(0.15)	(0.20)	0.09	0	(0.28)
Net realized and unrealized gains or losses on securities and foreign currency related transactions	(5.34)	6.89	8.03	(2.88)	(1.34)	2.47

Total from investment operations	(5.44)	6.74	7.83	(2.79)	(1.34)	2.19

Distributions to shareholders from
Net realized gains	(7.00)	(4.90)	(1.22)	(1.53)	0	0

Total distributions to shareholders	(7.00)	(4.90)	(1.22)	(1.53)	0	0

Net asset value, end of period	$15.59	$28.03	$26.19	$19.58	$23.90	$25.24

Total return	(24.27%)	28.22%	42.20%	(12.45%)	(5.31%)	9.50%
Ratios and supplemental data
Net assets, end of period (thousands)	$538	$782	$231	$31	$0	$0
Ratios to average net assets
Expenses‡	1.52%	1.42%	1.72%	1.49%	1.62%†	1.42%†
Net investment income (loss)	(0.56%)	(0.48%)	(0.49%)	0.17%	(1.62%)†	(1.22%)†
Portfolio turnover rate	210%	218%	136%	127%	7%	72%

(a)	For the one month ended October 31, 1997. The Fund changed its fiscal year end from September 30 to October 31, effective October 31, 1997.
(b)	For the period from January 13, 1997 (commencement of class operations) to September 30, 1997.
*	Excluding applicable sales charges.
**	Effective at the close of business on May 11, 2001, Class Y shares of the Fund were renamed as Institutional shares (Class I).
‡	The ratio of expenses to average net assets excludes expense reductions but includes fee waivers.
†	Annualized.
#	Net investment income (loss) is based on average shares outstanding during the period.

See Combined Notes to Financial Statements.

International Growth Fund
Financial Highlights

(For a share outstanding throughout each period)

		Year Ended October 31,

		2001 #	2000 #	1999 #	1998 (a) #

CLASS A
Net asset value, beginning of period		$8.61	$8.72	$7.47	$6.88

Income from investment operations
Net investment income		0.05	0.07	0.06	0.10
Net realized and unrealized gains or losses on securities, futures contracts and foreign currency related transactions		(1.50)	0.34	1.19	0.49

Total from investment operations		(1.45)	0.41	1.25	0.59

Distributions to shareholders from
Net investment income		(0.02)	(0.11)	0	0
Net realized gains		(0.67)	(0.41)	0	0

Total distributions to shareholders		(0.69)	(0.52)	0	0

Net asset value, end of period		$6.47	$8.61	$8.72	$7.47

Total return*		(18.20%)	4.66%	16.73%	8.58%
Ratios and supplemental data
Net assets, end of period (millions)		$150	$132	$128	$129
Ratios to average net assets
Expenses‡		1.17%	1.15%	1.22%	1.53%†
Net investment income		0.76%	0.72%	0.77%	1.08%†
Portfolio turnover rate		129%	145%	131%	155%

	Year Ended October 31,

	2001 #	2000 #	1999 #	1998 #	1997 #

CLASS B
Net asset value, beginning of period	$8.49	$8.62	$7.43	$8.65	$7.69

Income from investment operations
Net investment income (loss)	0	(0.01)	0	(0.02)	(0.05)
Net realized and unrealized gains or losses on securities, futures contracts and foreign currency related transactions	(1.48)	0.35	1.19	0.67	1.27

Total from investment operations	(1.48)	0.34	1.19	0.65	1.22

Distributions to shareholders from
Net investment income	(0.01)	(0.06)	0	(0.33)	(0.10)
Net realized gains	(0.67)	(0.41)	0	(1.54)	(0.16)

Total distributions to shareholders	(0.68)	(0.47)	0	(1.87)	(0.26)

Net asset value, end of period	$6.33	$8.49	$8.62	$7.43	$8.65

Total return*	(18.78%)	3.86%	16.02%	9.35%	15.69%
Ratios and supplemental data
Net assets, end of period (millions)	$37	$50	$64	$75	$152
Ratios to average net assets
Expenses‡	1.92%	1.90%	1.97%	2.30%	2.39%
Net investment income (loss)	0.04%	(0.11%)	0.01%	(0.13%)	(0.49%)
Portfolio turnover rate	129%	145%	131%	155%	101%

(a)	For the period from January 20, 1998 (commencement of class operations) to October 31, 1998.
*	Excluding applicable sales charges.
‡	The ratio of expenses to average net assets excludes expense reductions but includes fee waivers.
†	Annualized.
#	Net investment income (loss) is based on average shares outstanding during the period.

See Combined Notes to Financial Statements.

EVERGREEN
International Growth Fund
Financial Highlights

(For a share outstanding throughout each period)

	Year Ended October 31,

	2001 #	2000 #	1999 #	1998 (a) #

CLASS C
Net asset value, beginning of period	$8.50	$8.62	$7.43	$7.64

Income from investment operations
Net investment income (loss)	(0.02)	(0.01)	0	0.03
Net realized and unrealized gains or losses on securities, futures contracts and foreign currency related transactions	(1.47)	0.36	1.19	(0.24)

Total from investment operations	(1.49)	0.35	1.19	(0.21)

Distributions to shareholders from
Net investment income	(0.01)	(0.06)	0	0
Net realized gains	(0.67)	(0.41)	0	0

Total distributions to shareholders	(0.68)	(0.47)	0	0

Net asset value, end of period	$6.33	$8.50	$8.62	$7.43

Total return*	(18.88%)	3.99%	16.02%	(2.75%)
Ratios and supplemental data
Net assets, end of period (millions)	$49	$3	$2	$3
Ratios to average net assets
Expenses‡	1.93%	1.91%	1.97%	2.19%†
Net investment income (loss)	(0.36%)	(0.10%)	(0.02%)	0.44%†
Portfolio turnover rate	129%	145%	131%	155%

	Year Ended October 31,

	2001 #	2000 #	1999 #	1998 (b) #

CLASS I**
Net asset value, beginning of period	$8.62	$8.73	$7.45	$7.73

Income from investment operations
Net investment income	0.07	0.09	0.08	0.07
Net realized and unrealized gains or losses on securities, futures contracts and foreign currency related transactions	(1.51)	0.35	1.20	(0.35)

Total from investment operations	(1.44)	0.44	1.28	(0.28)

Distributions to shareholders from
Net investment income	(0.02)	(0.14)	0	0
Net realized gains	(0.67)	(0.41)	0	0

Total distributions to shareholders	(0.69)	(0.55)	0	0

Net asset value, end of period	$6.49	$8.62	$8.73	$7.45

Total return	(18.02%)	4.93%	17.18%	(3.62%)
Ratios and supplemental data
Net assets, end of period (millions)	$522	$567	$506	$428
Ratios to average net assets
Expenses‡	0.92%	0.90%	0.97%	1.18%†
Net investment income	1.07%	0.97%	1.02%	1.13%†
Portfolio turnover rate	129%	145%	131%	155%

(a)	For the period from March 6, 1998 (commencement of class operations) to October 31, 1998.
(b)	For the period from March 9, 1998 (commencement of class operations) to October 31, 1998.
*	Excluding applicable sales charges.
**	Effective at the close of business on May 11, 2001, Class Y shares of the Fund were renamed as Institutional shares (Class I).
‡	The ratio of expenses to average net assets excludes expense reductions but includes fee waivers.
†	Annualized.
#	Net investment income (loss) is based on average shares outstanding during the period.

See Combined Notes to Financial Statements.

Latin America Fund
Financial Highlights

(For a share outstanding throughout each period)

	Year Ended October 31,

	2001 #	2000 #	1999 #	1998 #	1997

CLASS A
Net asset value, beginning of period	$10.46	$8.38	$7.56	$13.15	$11.13

Income from investment operations
Net investment income (loss)	0.04	(0.01)	0.08	0.14	0.02
Net realized and unrealized gains or losses on securities and foreign currency related transactions	(2.13)	2.09	0.74	(2.87)	2.10

Total from investment operations	(2.09)	2.08	0.82	(2.73)	2.12

Distributions to shareholders from
Net investment income	0	0	0	0	(0.10)
Net realized gains	0	0	0	(2.86)	0

Total distributions to shareholders	0	0	0	(2.86)	(0.10)

Net asset value, end of period	$8.37	$10.46	$8.38	$7.56	$13.15

Total return*	(19.98%)	24.82%	10.85%	(27.18%)	19.18%
Ratios and supplemental data
Net assets, end of period (thousands)	$6,562	$4,717	$4,853	$6,483	$13,621
Ratios to average net assets
Expenses‡	1.89%	1.85%	1.95%	1.86%	1.69%
Net investment income (loss)	0.42%	(0.11%)	1.05%	1.33%	0.20%
Portfolio turnover rate	101%	40%	238%	197%	105%

	Year Ended October 31,

	2001 #	2000 #	1999 #	1998 #	1997

CLASS B
Net asset value, beginning of period	$10.00	$8.07	$7.34	$12.91	$10.98

Income from investment operations
Net investment income (loss)	(0.01)	(0.07)	0.01	0.06	(0.08)
Net realized and unrealized gains or losses on securities and foreign currency related transactions	(2.05)	2.00	0.72	(2.77)	2.09

Total from investment operations	(2.06)	1.93	0.73	(2.71)	2.01

Distributions to shareholders from
Net investment income	0	0	0	0	(0.08)
Net realized gains	0	0	0	(2.86)	0

Total distributions to shareholders	0	0	0	(2.86)	(0.08)

Net asset value, end of period	$7.94	$10.00	$8.07	$7.34	$12.91

Total return*	(20.60%)	23.92%	9.95%	(27.60%)	18.40%
Ratios and supplemental data
Net assets, end of period (thousands)	$7,361	$17,796	$20,752	$32,046	$75,271
Ratios to average net assets
Expenses‡	2.63%	2.60%	2.68%	2.61%	2.50%
Net investment income (loss)	(0.09%)	(0.69%)	0.16%	0.60%	(0.51%)
Portfolio turnover rate	101%	40%	238%	197%	105%

*	Excluding applicable sales charges.
‡	The ratio of expenses to average net assets excludes expense reductions but includes fee waivers.
#	Net investment income (loss) is based on average shares outstanding during the period.

See Combined Notes to Financial Statements.

EVERGREEN
Latin America Fund
Financial Highlights

(For a share outstanding throughout each period)

	Year Ended October 31,

	2001 #	2000 #	1999 #	1998 #	1997

CLASS C
Net asset value, beginning of period	$9.99	$8.06	$7.32	$12.92	$10.99

Income from investment operations
Net investment income (loss)	(0.02)	(0.07)	0.01	0.05	(0.07)
Net realized and unrealized gains or losses on securities and foreign currency related transactions	(2.04)	2.00	0.73	(2.79)	2.08

Total from investment operations	(2.06)	1.93	0.74	(2.74)	2.01

Distributions to shareholders from
Net investment income	0	0	0	0	(0.08)
Net realized gains	0	0	0	(2.86)	0

Total distributions to shareholders	0	0	0	(2.86)	(0.08)

Net asset value, end of period	$7.93	$9.99	$8.06	$7.32	$12.92

Total return*	(20.62%)	23.95%	10.11%	(27.86%)	18.38%
Ratios and supplemental data
Net assets, end of period (thousands)	$2,279	$3,522	$3,717	$4,725	$10,961
Ratios to average net assets
Expenses‡	2.64%	2.60%	2.65%	2.61%	2.47%
Net investment income (loss)	(0.21%)	(0.70%)	0.11%	0.54%	(0.52%)
Portfolio turnover rate	101%	40%	238%	197%	105%

		Year Ended October 31,

		2001 #	2000 #	1999 #	1998 (a) #

CLASS I**
Net asset value, beginning of period		$10.54	$8.42	$7.58	$10.94

Income from investment operations
Net investment income		0.08	0.02	0.06	0.07
Net realized and unrealized gains or losses on securities and foreign currency related transactions		(2.17)	2.10	0.78	(3.43)

Total from investment operations		(2.09)	2.12	0.84	(3.36)

Net asset value, end of period		$8.45	$10.54	$8.42	$7.58

Total return		(19.83%)	25.18%	11.08%	(30.71%)
Ratios and supplemental data
Net assets, end of period (thousands)		$227	$377	$270	$28
Ratios to average net assets
Expenses‡		1.64%	1.60%	1.58%	1.49%†
Net investment income		0.88%	0.20%	0.71%	1.33%†
Portfolio turnover rate		101%	40%	238%	197%

(a)	For the period from March 30, 1998 (commencement of class operations) to October 31, 1998.
*	Excluding applicable sales charges.
**	Effective at the close of business on May 11, 2001, Class Y shares of the Fund were renamed as Institutional shares (Class I).
‡	The ratio of expenses to average net assets excludes expense reductions but includes fee waivers.
#	Net investment income (loss) is based on average shares outstanding during the period.

See Combined Notes to Financial Statements.

Precious Metals Fund
Financial Highlights

(For a share outstanding throughout each period)

			Year Ended October 31,

			2001 #	2000 #	1999 #	1998 (a) #

CLASS A
Net asset value, beginning of period			$8.74	$11.88	$11.64	$12.45

Income from investment operations
Net investment income (loss)			0.15	0.02	(0.01)	(0.01)
Net realized and unrealized gains or losses on securities and foreign currency related transactions			3.53	(3.16)	0.25	(0.80)

Total from investment operations			3.68	(3.14)	0.24	(0.81)

Distributions to shareholders from
Net investment income			(0.04)	0	0	0

Total distributions to shareholders			(0.04)	0	0	0

Net asset value, end of period			$12.38	$8.74	$11.88	$11.64

Total return*			42.15%	(26.43%)	2.06%	(6.51%)
Ratios and supplemental data
Net assets, end of period (thousands)			$57,028	$43,781	$69,387	$83,431
Ratios to average net assets
Expenses‡			1.92%	2.16%	2.01%	2.01%†
Net investment income (loss)			1.50%	0.16%	(0.07%)	(0.12%)†
Portfolio turnover rate			23%	31%	33%	44%

	Year Ended October 31,					Year Ended February 28, 1997

	2001 #	2000 #	1999 #	1998 #	1997 (b) #

CLASS B
Net asset value, beginning of period	$8.56	$11.72	$11.58	$15.87	$23.94	$26.35

Income from investment operations
Net investment income (loss)	0.06	(0.09)	(0.10)	(0.19)	(0.14)	(0.26)
Net realized and unrealized gains or losses on securities and foreign currency related transactions	3.45	(3.07)	0.24	(3.29)	(7.93)	(1.16)

Total from investment operations	3.51	(3.16)	0.14	(3.48)	(8.07)	(1.42)

Distributions to shareholders from
Net investment income	(0.02)	0	0	0	0	0
Net realized gains	0	0	0	(0.81)	0	(0.99)

Total distributions to shareholders	(0.02)	0	0	(0.81)	0	(0.99)

Net asset value, end of period	$12.05	$8.56	$11.72	$11.58	$15.87	$23.94

Total return*	41.08%	(26.96%)	1.21%	(22.60%)	(33.71%)	(5.16%)
Ratios and supplemental data
Net assets, end of period (thousands)	$10,039	$5,895	$13,781	$25,765	$111,173	$190,108
Ratios to average net assets
Expenses‡	2.67%	2.91%	2.76%	2.72%	2.48%†	2.33%
Net investment income (loss)	0.63%	(0.80%)	(0.94%)	(1.52%)	(1.04%)†	(1.08%)
Portfolio turnover rate	23%	31%	33%	44%	19%	41%

(a)	For the period from January 20, 1998 (commencement of class operations) to October 31, 1998.
(b)	For the eight months ended October 31, 1997. The Fund changed its fiscal year end from February 28 to October 31, effective October 31, 1997.
*	Excluding applicable sales charges.
‡	The ratio of expenses to average net assets excludes expense reductions but includes fee waivers.
†	Annualized.
#	Net investment income (loss) is based on average shares outstanding during the period.

See Combined Notes to Financial Statements.

EVERGREEN
Precious Metals Fund
Financial Highlights

(For a share outstanding throughout each period)

	Year Ending October 31,

	2001 #	2000 #	1999 #	1998 (a) #

CLASS C
Net asset value, beginning of period	$8.55	$11.71	$11.58	$13.65

Income from investment operations
Net investment income (loss)	0.04	(0.07)	(0.09)	(0.14)
Net realized and unrealized gains or losses on securities and foreign currency related transactions	3.47	(3.09)	0.22	(1.93)

Total from investment operations	3.51	(3.16)	0.13	(2.07)

Distributions to shareholders from
Net investment income	(0.02)	0	0	0

Total distributions to shareholders	(0.02)	0	0	0

Net asset value, end of period	$12.04	$8.55	$11.71	$11.58

Total return*	41.13%	(26.99%)	1.12%	(15.16%)
Ratios and supplemental data
Net assets, end of period (thousands)	$1,634	$261	$465	$557
Ratios to average net assets
Expenses‡	2.63%	2.92%	2.85%	2.83%†
Net investment income (loss)	0.41%	(0.65%)	(0.80%)	(1.44%)†
Portfolio turnover rate	23%	31%	33%	44%

			Year Ended October 31,

			2001 #	2000 (b) #

CLASS I**
Net asset value, beginning of period			$8.63	$10.42

Income from investment operations
Net investment income			0.30	0.04
Net realized and unrealized gains or losses on securities and foreign currency related transactions			3.35	(1.83)

Total from investment operations			3.65	(1.79)

Distributions to shareholders from
Net investment income			(0.04)	0

Total distributions to shareholders			(0.04)	0

Net asset value, end of period			$12.24	$8.63

Total return			42.41%	(17.18%)
Ratios and supplemental data
Net assets, end of period (thousands)			$23	$1
Ratios to average net assets
Expenses‡			1.51%	1.79%
Net investment income			2.47%	0.48%
Portfolio turnover rate			23%	31%

(a)	For the period from January 29, 1998 (commencement of class operations) to October 31, 1998.
(b)	For the period from February 29, 2000 (commencement of class operations) to October 31, 2000.
*	Excluding applicable sales charges.
**	Effective at the close of business on May 11, 2001, Class Y shares of the Fund were renamed as Institutional shares (Class I).
‡	The ratio of expenses to average net assets excludes expense reductions but includes fee waivers.
†	Annualized.
#	Net investment income (loss) is based on average shares outstanding during the period.

See Combined Notes to Financial Statements.

Emerging Markets Growth Fund
Schedule of Investments

October 31, 2001

	Country	Shares	Value

COMMON STOCKS–98.1%
CONSUMER DISCRETIONARY–8.6%
Automobiles–1.3%
Brilliance China Automotive Holdings, Ltd.	Hong Kong	2,000,000	$400,000
Hyundai Motor Co.	South Korea	7,800	125,670

			525,670

Beverages–0.8%
South African Breweries, Plc	United Kingdom	50,500	312,520

Health Care Equipment & Supplies–0.7%
LG Household & Health *	South Korea	13,760	298,968

Hotels, Restaurants & Leisure–1.8%
Genting Berhad	Malaysia	94,200	230,542
Indian Hotels Co., Ltd., GDR 144A	India	91,600	400,750
Resorts World Berhad	Malaysia	74,000	101,263

			732,555

Household Durables–0.5%
Techtronic Industries	Hong Kong	610,000	193,558

Media–0.9%
Grupo Televisa SA, ADR *	Mexico	11,650	354,743

Multi-line Retail–0.2%
New Clicks Holdings, Ltd.	South Africa	126,493	99,189

Specialty Retail–2.0%
New Grupo Elektra	Mexico	395,000	191,727
Siam Makro Public Co., Ltd.	Thailand	95,000	84,461
Wal-Mart de Mexico SA de CV	Mexico	217,500	518,471

			794,659

Textiles & Apparel–0.4%
Far East Textile, Inc.	Taiwan	492,405	142,726

CONSUMER STAPLES–5.2%
Beverages–4.3%
Coca-Cola Femsa SA, ADR	Mexico	25,000	502,250
Embotelladora Andina SA, ADR, Ser. A	Chile	12,000	106,800
Fomento Economico Mexicano, ADR (“Femsa”), Ser. B	Mexico	13,400	415,400
Gazprom SA, Ser. O, ADR	Russia	34,000	292,400
Grupo Modelo SA de CV, Ser. C	Mexico	89,400	205,395
Panamerican Beverages, Inc.	Mexico	9,600	152,064
Quilmes Indl. Quinsa Societe, ADR	Bermuda	7,100	71,000

			1,745,309

Household Products–0.5%
Hindustan Lever	India	40,000	179,496

Personal Products–0.4%
Pacific Corp.	South Korea	2,400	167,312

EVERGREEN
Emerging Markets Growth Fund
Schedule of Investments (continued)

October 31, 2001

	Country	Shares	Value

COMMON STOCKS–continued
ENERGY–9.5%
Energy Equipment & Services–0.8%
RAO Unified Energy Systems, ADR	Russia	35,500	$347,900

Oil & Gas–8.7%
China Petroleum and Chemical Corp., ADR *	China	11,000	171,050
Lukoil Holding, ADR	Russia	12,500	554,765
Perez Companc SA, ADR	Argentina	8,600	91,160
Petroleo Brasileiro SA, ADR	Brazil	58,420	1,149,814
PTT Exploration & Production, Plc	Thailand	180,600	397,877
SK Corp., GDR *	South Korea	73,143	654,378
Surgutneftegaz, ADR	Russia	37,400	476,102

			3,495,146

FINANCIALS–17.9%
Banks–13.1%
Amalgamated Bank South Africa	South Africa	66,300	233,247
Banco Itau SA	Brazil	7,490,000	475,402
Bangkok Bank Public Co., Ltd. *	Thailand	200,000	188,996
Bank Hapoalim, Ltd.	Israel	125,500	243,678
Bank Polska Kasa Opieki Grupa	Poland	7,068	130,505
Bank Sinopac *	Taiwan	623,802	251,329
Chinatrust Commercial Bank	Taiwan	587,727	298,122
Grupo Financiero Bancomer SA, Ser. O *	Mexico	358,900	271,759
Grupo Financiero Banorte SA de CV, Ser. O *	Mexico	179,000	288,647
Hana Bank	South Korea	28,800	224,198
Kookmin Bank *	South Korea	14,215	371,616
Malayan Banking Berhad	Malaysia	127,500	238,224
Nedcor, Ltd.	South Africa	22,633	322,333
Public Bank Berhad	Malaysia	520,000	310,632
Siam Commercial Bank 144A*	Thailand	500,000	164,952
Sime Darby Berhad	Malaysia	250,000	286,842
State Bank of India, GDR 144A	India	30,000	241,500
Thailand Farmers Bank Public Co., Ltd. *	Thailand	970,000	363,397
Uniao de Bancos Brasileiros SA	Brazil	25,000	393,250

			5,298,629

Diversified Financials–1.7%
Ayala Corp.	Philippines	1,401,600	118,711
Beijing North Star Co., Ltd.	China	850,000	174,359
Samsung Securities Co. *	South Korea	15,584	404,991

			698,061

Insurance–1.3%
Cathay Life Insurance Co., Ltd.	Taiwan	130,001	149,972
Samsung Fire & Marine Co., Ltd.	South Korea	11,202	351,418

			501,390

Real Estate–1.8%
Henderson China Holdings, Ltd.	Hong Kong	1,400,000	587,820
New World China Land, Ltd. *	Hong Kong	550,000	151,603

			739,423

EVERGREEN
Emerging Markets Growth Fund
Schedule of Investments (continued)

October 31, 2001

	Country	Shares	Value

COMMON STOCKS–continued
HEALTH CARE–2.9%
Pharmaceuticals–2.9%
Pliva DD, GDR	Croatia	53,400	$443,220
Ranbaxy Labs	India	10,000	148,041
Teva Pharmaceutical Industries, Ltd., ADR	Israel	9,500	587,100

			1,178,361

INDUSTRIALS–4.6%
Aerospace & Defense–1.4%
Elbit Systems, Ltd.	Israel	14,453	274,607
Embraer Empresa Brasileira de Aeronautica SA, ADR	Brazil	17,500	300,300

			574,907

Construction & Engineering–0.8%
China Overseas Land & Investment, Ltd.	Hong Kong	830,000	94,705
Italian-Thai Development Plc *	Thailand	120,000	30,195
Larsen & Toubro, Ltd., GDR 144A	India	30,000	207,480

			332,380

Electrical Equipment–1.0%
Walsin Lihwa Corp.	Taiwan	461,862	85,009
Yageo Corp. *	Taiwan	539,955	314,583

			399,592

Industrial Conglomerates–0.6%
Hanaro Telecom, Inc., ADR *	South Korea	15,000	27,600
YTL Corp.	Malaysia	190,000	205,000

			232,600

Transportation Infrastructure–0.8%
Evergreen Marine Corp.	Taiwan	189,640	54,418
Malaysia International Shipping Corp.	Malaysia	150,000	274,342

			328,760

INFORMATION TECHNOLOGY–13.8%
Computers & Peripherals–2.0%
Asustek Computer, Inc.	Taiwan	141,630	484,416
DSP Group, Inc. *	United States	6,700	140,700
Legend Holdings, Ltd.	Hong Kong	400,000	167,949

			793,065

Diversified Telecommunication Services–0.5%
Indosat, ADR	Peru	26,200	207,504

Electronic Equipment & Instruments–1.1%
Delta Electronics, Inc. *	Thailand	46,101	190,756
Hon Hai Precision Industries Co., Ltd.	Taiwan	44,760	166,066
Samsung Electro Mechanics Co., Ltd.	South Korea	3,300	74,128

			430,950

IT Consulting & Services–0.3%
Dimension Data Holdings Plc *	United Kingdom	24,575	26,775
Satyam Computer Services *	India	15,000	100,500

			127,275

EVERGREEN
Emerging Markets Growth Fund
Schedule of Investments (continued)

October 31, 2001

	Country	Shares	Value

COMMON STOCKS–continued
INFORMATION TECHNOLOGY–continued
Semiconductor Equipment & Products–9.0%
Advanced Semiconductor Engineering, Inc. *	Taiwan	144,623	$73,360
Macronix International Co., Ltd. *	Taiwan	208,000	122,991
Macronix International Co., Ltd., ADR *	Taiwan	16,749	100,452
Samsung Electronics Co., Ltd.	South Korea	16,603	1,721,100
Siliconware Precision Industries Co., Ltd. *	Taiwan	375,582	194,867
Taiwan Semiconductor Manufacturing Co., Ltd. *	Taiwan	536,676	948,905
United Microelectronics Corp. *	Taiwan	575,231	473,524

			3,635,199

Software–0.9%
Check Point Software Technologies, Ltd. *	Israel	5,000	147,600
Satyam Computer Services, Ltd., ADR	India	52,000	152,023
Tata Infotech, Ltd.	India	29,800	61,724

			361,347

MATERIALS–10.0%
Chemicals–1.6%
Formosa Plastic Corp.	Taiwan	195,800	158,343
LG Chemical, Ltd.	South Korea	10,929	108,762
Nan Ya Plastic Corp.	Taiwan	147,630	79,164
Reliance Industries, Ltd., GDR 144A	India	28,500	303,351

			649,620

Metals & Mining–7.6%
Anglo American Plc	South Africa	58,260	746,435
Anglo American Plc, ADR	United Kingdom	19,400	250,648
Anglo-American Platinum Corp., Ltd.	South Africa	16,405	535,763
AngloGold, Ltd., ADR	South Africa	40,000	663,600
Companhia Vale do Rio Doce, ADR	Brazil	31,600	661,852
Yanzhou Coal Mining Co., Ltd.	China	652,000	202,705

			3,061,003

Paper & Forest Products–0.8%
Aracruz Celulose SA, ADR	Brazil	7,500	131,250
Sappi, Ltd.	South Africa	19,727	183,953

			315,203

TELECOMMUNICATION SERVICES–20.4%
Diversified Telecommunication Services–12.2%
China Unicom, Ltd., ADR *	Hong Kong	10,000	91,300
CIA Anonima Nacional Telefonos de Venezuela, ADR	Venezuela	7,800	176,280
Companhia de Telecom de Chile SA, ADR *	Chile	15,900	163,770
Korea Telecom Corp.	South Korea	15,000	312,600
Mahanagar Telephone Nigam, Ltd. *	India	184,463	996,303
Matav, ADR	Hungary	15,981	248,505
Philippine Long Distance Telephone Co., ADR	Philippines	20,000	144,200
PT Telekomunikasi Indonesia, ADR	Peru	15,900	82,680
SPT Telecom AS *	Czech Republic	16,100	125,481
Tele Centro Oeste Celular Participacoes SA, ADR	Brazil	30,000	151,500
Tele Norte Leste Participacoes SA, ADR,	Brazil	35,000	355,600
Telecomasia Corp., Plc*	Thailand	431,579	64,558
Telefonos de Mexico SA de CV, ADR	Mexico	30,014	1,022,277

EVERGREEN
Emerging Markets Growth Fund
Schedule of Investments (continued)

October 31, 2001

	Country	Shares	Value

COMMON STOCKS–continued
TELECOMMUNICATION SERVICES–continued
Diversified Telecommunication Services–continued
Telekom Malaysia Berhad	Malaysia	123,000	$283,224
Telekomunikacja Polaska SA *	Poland	55,800	208,107
Telesp–Telecomunicacoes de Sao Paulo SA	Brazil	24,600,000	232,070
Videsh Sanchar Nigam, Ltd., ADR	India	28,500	276,450

			4,934,905

Wireless Telecommunications Services–8.2%
America Movil SA de CV, ADR	Mexico	50,814	762,210
China Mobile Hong Kong, Ltd., ADR *	Hong Kong	67,200	1,022,784
Mobile Telesystems, ADR *	Russia	5,600	158,592
SK Telecom Co., Ltd., ADR	South Korea	37,400	788,392
Tele Celular Sul Participacoes, ADR	Brazil	10,000	106,400
Tele Nordeste Celular Participacoes SA, ADR	Brazil	11,500	227,700
Telemig Celular Participacoes SA, ADR	Brazil	5,300	127,041
Telesp Celular Participacoes SA, ADR	Brazil	20,000	101,000

			3,294,119

UTILITIES–5.2%
Electric Utilities–4.0%
BSES, Ltd., GDR	India	17,000	204,000
Companhia Brasileira, ADR	Brazil	4,800	72,864
Companhia Energetica de Minas Gerais, ADR (“CEMIG”) *	Brazil	16,500,000	163,046
Companhia Paranaense de Energia-Copel, ADR	Brazil	20,000	96,000
Electricity Generating Public Co.	Thailand	105,300	83,609
Huaneng Power International, Inc., ADR	China	19,000	461,700
Korea Electric Power Corp., ADR	South Korea	64,000	557,440

			1,638,659

Multi-Utilities–1.2%
Petroleos de Chile SA	Chile	51,863	152,583
Tenaga Nasional Berhad	Malaysia	139,000	316,408

			468,991

Total Common Stocks			39,591,694

PREFERRED STOCKS–2.2%
CONSUMER STAPLES–1.1%
Beverages–0.8%
Companhia de Bebidas das Americas, ADR	Brazil	2,000,000	325,314

Food Products–0.3%
Perdigao SA	Brazil	21,160	110,029

FINANCIALS–0.5%
Banks–0.5%
Banco Bradesco SA	Brazil	45,248,765	171,651
Bradespar SA	Brazil	36,314,252	8,870

			180,521

EVERGREEN
Emerging Markets Growth Fund
Schedule of Investments (continued)

October 31, 2001

	Country	Shares	Value

PREFERRED STOCKS–continued
UTILITIES–0.6%
Electric Utilities–0.6%
Eletrobras SA, Class B	Brazil	20,500,000	$252,570

Total Preferred Stocks			868,434

Total Investments–(cost $49,357,535)–100.3%			40,460,128
Other Assets and Liabilities–(0.3%)			(116,567)

Net Assets–100.0%			$40,343,561

At October 31, 2001, the Fund held investments in the following countries:

	Market Value	Percentage of Portfolio Assets

South Korea	$6,188,576	15.3%
Brazil	5,613,524	13.9%
Mexico	4,684,943	11.7%
Taiwan	4,098,244	10.1%
India	3,271,618	8.1%
South Africa	2,784,519	6.9%
Hong Kong	2,709,719	6.7%
Malaysia	2,246,477	5.6%
Russia	1,829,759	4.5%
Thailand	1,568,801	3.9%
Israel	1,252,985	3.1%
China	1,009,814	2.5%
United Kingdom	589,943	1.5%
Croatia	443,220	1.1%
Chile	423,153	1.0%
Poland	338,612	0.8%
Peru	290,184	0.7%
Philippines	262,911	0.6%
Hungary	248,505	0.6%
Venezuela	176,280	0.4%
United States	140,700	0.3%
Czech Republic	125,481	0.3%
Argentina	91,160	0.2%
Bermuda	71,000	0.2%

	$40,460,128	100.0%

See Combined Notes to Schedules of Investments.

Global Leaders Fund
Schedule of Investments

October 31, 2001

	Country	Shares	Value

COMMON STOCKS–98.7%
CONSUMER DISCRETIONARY–16.1%
Automobiles–1.0%
Harley-Davidson, Inc.	United States	80,000	$3,620,800

Hotels, Restaurants & Leisure–2.6%
Cafe De Coral Holdings, Ltd.	Hong Kong	349,000	203,583
Compass Group	United Kingdom	463,276	3,375,102
Marriott International, Inc., Class A	United States	55,000	1,723,150
Sodexho Alliance †	France	87,647	4,123,022

			9,424,857

Household Durables–0.4%
Industrie Natuzzi SpA, ADR	Italy	125,000	1,455,000

Leisure Equipment & Products–1.6%
Nintendo Co., Ltd.	Japan	36,000	5,546,371

Media–2.3%
Cablevision Systems Corp., Class A *	United States	9,600	328,800
McGraw-Hill Companies, Inc.	United States	60,000	3,154,800
Pearson Publishing Plc	United Kingdom	135,000	1,614,023
VNU NV	Netherlands	110,677	3,225,368

			8,322,991

Multi-line Retail–2.1%
Publicis Groupe SA	France	55,690	1,232,222
Wal-Mart Stores, Inc.	United States	123,200	6,332,480

			7,564,702

Specialty Retail–2.7%
Bed Bath & Beyond, Inc. *	United States	44,300	1,110,158
Bulgari SpA †	Italy	55,631	425,317
Home Depot, Inc.	United States	106,100	4,056,203
Signet Group Plc	United Kingdom	775,500	698,473
TJX Companies, Inc.	United States	100,000	3,380,000

			9,670,151

Textiles & Apparel–3.4%
Gucci Group NV †	Netherlands	8,680	739,734
Hermes International	France	27,000	3,429,062
Hugo Boss AG †	Germany	390,880	6,679,961
Inditex SA *	Spain	60,000	1,117,116

			11,965,873

CONSUMER STAPLES–12.3%
Beverages–1.9%
Anheuser-Busch Companies, Inc.	United States	103,900	4,328,474
Interbrew SA *	Belgium	95,000	2,464,312

			6,792,786

Food & Drug Retailing–3.2%
Koninklijke Ahold NV	Netherlands	143,722	4,041,002
Kroger Co. *	United States	24,500	599,270
Seven-Eleven Japan Co., Ltd.	Japan	145,400	6,324,061
SYSCO Corp.	United States	22,100	532,831

			11,497,164

EVERGREEN
Global Leaders Fund
Schedule of Investments (continued)

October 31, 2001

	Country	Shares	Value

COMMON STOCKS–continued
CONSUMER STAPLES–continued
Food Products–2.1%
George Weston, Ltd.	Canada	55,000	$3,396,774
Nestle Berhad	Malaysia	81,000	428,447
Numico Koninklijke NV	Netherlands	139,008	3,625,890

			7,451,111

Household Products–1.5%
Procter & Gamble Co.	United States	9,400	693,532
Reckitt Benckiser Plc	United Kingdom	325,000	4,532,426

			5,225,958

Personal Products–3.2%
Avon Products, Inc.	United States	115,100	5,390,133
Colgate-Palmolive Co.	United States	60,000	3,451,200
Kimberly-Clark Corp.	United States	48,500	2,692,235

			11,533,568

Tobacco–0.4%
British America Tobacco Plc	United Kingdom	63,500	553,479
Philip Morris Companies, Inc.	United States	15,800	739,440

			1,292,919

ENERGY–2.7%
Energy Equipment & Services–0.2%
IHC Caland NV	Netherlands	10,030	500,241

Oil & Gas–2.5%
Exxon Mobil Corp.	United States	22,600	891,570
Suncor Energy, Inc.	Canada	130,000	3,965,213
Talisman Energy, Inc.	Canada	9,200	323,809
Woodside Petroleum, Ltd.	Australia	550,000	3,829,458

			9,010,050

FINANCIALS–21.7%
Banks–5.4%
Abbey National Bank Plc	United Kingdom	36,650	544,660
Deutsche Pfandbriefbank AG (DePfa-Bank)	Germany	59,848	3,472,052
Lloyds TSB Group Plc	United Kingdom	395,850	3,990,858
Macquarie Bank, Ltd.	Australia	1,000	19,037
Royal Bank of Scotland Plc	United Kingdom	234,278	5,598,524
Royal Bank Scot Group	United Kingdom	325,000	430,817
UFJ Holdings, Inc. *†	Japan	246	1,096,055
Wells Fargo & Co.	United States	100,000	3,950,000

			19,102,003

Diversified Financials–8.9%
Aiful Corp.	Japan	6,100	477,865
American Express Co.	United States	70,000	2,060,100
Capital One Financial Corp.	United States	19,000	784,890
Charles Schwab Corp.	United States	69,000	888,720
Citigroup, Inc.	United States	183,900	8,371,128
Fannie Mae	United States	135,000	10,929,600
Household International, Inc.	United States	10,300	538,690
Hutchison Whampoa, Ltd.	Hong Kong	33,000	266,538
MBNA Corp.	United States	179,775	4,963,588
Morgan Stanley Dean Witter & Co.	United States	49,100	2,401,972

			31,683,091

EVERGREEN
Global Leaders Fund
Schedule of Investments (continued)

October 31, 2001

	Country	Shares	Value

COMMON STOCKS–continued
FINANCIALS–continued
Insurance–5.7%
Aegon NV	Netherlands	87,328	$2,191,465
American International Group, Inc.	United States	70,468	5,538,785
Marschollek Lauten †	Germany	47,500	3,178,655
Marsh & McLennan Co.	United States	37,350	3,613,612
Prudential Corp. Plc	United Kingdom	30,020	313,993
Swiss Reinsurance Co.	Switzerland	54,300	5,578,426

			20,414,936

Real Estate–1.7%
Cheung Kong Holdings, Ltd.	Hong Kong	279,000	2,360,769
Westfield Holdings	Australia	447,600	3,820,589

			6,181,358

HEALTH CARE–17.7%
Health Care Equipment & Supplies–4.8%
Coloplast A/S	Denmark	80,100	5,853,141
Luxottica Group SpA, ADS †	Italy	600,000	9,456,000
Medtronic, Inc.	United States	20,400	822,120
Qiagen NV *†	United States	52,500	939,750
Zimmer Holdings, Inc. *	United States	5,000	154,550

			17,225,561

Health Care Providers & Services–0.2%
UnitedHealth Group, Inc.	United States	13,300	874,475

Pharmaceuticals–12.7%
Abbott Laboratories	United States	80,000	4,238,400
Allergan, Inc.	United States	13,600	976,344
Altana AG	Germany	157,279	7,356,156
Astrazeneca Plc, ADR	United Kingdom	44,500	2,007,395
Bristol-Myers Squibb Co.	United States	67,500	3,607,875
Elan Corp. Plc, ADR *	Ireland	3,558	162,423
Glaxo Wellcome Plc, ADR	United Kingdom	40,967	2,183,541
GlaxoSmithKline Plc	United Kingdom	8,659	232,710
Johnson & Johnson Co.	United States	25,872	1,498,247
Merck & Co., Inc.	United States	45,000	2,871,450
Pfizer, Inc.	United States	143,000	5,991,700
Pharmacia Corp.	United States	24,800	1,004,896
Sanofi-Synthelabo SA	France	47,500	3,129,523
Schering-Plough Corp.	United States	100,000	3,718,000
Takeda Chemical Industries, Ltd.	Japan	95,000	4,597,087
UCB SA	Belgium	45,000	1,712,912

			45,288,659

INDUSTRIALS–10.2%
Aerospace & Defense–3.0%
Bombardier, Inc., Class B	Canada	700,000	4,543,736
United Technologies Corp.	United States	112,265	6,049,961

			10,593,697

EVERGREEN
Global Leaders Fund
Schedule of Investments (continued)

October 31, 2001

	Country	Shares	Value

COMMON STOCKS–continued
INDUSTRIALS–continued
Air Freight & Couriers–0.1%
TNT Post Group NV	Netherlands	24,487	$478,379

Commercial Services & Supplies–0.6%
Amadeus Global Travel	Spain	200,107	1,081,717
Atos SA *	France	4,169	303,734
Automatic Data Processing, Inc.	United States	13,000	671,580

			2,057,031

Construction & Engineering–0.9%
Saipem SpA *	Italy	94,000	464,170
Societe Technip	France	25,620	2,894,314

			3,358,484

Industrial Conglomerates–5.1%
Eniro AB *†	Sweden	185,000	1,292,081
General Electric Co.	United States	245,700	8,945,937
Honeywell International, Inc.	United States	45,000	1,329,750
Li & Fung, Ltd.	Hong Kong	2,450,000	2,340,064
Smiths Industries Plc	United Kingdom	316,841	3,139,077
Tyco International, Ltd.	United States	21,500	1,056,510

			18,103,419

Transportation Infrastructure–0.5%
Brisa-Auto Estradas de Portugal, S.A.	Portugal	220,000	1,959,001

INFORMATION TECHNOLOGY–10.8%
Communications Equipment–3.6%
CIENA Corp. *	United States	11,800	191,868
Cisco Systems, Inc. *	United States	264,600	4,477,032
Corning, Inc.	United States	70,000	564,200
Datacraft Asia, Ltd. †	Singapore	510,000	1,652,400
Ericsson LM Telephone Co., Class B, ADR	Sweden	280,000	1,195,600
Nokia Corp., ADR	Finland	125,000	2,563,750
Nokia Oyj	Finland	67,174	1,403,548
Tellabs, Inc. *	United States	70,000	955,500

			13,003,898

Computers & Peripherals–2.2%
Dell Computer Corp. *	United States	70,000	1,678,600
EMC Corp. *	United States	18,500	227,920
Logitech International SA *	Switzerland	175,000	5,350,700
Sun Microsystems, Inc. *	United States	70,000	710,500

			7,967,720

Electronic Equipment & Instruments–0.3%
Epcos AG †	Germany	4,801	206,586
Spirent Plc	United Kingdom	398,750	677,739

			884,325

IT Consulting & Services–0.0%
Merkantildata ASA *	Norway	1	1

Semiconductor Equipment & Products–1.1%
Intel Corp.	United States	159,400	3,892,548
Winbond Electronics Corp., GDR	Taiwan	1	3

			3,892,551

EVERGREEN
Global Leaders Fund
Schedule of Investments (continued)

October 31, 2001

	Country	Shares	Value

COMMON STOCKS–continued
INFORMATION TECHNOLOGY–continued
Software–3.6%
Microsoft Corp. *	United States	83,000	$4,826,450
Oracle Corp. *	United States	273,100	3,703,236
SAP AG	Germany	35,000	3,620,285
SAP AG, ADR †	Germany	31,000	796,700

			12,946,671

MATERIALS–1.5%
Construction Materials–1.4%
CRH Plc *	Ireland	58,189	901,785
CRH Plc–London Exchange	Ireland	229,375	3,548,554
Ferretti SpA *	Italy	155,580	417,710

			4,868,049

Metals & Mining–0.1%
Rio Tinto Plc	United Kingdom	28,850	467,720

TELECOMMUNICATION SERVICES–4.8%
Diversified Telecommunication Services–3.0%
SBC Communications, Inc.	United States	98,700	3,761,457
Telecom Italia Mobile SpA (“Tim”) †	Italy	297,000	1,616,176
Verizon Communications, Inc.	United States	107,900	5,374,499

			10,752,132

Wireless Telecommunications Services–1.8%
NTT Mobile Communication Network, Inc.	Japan	225	3,047,860
Vodafone Group Plc, ADR	United Kingdom	142,000	3,283,040

			6,330,900

UTILITIES–0.9%
Electric Utilities–0.5%
Calpine Corp. *	United States	12,800	316,800
Endesa SA	Spain	2,400	36,698
Endesa SA, ADR †	Spain	71,500	1,093,950
Innogy Holdings Plc	United Kingdom	107,700	319,952
Scot & Southern Energy Plc	United Kingdom	29,000	278,047

			2,045,447

Gas Utilities–0.3%
Gas Natural SDG, SA	Spain	55,578	997,293

Water Utilities–0.1%
Kelda Group Plc	United Kingdom	70,890	372,794

Total Common Stocks			352,724,137

PREFERRED STOCKS–0.2%
CONSUMER DISCRETIONARY–0.2%
Automobiles–0.2%
Porsche AG †	Germany	1,870	521,411

EVERGREEN
Global Leaders Fund
Schedule of Investments (continued)

October 31, 2001

	Country	Principal Amount	Value

U.S. TREASURY OBLIGATIONS–0.0%
U.S. Treasury Bills, 11/15/2001 †††	United States	$18,205	$18,205
U.S. Treasury Bonds:
6.875%, 08/15/2025 †††	United States	694	865
7.25%, 05/15/2016 †††	United States	353	440
7.875%, 02/15/2021 †††	United States	7,546	10,201
8.75%, 05/15/2017 †††	United States	2,297	3,261
U.S. Treasury Notes:
5.625%, 05/15/2008 †††	United States	2,116	2,318
7.50%, 02/15/2005 †††	United States	174	198

Total U.S. Treasury Obligations			35,488

	Country	Shares	Value

WARRANTS–0.0%
INFORMATION TECHNOLOGY–0.0%
Computers & Peripherals–0.0%
Swiss Reinsurance Co., expires 11/12/2001	Switzerland	54,300	0

SHORT-TERM INVESTMENTS–6.1%
MUTUAL FUND SHARES–6.1%
Evergreen Institutional Money Market Fund ø	United States	3,922,981	3,922,981
Evergreen Cash Management Money Market Fund ††ø	United States	17,790,284	17,790,284

Total Short-Term Investments			21,713,265

Total Investments–(cost $342,051,360)–105.0%			374,994,301
Other Assets and Liabilities–(5.0%)			(17,746,105)

Net Assets–100.0%			$357,248,196

EVERGREEN
Global Leaders Fund
Schedule of Investments (continued)

October 31, 2001

At October 31, 2001, the Fund held investments in the following countries:

	Market Value	Percentage of Portfolio Assets

United States	$184,247,073	49.2%
United Kingdom	34,614,371	9.2%
Germany	25,831,805	6.9%
Japan	21,089,299	5.6%
France	15,111,877	4.0%
Netherlands	14,802,079	3.9%
Italy	13,834,373	3.7%
Canada	12,229,531	3.3%
Switzerland	10,929,126	2.9%
Australia	7,669,084	2.0%
Denmark	5,853,142	1.6%
Hong Kong	5,170,954	1.4%
Ireland	4,612,762	1.2%
Spain	4,326,774	1.2%
Belgium	4,177,224	1.1%
Finland	3,967,298	1.1%
Sweden	2,487,681	0.7%
Portugal	1,959,001	0.5%
Singapore	1,652,400	0.4%
Malaysia	428,447	0.1%

	$374,994,301	100.0%

See Combined Notes to Schedules of Investments.

Global Opportunities Fund
Schedule of Investments

October 31, 2001

	Country	Shares	Value

COMMON STOCKS–92.9%
CONSUMER DISCRETIONARY–13.7%
Airlines–0.2%
Ryanair Holdings *	Ireland	40,000	$366,975

Auto Components–0.1%
Brembo SpA *	Italy	13,600	85,628
Transense Tech Plc *	United Kingdom	22,479	124,090

			209,718

Beverages–1.2%
Parmalat Finanzaria SpA *	Italy	662,000	1,768,444

Distributors–0.3%
Buhrmann NV	Netherlands	70,000	441,360

Energy Equipment & Services–0.1%
Fitness First *	United Kingdom	30,000	187,398

Hotels, Restaurants & Leisure–1.6%
Anchor Gaming *	United States	34,600	1,758,718
WMS Industries, Inc. *	United States	40,600	728,770

			2,487,488

Household Durables–0.6%
Otsuka Kagu	Japan	8,100	439,553
Waterford Wedgewood *	Ireland	684,001	418,352

			857,905

Insurance–0.5%
Vesta Insurance Group, Inc.	United States	61,600	784,784

Leisure Equipment & Products–0.4%
Zapf Creation	Germany	26,322	639,234

Media–1.3%
Cordiant Communications Group Plc	United Kingdom	169,400	211,635
Mondadori (Arnoldo) Editore	Italy	130,600	751,796
Plato Learning, Inc. *	United States	34,400	488,480
Trinity Mirror Plc	United Kingdom	100,000	571,638

			2,023,549

Multi-line Retail–1.3%
Chico’s FAS, Inc. *	United States	42,300	1,099,800
Incepta Group	United Kingdom	383,244	178,157
La Rinascente SpA *	Italy	200,000	706,967

			1,984,924

Real Estate–0.4%
Green Property Co.	Ireland	100,000	546,865

Road & Rail–0.3%
Kowloon Motor Bus Holdings, Ltd.	Hong Kong	124,000	470,564

Specialty Retail–5.4%
Aldeasa SA	Spain	8,426	121,639
Electronics Boutique Plc	United Kingdom	2,231,906	3,663,789
Fielmann AG	Germany	11,167	397,146
Hot Topic, Inc. *	United States	42,500	1,074,400
Moore Corp., Ltd.	Canada	284,443	2,140,314
Rallye SA *	France	17,000	759,945
Vendex International NV	Netherlands	30,000	225,312

			8,382,545

EVERGREEN
Global Opportunities Fund
Schedule of Investments (continued)

October 31, 2001

	Country	Shares	Value

COMMON STOCKS–continued
CONSUMER STAPLES–6.7%
Beverages–0.9%
Fomento Economico Mexicano, ADR (“Femsa”), Ser. B	Mexico	19,500	$604,500
Remy Cointreau SA	France	33,969	718,005

			1,322,505

Food & Drug Retailing–2.7%
Colruyt NV	Belgium	16,405	700,885
Duane Reade, Inc. *	United States	34,300	1,026,256
Performance Food Group Co. *	United States	39,200	1,152,088
Sobeys, Inc.	Canada	88,801	1,357,086

			4,236,315

Food Products–0.8%
Lindt & Spruengli, Ltd. *	Switzerland	2,264	1,161,558

Hotels, Restaurants & Leisure–0.7%
Argosy Gaming Corp. *	United States	39,400	1,143,782

Leisure Equipment & Products–0.9%
Adidas AG	Germany	16,000	902,328
Puma AG	Germany	20,000	482,105

			1,384,433

Personal Products–0.7%
Wella AG	Germany	23,909	1,097,827

ENERGY–2.6%
Energy Equipment & Services–1.4%
Fugro NV	Netherlands	19,700	1,005,562
Grant Pride, Inc. *	United States	105,400	958,086
KCS Energy, Inc. *	United States	74,400	260,400

			2,224,048

Oil & Gas–1.2%
SK Corp., GDR *	South Korea	17,000	152,092
Spinnaker Exploration Co. *	United States	39,100	1,715,708

			1,867,800

FINANCIALS–15.6%
Banks–3.0%
Anglo Irish Bank Corp. Plc *	Ireland	212,584	644,373
Beni Stabili SpA	Italy	300,000	134,648
Community First Bankshares, Inc.	United States	30,000	720,600
CVB Financial Corp.	United States	25,300	562,672
Dime Community Bancorp, Inc.	United States	38,900	943,325
New York Community Bancorp, Inc.	United States	44,400	1,113,108
Wing Hang Bank, Ltd.	Hong Kong	172,000	518,205

			4,636,931

Diversified Financials–6.9%
Acom Co., Ltd.	Japan	12,400	1,034,134
Arch Cap Group Ltd *	United States	51,600	1,212,600
Beijing North Star Co., Ltd.	China	1,626,000	333,539
DCC Plc *	Ireland	140,226	1,305,406
Garban Plc	United Kingdom	248,677	2,546,836
IFG Group Plc	Ireland	150,012	398,038
Resources Connection, Inc. *	United States	16,300	363,327
Scor	France	12,515	418,521
Takefuji Corp.	Japan	37,600	3,117,353

			10,729,754

EVERGREEN
Global Opportunities Fund
Schedule of Investments (continued)

October 31, 2001

	Country	Shares	Value

COMMON STOCKS–continued
FINANCIALS–continued
Insurance–5.5%
Berkley, (W.R.) Corp.	United States	24,600	$1,308,966
Clarica Life Insurance Co.	Canada	12,000	365,642
Dai Tokyo Fire & Marine Insurance Co.	Japan	276,000	889,632
Industrial Alliance Life Insurance Co.	Canada	99,985	2,495,214
Nippon Fire & Marine Insurance Co.	Japan	916,000	3,438,410

			8,497,864

Real Estate–0.2%
Henderson China Holdings, Ltd.	Hong Kong	455,000	191,042
New World China Land, Ltd. *	Hong Kong	495,200	136,497

			327,539

HEALTH CARE–21.5%
Biotechnology–6.2%
Cambridge Antibody Technology Group Plc *	United Kingdom	22,622	552,756
Charles River Laboratories International, Inc. *	United States	32,386	1,088,169
Iba *	Belgium	30,000	499,194
ILEX Oncology, Inc. *	United States	51,200	1,336,832
InterMune, Inc. *	United States	26,700	1,165,989
MorphoSys AG *	Germany	2,750	136,042
Sangstat Medical Corp. *	United States	88,000	1,992,320
Scios, Inc. *	United States	68,600	1,584,660
Xoma, Ltd. *	United States	162,400	1,213,128

			9,569,090

Health Care Equipment & Supplies–3.1%
Albany Molecular Research, Inc. *	United States	48,600	1,346,220
Biosite Diagnostics, Inc. *	United States	49,300	769,573
Cyberonics, Inc. *	United States	91,800	1,443,096
Orthofix International NV *	United States	35,200	1,129,920
Therasense, Inc. *	United States	6,300	162,540

			4,851,349

Health Care Providers & Services–6.0%
Cochlear, Ltd.	Australia	99,373	2,523,722
Davita, Inc. *	United States	85,800	1,561,560
Impath, Inc. *	United States	33,000	1,216,710
Pediatrix Medical Group, Inc. *	United States	39,900	1,158,696
Serologicals Corp. *	United States	66,600	1,175,490
Sonic Healthcare, Ltd.	Australia	210,934	910,155
Universal Health Services, Inc., Class B *	United States	16,600	670,474

			9,216,807

Pharmaceuticals–6.2%
Alpharma, Inc., Class A	United States	50,900	1,409,930
Banyu Pharmaceutical Co., Ltd.	Japan	73,200	1,421,649
Chugai Pharmaceutical Co., Ltd.	Japan	85,000	1,240,891
Merck KGaA	Germany	26,000	915,550
Perrigo Co. *	United States	88,200	1,304,478
Pliva DD, GDR	Croatia	28,000	232,400
Salix Pharmaceuticals, Ltd. *	United States	59,500	853,825
Santen Pharmaceuticals Co.	Japan	93,000	1,378,171
Shire Pharmaceuticals Group, ADR *	United Kingdom	20,000	894,000

			9,650,894

EVERGREEN
Global Opportunities Fund
Schedule of Investments (continued)

October 31, 2001

	Country	Shares	Value

COMMON STOCKS–continued
INDUSTRIALS–8.8%
Building Products–0.8%
Steel Dynamics, Inc. *	United States	118,500	$1,232,400

Commercial Services & Supplies–3.8%
Administaff, Inc. *	United States	76,600	1,722,734
Apollo Group, Inc. *	United States	42,000	1,104,600
Ase Test, Ltd. *	United States	12,000	98,760
Insight Communications, Inc., Class A *	United States	50,800	1,041,400
Mosaic Group, Inc. *	Canada	258,000	591,832
Penauille Polyservices	France	15,600	392,038
Startek, Inc. *	United States	55,600	937,416

			5,888,780

Construction & Engineering–1.7%
Boskalis Westminster NV	Netherlands	20,100	557,916
China Overseas Land & Investment, Ltd.	Hong Kong	1,840,000	209,949
Fomento de Construcciones y Contratas (FCC) *	Spain	15,000	323,127
Grupo Ferrovial SA	Spain	30,000	555,860
Saipem SpA *	Italy	90,000	444,418
Usinor SA	France	50,000	526,178

			2,617,448

Industrial Conglomerates–0.8%
Billabong International	Australia	245,718	978,934
Li & Fung, Ltd.	Hong Kong	300,000	286,539

			1,265,473

Marine–0.3%
Leif Höegh & Co. ASA *	Norway	44,582	391,984

Road & Rail–0.9%
Arriva Plc	United Kingdom	340,000	1,442,241

Transportation Infrastructure–0.5%
Firstgroup	United Kingdom	180,000	762,232

INFORMATION TECHNOLOGY–17.6%
Computers & Peripherals–1.8%
Legend Holdings, Ltd.	Hong Kong	650,000	272,917
WebEx Communications, Inc. *	United States	41,700	1,284,360
Xicor, Inc. *	United States	124,900	1,222,771

			2,780,048

Electronic Equipment & Instruments–4.4%
ELMOS Semiconductor AG	Germany	26,800	318,189
FLIR Systems, Inc. *	United States	31,200	1,445,184
Hon Hai Precision Industries Co., Ltd.	Taiwan	28,200	104,626
Kaba Holding AG	Switzerland	5,750	1,244,726
Kopin Corp. *	United States	119,300	1,501,987
Plexus Corp. *	United States	36,000	900,000
Power Integrations, Inc. *	United States	53,000	1,219,530

			6,734,242

Internet Software & Services–1.9%
Internet Security Systems, Inc. *	United States	63,300	1,674,285
Netegrity, Inc. *	United States	104,400	1,225,656

			2,899,941

EVERGREEN
Global Opportunities Fund
Schedule of Investments (continued)

October 31, 2001

	Country	Shares	Value

COMMON STOCKS–continued
INFORMATION TECHNOLOGY–continued
Semiconductor Equipment & Products–4.6%
Alpha Industries, Inc. *	United States	59,000	$1,373,520
Asm Intl *	Netherlands	35,000	551,857
BE Semiconductor Industries *	Netherlands	152,128	971,504
Brooks Automation, Inc. *	United States	35,700	1,152,396
Chartered Semiconductor Manufacturing *	United States	8,300	162,348
LTX Corp. *	United States	84,400	1,389,224
Microsemi Corp. *	United States	31,900	1,116,500
Taiwan Semiconductor Manufacturing Co., Ltd. *	Taiwan	159,600	282,191
United Microelectronics Corp. *	Taiwan	177,100	145,787

			7,145,327

Software–4.9%
Clarus Corp. *	United States	206,800	684,508
Eidos Plc, ADR *	United Kingdom	564,112	1,737,310
Micromuse, Inc. *	United States	129,500	1,197,875
Misys Plc	United Kingdom	50,000	188,851
MRO Software, Inc. *	United States	81,600	1,077,120
Precise Software Solutions, Ltd. *	United States	60,400	1,154,244
Ubi Soft Entertainment *	France	43,480	1,477,894
United Microelectronics Corp. *	United States	23,000	131,100

			7,648,902

MATERIALS–2.9%
Chemicals–1.2%
Guardian IT Plc	United Kingdom	104,000	540,870
OM Group, Inc.	United States	21,400	1,295,770

			1,836,640

Construction Materials–0.5%
AMEC Plc	United Kingdom	136,750	824,426

Metals & Mining–0.1%
Titanium Metals Corp. *	United States	50,200	158,130

Paper & Forest Products–1.1%
Rexam Plc	United Kingdom	310,500	1,655,403

TELECOMMUNICATION SERVICES–3.1%
Communications Equipment–0.7%
Tandberg ASA *	Norway	60,000	1,075,317

Diversified Telecommunication Services–2.4%
Elisa Communications	Finland	23,393	257,750
Internatio Muller NV	Netherlands	30,000	551,812
Intrado, Inc. *	United States	35,700	969,255
Mahanagar Telephone Nigam, Ltd. *	India	95,000	513,105
PT Telekomunikasi Indonesia, ADR	Peru	73,110	380,172
Telecel-Comunicacoes Pessoais, SA *	Portugal	130,000	912,042
Videsh Sanchar Nigam, Ltd., ADR	India	17,500	169,750

			3,753,886

EVERGREEN
Global Opportunities Fund
Schedule of Investments (continued)

October 31, 2001

	Country	Shares	Value

COMMON STOCKS–continued
UTILITIES–0.4%
Electric Utilities–0.2%
Korea Electric Power Corp., ADR	South Korea	40,000	$348,400

Gas Utilities–0.2%
Cia Esp Petroleos	Spain	30,000	321,104

Total Common Stocks			143,852,573

SHORT-TERM INVESTMENTS–5.6%
MUTUAL FUND SHARES–5.6%
Evergreen Institutional Money Market Fund ø	United States	8,657,415	8,657,415

Total Investments–(cost $143,265,764)–98.5%			152,509,988
Other Assets and Liabilities–1.5%			2,279,662

Net Assets–100.0%			$154,789,650

At October 31, 2001, the Fund held investments in the following countries:

	Market Value	Percentage of Portfolio Assets

United States	$78,129,968	51.2%
United Kingdom	16,081,632	10.5%
Japan	12,959,793	8.5%
Canada	6,950,089	4.6%
Germany	4,888,420	3.2%
Australia	4,412,810	2.9%
Netherlands	4,305,323	2.8%
France	4,292,581	2.8%
Italy	3,891,901	2.6%
Ireland	3,680,010	2.4%
Switzerland	2,406,284	1.6%
Hong Kong	2,085,713	1.4%
Norway	1,467,301	1.0%
Spain	1,321,730	0.9%
Belgium	1,200,080	0.8%
Portugal	912,042	0.6%
India	682,855	0.4%
Mexico	604,500	0.4%
Taiwan	532,604	0.3%
South Korea	500,491	0.3%
Peru	380,172	0.2%
China	333,539	0.2%
Finalnd	257,750	0.2%
Croatia	232,400	0.2%

	$152,509,988	100.0%

See Combined Notes to Schedules of Investments.

International Growth Fund
Schedule of Investments

October 31, 2001

	Country	Shares	Value

COMMON STOCKS–95.8%
CONSUMER DISCRETIONARY–9.6%
Auto Components–0.9%
Autoliv, Inc.	Sweden	400,467	$6,325,988
Pirelli SpA *	Italy	251,542	386,887

			6,712,875

Automobiles–2.3%
Fiat SpA	Italy	224,841	3,660,420
Honda Motor Co., Ltd.	Japan	83,000	2,973,357
Hyundai Motor Co., Ltd.	South Korea	85,000	530,015
Peugoet SA	France	151,068	6,134,894
Toyota Motor Corp.	Japan	167,400	4,057,106

			17,355,792

Distributors–0.4%
Mitsubishi Corp.	Japan	420,000	3,214,819

Hotels, Restaurants & Leisure–0.2%
Cafe De Coral Holdings, Ltd.	Hong Kong	1,200,000	700,000
Hyundai Department Store Co., Ltd.	South Korea	50,170	621,782

			1,321,782

Household Durables–0.5%
Electrolux AB	Sweden	298,191	3,578,213

Leisure Equipment & Products–0.9%
Fuji Photo Film Co.	Japan	79,000	2,604,431
Nintendo Co., Ltd.	Japan	27,100	4,175,185

			6,779,616

Media–1.2%
Daily Mail & General Trust, Class A	United Kingdom	151,400	1,444,999
Edipresse SA	Switzerland	2,757	741,809
Grupo Prisa SA *	Spain	82,483	689,960
Kensington Group *	United Kingdom	142,370	368,141
Rank Group	United Kingdom	138,000	376,889
Shaw Brothers (Hong Kong), Ltd.	Hong Kong	243,000	179,135
Springer Axel Verl	Germany	19,600	1,040,123
Telegraaf Holdings NV	Netherlands	208,100	3,118,343
Torstar Corp.	Canada	81,852	838,225

			8,797,624

Multi-line Retail–1.7%
Karstadt AG	Germany	161,000	5,169,767
National Express Group	United Kingdom	33,590	263,012
New Clicks Holdings, Ltd.	South Africa	1,247,737	978,405
Next Plc	United Kingdom	213,000	2,688,905
Publicis Groupe SA	France	132,779	2,937,929
Selfridges Plc	United Kingdom	89,000	360,074
Shinsegae Department Store	South Korea	11,000	783,036

			13,181,128

EVERGREEN
International Growth Fund
Schedule of Investments (continued)

October 31, 2001

	Country	Shares	Value

COMMON STOCKS–continued
CONSUMER DISCRETIONARY–continued
Specialty Retail–1.5%
Castorama Dubois	France	179,252	$8,528,969
Electronics Boutique Plc	United Kingdom	1,112,054	1,825,494
Moore Corp., Ltd.	Canada	172,596	1,298,712

			11,653,175

CONSUMER STAPLES–16.7%
Beverages–3.1%
Al-Ahram Beverage Co. SAE, GDR 144A*	Egypt	474,816	3,494,029
Chosun Brewery Co.	South Africa	154,250	5,615,608
Diageo Plc	United Kingdom	728,600	7,266,175
Heineken Holding NV	Netherlands	200,800	5,327,980
Remy Cointreau SA	France	82,708	1,748,204

			23,451,996

Food & Drug Retailing–1.0%
Casino Guichard-Perrachon SA	France	9,585	716,855
Safeway Plc	United Kingdom	294,000	1,494,829
Sobeys, Inc.	Canada	355,176	5,427,917

			7,639,601

Food Products–5.2%
Ajinomoto Co., Inc.	Japan	49,000	529,805
Cadbury Schweppes	United Kingdom	1,662,500	10,336,692
Cheil Jedang Corp.	South Korea	36,000	1,012,239
Groupe Danone	France	20,225	2,337,591
Lindt & Spruengli, Ltd. *	Switzerland	9,545	4,897,117
Nestle SA	Switzerland	79,320	16,443,148
Souza Cruz CIA SA	Brazil	856,900	3,932,480

			39,489,072

Household Products–0.7%
Kao Corp.	Japan	219,000	5,182,586

Personal Products–0.4%
Pacific Corp.	South Korea	41,000	2,858,249

Tobacco–6.3%
Altadis SA	Spain	1,035,000	16,989,479
British America Tobacco Plc	United Kingdom	1,702,500	14,839,339
Eastern Tobacco Co.	Egypt	51,800	675,903
Japan Tobacco, Inc.	Japan	261	1,703,864
PT Hanjaya Mandala Sampoerna Tbk	Indonesia	1,750,000	501,193
Rothmans, Inc.	Canada	101,400	2,086,407
Swedish Match Co. AB	Sweden	2,241,929	11,559,692

			48,355,877

ENERGY–5.3%
Energy Equipment & Services–0.2%
Fugro NV	Netherlands	13,026	664,896
IHC Caland NV	Netherlands	17,570	876,295

			1,541,191

EVERGREEN
International Growth Fund
Schedule of Investments (continued)

October 31, 2001

	Country	Shares	Value

COMMON STOCKS–continued
ENERGY–continued
Oil & Gas–5.1%
BP Amoco Plc	United Kingdom	630,300	$5,081,787
BP Amoco Plc., ADR	United Kingdom	63,000	3,045,420
Eni SpA	Italy	437,527	5,477,986
Nexen, Inc.	Canada	71,747	1,480,788
Petro-Canada	Canada	221,788	5,709,629
Petroleo Brasileiro SA, ADR	Brazil	200,000	4,000,000
Repsol-YPF SA	Spain	155,850	2,256,885
Royal Dutch Petroleum Co.	Netherlands	38,200	1,941,282
TonenGeneral Sekiyu KK	Japan	59,000	473,753
TotalFinaElf SA, Class B	France	62,761	8,806,256

			38,273,786

FINANCIALS–29.5%
Banks–6.4%
Abbey National Bank Plc	United Kingdom	56,600	841,140
Anglo Irish Bank Corp. Plc *	Ireland	400,900	1,215,186
Banque Nationale de Paris	France	29,661	2,465,100
Barclays Bank Plc	United Kingdom	288,272	8,668,600
Dah Sing Financial Group	Hong Kong	49,994	216,641
Danske Bank	Denmark	69,855	1,033,558
DBS Group Holdings, Ltd.	Singapore	1,038,291	5,923,165
Kookmin Bank *	South Korea	194,391	5,081,872
Laurentian Bank of Canada	Canada	70,500	1,217,800
Lloyds TSB Group Plc	United Kingdom	357,950	3,608,760
Royal Bank of Scotland Plc	United Kingdom	238,400	5,697,028
Standard Chartered Plc	United Kingdom	53,350	532,436
UBS AG *	Switzerland	68,880	3,199,068
United Overseas Bank	Singapore	140,193	784,382
Verwalt & Private Bank	Switzerland	9,680	1,420,657
Wing Hang Bank, Ltd.	Hong Kong	2,089,300	6,294,686

			48,200,079

Diversified Financials–9.7%
Aeon Credit Service Co., Ltd.	Hong Kong	1,080,000	366,923
Aiful Corp.	Japan	60,400	4,731,650
Brascan Corp.	Canada	765,171	11,457,312
Close Brothers Group Plc	United Kingdom	107,330	1,131,032
DCC Plc *	Ireland	332,993	3,099,933
Fortis (NL) NV	Netherlands	428,791	10,143,276
Garban Plc	United Kingdom	109,487	1,121,316
Groupe Bruxelles Lambert SA	Belgium	169,655	8,392,787
H & CB	United States	38,042	493,785
HSBC Holdings Plc (Hong Kong Exchange)	United Kingdom	547,625	5,994,358
HSBC Holdings Plc (London Exchange)	United Kingdom	954,711	10,342,703
Ing Groep NV	Netherlands	59,414	1,480,285
Irish Permanent Plc	Ireland	85,837	907,171
IVG Holding AG	Germany	150,000	1,679,722
Lonrho Plc	United Kingdom	97,100	1,114,352
Nichiei Co., Ltd.	Japan	68,000	558,228
Pargesa Holding AG	Switzerland	2,628	4,772,922
Power Corp. of Canada	Canada	116,600	2,509,384
Shinhan Financial Group Co., Ltd., GDR 144A*	United States	13,000	229,450
Takefuji Corp.	Japan	40,800	3,382,659

			73,909,248

EVERGREEN
International Growth Fund
Schedule of Investments (continued)

October 31, 2001

	Country	Shares	Value

COMMON STOCKS–continued
FINANCIALS–continued
Insurance–10.7%
Aegon NV	Netherlands	31,860	$799,515
Allianz AG	Germany	21,755	5,122,778
Assicurazioni Generali SpA *	Italy	76,800	2,103,417
Axa	France	179,892	3,931,832
Britannic Assurance Plc	United Kingdom	41,000	445,216
Clarica Life Insurance Co.	Canada	84,668	2,579,845
Dai Tokyo Fire & Marine Insurance Co.	Japan	268,000	863,846
Industrial Alliance Life Insurance Co.	Canada	226,170	5,644,273
Kingsway Financial Services, Inc. *	Canada	150,000	1,495,463
Manulife Financial Corp.	Canada	135,591	3,353,886
Mitsui Marine & Fire Insurance Co., Ltd.	Japan	5,079,000	28,183,280
Munchener Ruckvers	Germany	27,826	7,345,743
Nippon Fire & Marine Insurance Co.	Japan	927,000	3,479,701
Prudential Corp. Plc	United Kingdom	243,634	2,548,277
Riunone Adriatica di Sicurta SpA *	Italy	329,554	3,951,242
Royal & Sun Alliance Insurance Group Plc	United Kingdom	1,734,732	9,424,974

			81,273,288

Real Estate–2.7%
Amoy Properties, Ltd.	Hong Kong	360,000	369,231
British Land Co. Plc	United Kingdom	1,357,593	8,776,185
Brookfield Properties Corp.	Canada	412,233	6,702,553
Cheung Kong Holdings, Ltd.	Hong Kong	66,000	558,462
Land Securities Plc	United Kingdom	36,330	438,574
WCM Beteiligungs & Grundbesitz AG *	Germany	269,056	3,170,230
Wharf Holdings, Ltd.	Hong Kong	150,000	276,923

			20,292,158

HEALTH CARE–10.9%
Health Care Equipment & Supplies–1.4%
Fresenius Medical Care AG	Germany	241,099	10,951,249

Pharmaceuticals–9.5%
Alliance Unichem Plc	United Kingdom	358,031	2,769,596
Aventis SA, Class A	France	90,000	6,617,701
Banyu Pharmaceutical Co., Ltd.	Japan	106,000	2,058,672
Chugai Pharmaceutical Co., Ltd.	Japan	372,000	5,430,723
Eisai Co.	Japan	120,000	3,064,997
Elan Corp. Plc, ADR *	Ireland	6,397	292,023
GlaxoSmithKline Plc	United Kingdom	276,598	7,433,561
Merck KGaA	Germany	138,990	4,894,318
Novartis AG	Switzerland	146,720	5,486,411
Pharmacia Corp.	United States	147,592	5,894,326
Roche Holdings AG	Switzerland	86,300	5,976,564
Sankyo Co.	Japan	63,000	1,223,551
Schering AG	Germany	146,579	7,561,048
Teva Pharmaceutical Industries, Ltd., ADR	Israel	51,400	3,176,520
Yamanouchi Pharmaceutical Co., Ltd.	Japan	241,000	7,138,847
Zeneca Group	United Kingdom	61,400	2,765,963

			71,784,821

EVERGREEN
International Growth Fund
Schedule of Investments (continued)

October 31, 2001

	Country	Shares	Value

COMMON STOCKS–continued
INDUSTRIALS–5.1%
Aerospace & Defense–0.1%
British Aerospace Plc	United Kingdom	81,200	$393,984

Air Freight & Couriers–0.1%
TNT Post Group NV	Netherlands	50,454	985,672

Commercial Services & Supplies–1.6%
Atos SA *	France	28,500	2,076,379
International Service System *	Denmark	117,919	5,554,558
Secom Co., Ltd.	Japan	63,000	3,274,797
Toppan Printing Co., Ltd.	Japan	115,000	1,068,873

			11,974,607

Construction & Engineering–0.2%
Balfour Beatty Plc	United Kingdom	357,250	913,400
Saipem SpA *	Italy	164,400	811,804

			1,725,204

Industrial Conglomerates–2.2%
Compagnie de Saint Gobain	France	54,368	7,555,247
Kidde Plc	United Kingdom	2,025,485	1,618,333
Lattice Group Plc	United Kingdom	1,548,468	3,481,041
Li & Fung, Ltd.	Hong Kong	900,000	859,615
Siemens AG	Germany	69,861	3,382,486

			16,896,722

Machinery–0.8%
Ashtead Group Plc	United Kingdom	1,463,900	1,616,223
Kubota Corp.	Japan	1,204,000	3,812,085
Sumitomo Rubber Industries, Ltd.	Japan	111,000	541,662

			5,969,970

Road & Rail–0.1%
Arriva Plc	United Kingdom	71,400	302,871

Transportation Infrastructure–0.0%
Hong Kong Aircraft	Hong Kong	100,000	144,872

INFORMATION TECHNOLOGY–3.3%
Communications Equipment–1.9%
Nokia Oyj	Finland	689,343	14,403,281

Computers & Peripherals–0.0%
Hon Hai Precision Industry Co., Ltd., GDR	Taiwan	24,648	193,487

Semiconductor Equipment & Products–1.4%
Samsung Electronics Co., Ltd. *	South Korea	48,880	6,569,078
Samsung Electronics, Ltd., GDR	South Korea	21,765	691,123
ST Microelectronics	France	102,835	2,904,340

			10,164,541

MATERIALS–7.0%
Chemicals–2.0%
Akzo Nobel NV	Netherlands	339,954	13,927,892
Pilkington Plc	United Kingdom	1,007,230	1,459,546

			15,387,438

EVERGREEN
International Growth Fund
Schedule of Investments (continued)

October 31, 2001

	Country	Shares	Value

COMMON STOCKS–continued
MATERIALS–continued
Construction Materials–2.3%
Aggregate Indiana Plc	United Kingdom	1,363,441	$1,723,184
Compagnie Generale des Etablissements Michelin, Class B	France	99,200	3,063,108
Holcim, Ltd.	Switzerland	31,155	5,991,713
Lafarge SA	France	74,815	6,641,752

			17,419,757

Metals & Mining–0.6%
Companhia Vale do Rio Doce, ADR	Brazil	200,000	4,188,940

Paper & Forest Products–2.1%
Oji Paper Co., Ltd.	Japan	66,000	322,069
Rexam Plc	United Kingdom	197,000	1,050,288
Sappi, Ltd.	South Africa	1,259,104	11,741,079
Timberwest Forest Corp.	Canada	170,813	1,280,990
UPM-Kymmene Oyj	Finland	50,481	1,639,125

			16,033,551

TELECOMMUNICATION SERVICES–4.0%
Diversified Telecommunication Services–3.6%
BCE, Inc.	Canada	265,000	5,846,767
British Telecommunications Plc	United Kingdom	1,405,580	7,105,767
France Telecom SA	France	80,300	2,995,204
Manitoba Telephone Systems	Canada	83,854	1,730,665
Telecom Italia SpA	Italy	1,974,957	9,556,894

			27,235,297

Wireless Telecommunications Services–0.4%
Vodafone Airtouch Plc	United Kingdom	1,435,700	3,316,172

UTILITIES–4.4%
Electric Utilities–4.2%
Companhia Paranaense de Energia-Copel, ADR	Brazil	88,000	422,400
Electricity Generating Public Co.	Thailand	163,400	129,741
Innogy Holdings Plc	United Kingdom	168,780	501,407
Korea Electric Power Corp., ADR	South Korea	381,100	3,319,381
Scot & Southern Energy Plc	United Kingdom	44,000	421,864
Suez SA	France	185,620	5,831,768
Tokyo Electric Power Co., Inc.	Japan	374,300	9,285,340
United Utilities Plc	United Kingdom	1,273,595	11,507,948
Viridian Group Plc	United Kingdom	18,000	151,008

			31,570,857

Gas Utilities–0.2%
Gas Natural SDG, SA	Spain	86,062	1,544,298

Water Utilities–0.0%
Kelda Group Plc	United Kingdom	77,844	409,364

Total Common Stocks			726,059,110

PREFERRED STOCKS–0.0%
CONSUMER STAPLES–0.0%
Food Products–0.0%
Perdigao SA	Brazil	21,000	109,197

EVERGREEN
International Growth Fund
Schedule of Investments (continued)

October 31, 2001

	Country	Shares	Value

MUTUAL FUND SHARES–0.0%
Mutual Funds–0.0%
Atlantis Korean Smaller Co.	Ireland	5,000	$76,500

SHORT-TERM INVESTMENTS–0.6%
MUTUAL FUND SHARES–0.6%
Evergreen Institutional Money Market Fund ø	United States	4,580,524	4,580,524

Total Investments–(cost $765,056,363)–96.4%			730,825,331
Other Assets and Liabilities–3.6%			27,639,217

Net Assets–100.0%			$758,464,548

At October 31, 2001, the Fund held investments in the following countries:

	Market Value	Percentage of Portfolio Assets

United Kingdom	$159,018,226	21.8%
Japan	103,335,887	14.1%
France	75,293,128	10.4%
Canada	60,660,616	8.3%
Germany	50,317,464	6.9%
Switzerland	48,929,409	6.7%
Netherlands	39,265,436	5.4%
Italy	25,948,649	3.6%
Spain	21,480,624	2.9%
South Korea	21,466,775	2.9%
Sweden	21,463,893	2.9%
South Africa	18,335,092	2.5%
Finland	16,042,406	2.2%
Brazil	12,653,017	1.7%
United States	11,274,585	1.5%
Hong Kong	9,966,488	1.4%
Belgium	8,392,787	1.1%
Singapore	6,707,548	0.9%
Denmark	6,588,116	0.9%
Ireland	5,514,313	0.8%
Egypt	4,169,931	0.6%
Israel	3,176,520	0.4%
Indonesia	501,193	0.1%
Taiwan	193,487	0.0%
Thailand	129,741	0.0%

	$730,825,331	100.0%

See Combined Notes to Schedules of Investments.

Latin America Fund
Schedule of Investments

October 31, 2001

	Country	Shares	Value

COMMON STOCKS–82.5%
CONSUMER DISCRETIONARY–9.4%
Media–1.2%
Grupo Televisa SA, ADR *	Mexico	6,531	$198,869

Multi-line Retail–2.4%
Organizacion Soriana SA *	Mexico	80,000	174,307
Perez Companc SA, ADR	Argentina	10,000	106,000
S.A.C.I Falabella SA	Chile	150,000	108,277

			388,584

Specialty Retail–5.8%
Grupo Continental, SA	Mexico	125,100	159,091
Wal-Mart de Mexico SA de CV	Mexico	332,788	793,292

			952,383

CONSUMER STAPLES–13.2%
Beverages–13.2%
Coca-Cola Femsa SA, ADR	Mexico	33,300	668,997
Embotelladora Andina SA, ADR, Ser. A	Chile	16,300	145,070
Fomento Economico Mexicano, ADR (“Femsa”), Ser. B	Mexico	19,604	607,724
Grupo Modelo SA de CV, Ser. C	Mexico	288,200	662,136
Vina Concha y Toro SA, ADR	Chile	2,200	84,810

			2,168,737

ENERGY–6.8%
Oil & Gas–6.2%
Petroleo Brasileiro SA, ADR	Brazil	52,550	1,014,446

Utility–0.6%
Eletrobras SA	Brazil	8,000,000	103,627

FINANCIALS–13.1%
Banks–10.0%
Banco Itau SA	Brazil	10,200,000	647,409
Banco Santander Chile	Spain	10,000	161,500
Grupo Financiero Bancomer SA, Ser. O*	Mexico	1,044,595	833,735

			1,642,644

Real Estate–3.1%
Consorcio ARA *	Mexico	374,000	508,295

INDUSTRIALS–1.6%
Industrial Conglomerates–1.6%
Compania Cervecerias Unidas SA, ADR	Chile	9,600	151,872
Siderca SA	Argentina	100,000	115,046

			266,918

MATERIALS–14.2%
Construction Materials–2.4%
Cemex SA de CV, ADR, Ser. B	Mexico	17,116	393,668

Metals & Mining–7.2%
Companhia Vale do Rio Doce, ADR	Brazil	46,300	969,740
Gerdau SA	Brazil	30,000,000	209,844

			1,179,584

EVERGREEN
Latin America Fund
Schedule of Investments (continued)

October 31, 2001

	Country	Shares	Value

COMMON STOCKS–continued
MATERIALS–continued
Paper & Forest Products–4.6%
Aracruz Celulose SA, ADR	Brazil	28,000	$490,000
Kimberly Clark Corp. De Mexico SA	Mexico	100,000	271,815

			761,815

TELECOMMUNICATION SERVICES–20.7%
Diversified Telecommunication Services–15.7%
Compania Anonima Nacional Telefonos de Venezuela, Class D, ADR	Venezuela	5,200	117,520
Entel Empresa Nacional de Telecomunicaciones	Chile	19,000	118,509
Tele Norte Leste Participacoes SA, ADR	Brazil	20,139	204,612
Telefonos de Mexico SA de CV, ADR	Mexico	62,974	2,144,894

			2,585,535

Wireless Telecommunications Services–5.0%
America Movil SA de CV, ADR	Mexico	54,574	818,610

UTILITIES–3.5%
Electric Utilities–2.6%
Companhia Paranaense de Energia-Copel, ADR	Brazil	49,000	235,200
Enersis SA, ADR	Chile	14,900	183,419

			418,619

Multi-Utilities–0.9%
Petroleos de Chile SA	Chile	50,000	147,102

Total Common Stocks			13,549,436

PREFERRED STOCKS–2.8%
CONSUMER STAPLES–2.8%
Beverages–1.7%
Companhia de Bebidas das Americas, ADR	Brazil	1,731,500	281,641

Food Products–1.1%
Perdigao SA	Brazil	34,660	180,227

Total Preferred Stocks			461,868

WARRANTS–0.0%
MATERIALS–0.0%
Construction Materials–0.0%
Cemex SA de CV, ADR, expire 12/13/2002 *	Mexico	2,219	2,885

EVERGREEN
Latin America Fund
Schedule of Investments (continued)

October 31, 2001

	Country	Principal Amount	Value

SHORT-TERM INVESTMENTS–9.5%
REPURCHASE AGREEMENTS–4.6%
State Street Bank & Trust Co. dated 10/31/2001, 0.5%, maturing 11/01/2001, maturity value $763,010	United States	$763,000	$763,000

	Country	Shares	Value

MUTUAL FUND SHARES–4.9%
Evergreen Institutional Money Market Fund ø	United States	798,492	798,492

Total Short-Term Investments			1,561,492

Total Investments–(cost $15,071,295)–94.8%			15,575,681
Other Assets and Liabilities–5.2%			853,910

Net Assets–100.0%			$16,429,591

At October 31, 2001, the Fund held investments in the following countries:

	Market Value	Percentage of Portfolio Assets

Mexico	$8,238,318	52.9%
Brazil	4,336,746	27.9%
United States	1,561,492	10.0%
Chile	939,059	6.0%
Argentina	221,046	1.4%
Spain	161,500	1.0%
Venezuela	117,520	0.8%

	$15,575,681	100.0%

See Combined Notes to Schedules of Investments.

Precious Metals Fund
Schedule of Investments

October 31, 2001

	Country	Shares	Value

COMMON STOCKS–96.8%
MATERIALS–96.8%
Metals & Mining–96.8%
Agnico-Eagle Mines, Ltd.	Canada	420,000	$4,083,778
Anglo-American Platinum Corp., Ltd.	South Africa	50,800	1,659,052
AngloGold, Ltd.	South Africa	80,819	2,725,068
Avgold, Ltd. *	South Africa	2,074,000	1,120,838
Barrick Gold Corp.–Canadian Exchange	Canada	208,600	3,252,361
Canyon Resources Corp. *	United States	617,398	679,138
Compania de Minas Buenaventura SA, ADR	Peru	80,000	1,620,800
Delta Gold NL	Australia	1,977,215	2,277,042
Franco Nevada Mining, Ltd.	Canada	278,113	3,961,025
Freeport McMoRan Copper & Gold, Inc., Class B *	United States	42,950	476,745
Gabriel Resources, Ltd. *	Canada	100,000	242,627
Gencor, Ltd.	South Africa	691,400	2,110,015
Geomaque Exploration, Ltd. *	Canada	800,000	35,291
Glamis Gold, Ltd. *	Canada	225,000	786,961
Goldcorp, Inc.	Canada	419,700	4,945,604
Goldfields, Ltd.	Australia	1,566,755	4,438,628
Harmony Gold Mining, Ltd.	South Africa	575,200	3,340,129
Homestake Mining Co.	United States	437,200	3,585,040
Impala Platinum Holdings, Ltd.	South Africa	50,000	1,778,098
Kinross Gold Corp. *	Canada	2,010,000	1,728,600
Lihir Gold, Ltd. *	Papua New Guinea	2,176,100	1,291,346
Meridian Gold, Inc. *	Canada	486,500	5,327,175
Meridian Gold, Inc.–Canadian Exchange *	Canada	25,000	270,986
Miramar Mining Corp. *	Canada	614,600	348,588
Namibian Minerals Corp. *	Canada	75,000	11,250
Newcrest Mining, Ltd.	Australia	3,263	5,596
Newmont Mining Corp.	United States	155,800	3,614,560
Orvana Minerals Corp. *	Canada	337,100	12,746
Placer Dome, Inc.	Canada	217,500	2,481,675
Placer Dome, Inc. Canadian Exchange	Canada	65,000	753,718
Randgold Resources, Inc., GDR 144A*	South Africa	88,992	400,464
Repadre Capital Corp. *	Canada	300,000	708,974
Rio Narcea Gold Mine, Inc. *	Canada	127,200	47,295
Sons of Gwalia, Ltd.	Australia	1,011,030	3,620,142
Stillwater Mining Co. *	United States	47,250	736,627
Teck Corp., Class B	Canada	225,000	1,460,486
Viceroy Resource Corp. *	Canada	1,000,000	92,954
Western Area Gold Mining *	South Africa	200,000	508,634

Total Common Stocks			66,540,056

SHORT-TERM INVESTMENTS–0.6%
MUTUAL FUND SHARES–0.6%
Evergreen Institutional Money Market Fund ø	United States	405,300	405,300

Total Investments–(cost $68,902,478)–97.4%			66,945,356
Other Assets and Liabilities–2.6%			1,778,174

Net Assets–100.0%			$68,723,530

EVERGREEN
Precious Metals Fund
Schedule of Investments (continued)

October 31, 2001

At October 31, 2001, the Fund held investments in the following countries:

	Market Value	Percentage of Portfolio Assets

Canada	$30,552,094	45.7%
South Africa	13,642,298	20.4%
Australia	10,341,408	15.4%
United States	9,497,410	14.2%
Peru	1,620,800	2.4%
Papua New Guinea	1,291,346	1.9%

	$66,945,356	100.0%

See Combined Notes to Schedules of Investments.

Combined Notes to Schedules of Investments

October 31, 2001

Symbol	Description

144A	Security that may be resold to qualified institutional buyers under Rule 144A of the Securities Act of 1933, as amended. This security has been determined to be liquid under guidelines established by the Board of Trustees.
*	Non-income producing security.
†	All or a portion of this security is on loan.
††	Represents investment of cash collateral received for securities on loan.
†††	Represents non-cash collateral received for securities on loan.
ø	The advisor of the Fund and the advisor of the money market fund are each a subsidiary of Wachovia Corporation.

Summary of Abbreviations
ADR	American Depository Receipt
ADS	American Depository Shares
GDR	Global Depository Receipt

See Combined Notes to Financial Statements.

Global and International Funds
Statements of Assets and Liabilities

October 31, 2001

	Emerging Markets Growth Fund	Global Leaders Fund	Global Opportunities Fund	International Growth Fund	Latin America Fund	Precious Metals Fund

Assets
Identified cost of securities	$49,357,535	$342,051,360	$143,265,764	$765,056,363	$15,071,295	$68,902,478
Net unrealized gains or losses on securities	(8,897,407)	32,942,941	9,244,224	(34,231,032)	504,386	(1,957,122)

Market value of securities	40,460,128	374,994,301	152,509,988	730,825,331	15,575,681	66,945,356
Investment in wholly-owned unconsolidated foreign subsidiary, at value	0	0	0	0	0	916,470
Cash	0	0	0	0	300	0
Foreign currency, at value (cost $346,554, $622,213, $131,388, $5,627,459, $33,626 and $38,860, respectively)	347,519	617,497	120,199	5,581,053	33,377	39,774
Receivable for securities sold	0	0	5,413,082	29,258,083	899,342	0
Receivable for Fund shares sold	14,991	69,703	654,674	934,645	35,370	778,421
Dividends and interest receivable	69,206	587,091	210,219	1,866,874	23,192	37,746
Unrealized gains on forward foreign currency exchange contracts	0	0	125,974	1,455,349	0	0
Prepaid expenses and other assets	18,893	54,554	44,435	82,166	68,055	46,080

Total assets	40,910,737	376,323,146	159,078,571	770,003,501	16,635,317	68,763,847

Liabilities Payable for securities purchased	0	17,388	3,753,228	7,507,657	48,450	0
Payable for Fund shares redeemed	3,134	1,174,523	293,443	2,203,136	133,530	27,509
Unrealized losses on forward foreign currency exchange contracts	0	0	136,254	1,326,823	0	0
Due to custodian	525,143	0	0	0	0	0
Payable for securities on loan	0	17,825,772	0	0	0	0
Advisory fee payable	1,559	8,526	3,813	10,768	296	1,230
Distribution Plan expenses payable	87	6,714	3,027	3,387	307	702
Due to other related parties	110	980	419	2,078	45	186
Accrued expenses and other liabilities	37,143	41,047	98,737	485,104	23,098	10,690

Total liabilities	567,176	19,074,950	4,288,921	11,538,953	205,726	40,317

Net assets	$40,343,561	$357,248,196	$154,789,650	$758,464,548	$16,429,591	$68,723,530

Net assets represented by Paid-in capital	$60,835,470	$355,790,662	$187,508,321	$905,015,671	$34,314,729	$171,410,446
Undistributed (overdistributed) net investment income (loss)	$(2,133)	$(19,771)	$(14,479)	$5,964,389	$(3,392)	$848,534
Accumulated net realized losses on securities, futures contracts, and foreign currency related transactions	$(11,593,245)	$(31,458,042)	$(41,922,571)	$(118,245,587)	$(18,385,850)	$(101,579,242)
Net unrealized gains or losses on securities and foreign currency related transactions	(8,896,531)	32,935,347	9,218,379	(34,269,925)	504,104	(1,956,208)

Total net assets	$40,343,561	$357,248,196	$154,789,650	$758,464,548	$16,429,591	$68,723,530

Net assets consists of Class A	$3,948,670	$121,223,459	$56,546,361	$149,948,001	$6,562,427	$57,027,628
Class B	1,690,308	151,189,166	78,946,014	37,139,991	7,360,976	10,039,200
Class C	526,953	63,449,442	18,759,174	48,918,177	2,279,032	1,633,968
Class I *	34,177,630	21,386,129	538,101	522,458,379	227,156	22,734

Total net assets	$40,343,561	$357,248,196	$154,789,650	$758,464,548	$16,429,591	$68,723,530

Shares outstanding Class A	587,606	8,707,826	3,666,588	23,188,470	784,291	4,606,248
Class B	263,656	11,311,818	5,731,038	5,865,615	926,599	833,222
Class C	82,140	4,756,542	1,356,545	7,726,390	287,438	135,743
Class I *	5,004,589	1,512,082	34,512	80,455,149	26,867	1,858

Net asset value per share Class A	$6.72	$13.92	$15.42	$6.47	$8.37	$12.38

Class A—Offering price (based on sales charge of 5.75%)	$7.13	$14.77	$16.36	$6.86	$8.88	$13.14

Class B	$6.41	$13.37	$13.78	$6.33	$7.94	$12.05

Class C	$6.42	$13.34	$13.83	$6.33	$7.93	$12.04

Class I *	$6.83	$14.14	$15.59	$6.49	$8.45	$12.24

* Effective at the close of business on May 11, 2001, Class Y shares of the Funds were renamed as Institutional shares (Class I).

See Combined Notes to Financial Statements.

Global and International Funds
Statements of Operations

Year Ended October 31, 2001

	Emerging Markets Growth Fund	Global Leaders Fund	Global Opportunities Fund	International Growth Fund	Latin America Fund	Precious Metals Fund

Investment income Dividends (net of foreign withholding taxes of $93,738, $395,516, $179,055, $1,474,544, $46,501 and $52,895, respectively)	$1,034,614	$4,731,860	$1,370,441	$13,096,001	$526,869	$2,028,460
Interest and other	18,448	280,096	454,035	1,482,442	18,130	33,936

Total investment income	1,053,062	5,011,956	1,824,476	14,578,443	544,999	2,062,396

Expenses Advisory fee	710,701	3,101,400	1,759,561	3,872,253	148,177	400,064
Distribution Plan expenses	40,471	2,378,389	1,437,810	899,714	163,123	211,330
Administrative services fees	50,049	356,483	193,775	742,292	22,451	60,616
Transfer agent fee	79,988	1,526,485	658,832	943,831	120,509	403,080
Trustees’ fees and expenses	1,037	9,032	3,992	10,334	557	1,444
Printing and postage expenses	10,536	60,216	68,818	173,537	4,967	12,316
Custodian fee	104,451	280,860	166,749	882,677	27,736	76,827
Registration and filing fees	54,094	4,883	41,899	147,585	34,050	42,531
Professional fees	18,377	24,442	44,011	28,372	7,833	15,638
Interest expense	0	4,689	0	2,964	0	241
Other	20,645	3,155	4,787	26,082	1,334	1,326

Total expenses	1,090,349	7,750,034	4,380,234	7,729,641	530,737	1,225,413
Less: Expense reductions	(3,718)	(12,304)	(10,076)	(27,904)	(1,575)	(2,213)

Net expenses	1,086,631	7,737,730	4,370,158	7,701,737	529,162	1,223,200

Net investment income (loss)	(33,569)	(2,725,774)	(2,545,682)	6,876,706	15,837	839,196

Equity in earnings of wholly-owned, unconsolidated foreign subsidiary	0	0	0	0	0	24,339

Net realized and unrealized gains or losses on securities, futures contracts and foreign currency related transactions Net realized gains or losses on: Securities	(5,310,315)	(17,287,046)	(38,439,582)	(102,435,952)	3,271,923	2,027,459
Futures contracts	0	0	0	(168,697)	0	0
Foreign currency related transactions	(67,726)	(55,181)	(81,268)	1,154,886	(101,474)	(63,714)

Net realized gains or losses on securities, futures contracts and foreign currency related transactions	(5,378,041)	(17,342,227)	(38,520,850)	(101,449,763)	3,170,449	1,963,745

Net change in unrealized gains or losses on securities and foreign currency related transactions	(5,861,447)	(84,935,274)	(14,915,633)	(56,811,084)	(7,675,969)	17,222,275

Net realized and unrealized gains or losses on securities, futures contracts, and foreign currency related transactions	(11,239,488)	(102,277,501)	(53,436,483)	(158,260,847)	(4,505,520)	19,186,020

Net increase (decrease) in net assets resulting from operations	$(11,273,057)	$(105,003,275)	$(55,982,165)	$(151,384,141)	$(4,489,683)	$20,049,555

See Combined Notes to Financial Statements.

Global and International Funds
Statements of Changes in Net Assets

Year Ended October 31, 2001

	Emerging Markets Growth Fund	Global Leaders Fund	Global Opportunities Fund	International Growth Fund	Latin America Fund	Precious Metals Fund

Operations
Net investment income (loss)	$(33,569)	$(2,725,774)	$(2,545,682)	$6,876,706	$15,837	$839,196
Equity in earnings of wholly-owned, unconsolidated foreign subsidiary	0	0	0	0	0	24,339
Net realized gains or losses on securities, futures contracts, and foreign currency related transactions	(5,378,041)	(17,342,227)	(38,520,850)	(101,449,763)	3,170,449	1,963,745
Net change in unrealized gains or losses on securities and foreign currency related transactions	(5,861,447)	(84,935,274)	(14,915,633)	(56,811,084)	(7,675,969)	17,222,275

Net increase (decrease) in net assets resulting from operations	(11,273,057)	(105,003,275)	(55,982,165)	(151,384,141)	(4,489,683)	20,049,555

Distributions to shareholders from Net investment income Class A	0	0	0	(280,688)	0	(177,119)
Class B	0	0	0	(74,209)	0	(14,929)
Class C	0	0	0	(4,529)	0	(603)
Class I *	0	0	0	(1,358,748)	0	(4)
Net realized gains Class A	0	(5,694,960)	(17,017,067)	(10,013,120)	0	0
Class B	0	(9,980,404)	(38,751,200)	(3,864,367)	0	0
Class C	0	(275,023)	(7,896,964)	(196,383)	0	0
Class I *	0	(1,764,744)	(191,848)	(43,111,568)	0	0

Total distributions to shareholders	0	(17,715,131)	(63,857,079)	(58,903,612)	0	(192,655)

Capital share transactions Proceeds from shares sold	13,426,560	53,033,382	36,917,082	324,026,664	5,084,184	23,514,260
Net asset value of shares issued in reinvestment of distributions	0	16,801,247	57,354,279	57,035,424	0	160,845
Payment for shares redeemed	(19,090,229)	(115,515,693)	(62,273,639)	(280,226,510)	(10,576,037)	(24,746,690)
Net asset value of shares issued in acquisition	0	118,115,703	0	116,623,935	0	0

Net increase (decrease) in net assets resulting from capital share transactions	(5,663,669)	72,434,639	31,997,722	217,459,513	(5,491,853)	(1,071,585)

Total increase (decrease) in net assets	(16,936,726)	(50,283,767)	(87,841,522)	7,171,760	(9,981,536)	18,785,315
Net assets Beginning of period	57,280,287	407,531,963	242,631,172	751,292,788	26,411,127	49,938,215

End of period	$40,343,561	$357,248,196	$154,789,650	$758,464,548	$16,429,591	$68,723,530

Undistributed (overdistributed) net investment income (loss)	$(2,133)	$(19,771)	$(14,479)	$5,964,389	$(3,392)	$848,534

* Effective at the close of business on May 11, 2001, Class Y shares of the Funds were renamed as Institutional shares (Class I).

See Combined Notes to Financial Statements.

EVERGREEN
Global and International Funds
Statements of Changes in Net Assets

Year Ended October 31, 2000

	Emerging Markets Growth Fund	Global Leaders Fund	Global Opportunities Fund	International Growth Fund	Latin America Fund	Precious Metals Fund

Operations
Net investment income (loss)	$(328,914)	$(2,352,786)	$(3,442,158)	$6,684,808	$(189,773)	$23,083
Equity in earnings of wholly-owned, unconsolidated foreign subsidiary	0	0	0	0	0	28,179
Net realized gains or losses on securities, futures contracts, and foreign currency related transactions	4,851,380	20,127,558	74,990,062	93,546,437	4,523,262	(11,356,860)

Net change in unrealized gains or losses on securities, futures contracts, and foreign currency related transactions	(9,712,285)	8,168,680	(28,154,861)	(66,034,488)	2,915,643	(8,545,764)

Net increase (decrease) in net assets resulting from operations	(5,189,819)	25,943,452	43,393,043	34,196,757	7,249,132	(19,851,362)

Distributions to shareholders from Net investment income Class A	0	0	0	(1,647,272)	0	0
Class B	0	0	0	(434,017)	0	0
Class C	0	0	0	(14,174)	0	0
Class I*	0	0	0	(8,437,450)	0	0
Net realized gains Class A	0	(2,399,007)	(8,748,259)	(5,822,537)	0	0
Class B	0	(3,743,776)	(21,954,075)	(3,020,380)	0	0
Class C	0	(81,393)	(3,916,863)	(108,412)	0	0
Class I*	0	(756,519)	(19,537)	(24,547,445)	0	0

Total distributions to shareholders	0	(6,980,695)	(34,638,734)	(44,031,687)	0	0

Capital share transactions Proceeds from shares sold	35,436,407	888,147,749	147,047,823	340,923,457	11,139,999	20,756,823
Net asset value of shares issued in reinvestment of distributions	0	6,660,512	24,403,217	39,812,987	0	0
Payment for shares redeemed	(38,204,214)	(951,005,786)	(122,567,918)	(319,066,224)	(21,570,226)	(34,600,038)

Net increase (decrease) in net assets resulting from capital share transaction	(2,767,807)	(56,197,525)	48,883,122	61,670,220	(10,430,227)	(13,843,215)

Total increase (decrease) in net assets	(7,957,626)	(37,234,768)	57,637,431	51,835,290	(3,181,095)	(33,694,577)
Net assets
Beginning of period	65,237,913	444,766,731	184,993,741	699,457,498	29,592,222	83,632,792

End of period	$57,280,287	$407,531,963	$242,631,172	$751,292,788	$26,411,127	$49,938,215

Undistributed (overdistributed) net investment income (loss)	$(2,181)	$(21,222)	$(15,617)	$1,689,048	$(3,414)	$188,721

* Effective at the close of business on May 11, 2001, Class Y shares of the Funds were renamed as Institutional shares (Class I).

See Combined Notes to Financial Statements.

  Combined Notes to Financial Statements

1. ORGANIZATION

The Evergreen Global and International Funds consist of Evergreen Emerging Markets Growth Fund (“Emerging Markets Growth Fund”), Evergreen Global Leaders Fund (“Global Leaders Fund”), Evergreen Global Opportunities Fund (“Global Opportunities Fund”), Evergreen International Growth Fund (“International Growth Fund”), Evergreen Latin America Fund (“Latin America Fund”) and Evergreen Precious Metals Fund (“Precious Metals Fund”) (collectively, the “Funds”). Each Fund is a diversified series of Evergreen International Trust (the “Trust”), a Delaware business trust organized on September 18, 1997. The Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”).

The Funds offer Class A, Class B, Class C and Institutional (“Class I”) classes of shares. Class A shares are sold with a front-end sales charge. Class B and Class C shares are sold without a front-end sales charge, but pay a higher ongoing distribution fee than Class A and are sold subject to a contingent deferred sales charge that is payable upon redemption and decreases depending on how long the shares have been held. Class I shares are sold at net asset value and are not subject to contingent deferred sales charges or distribution fees. Effective at the close of business on May 11, 2001, Class Y shares of the Funds were renamed as Class I. This did not change the fee and expense structure of the Class Y shareholders or their rights and privileges.

2. SIGNIFICANT ACCOUNTING POLICIES

The following is a summary of significant accounting policies consistently followed by the Funds in the preparation of their financial statements. The policies are in conformity with generally accepted accounting principles, which require management to make estimates and assumptions that affect amounts reported herein. Actual results could differ from these estimates.

A. Valuation of Investments

Portfolio debt securities acquired with more than 60 days to maturity are valued at prices obtained from an independent pricing service which takes into consideration such factors as similar security prices, yields, maturities, liquidity and ratings. Securities for which valuations are not available from an independent pricing service may be valued by brokers which use prices provided by market makers or estimates of market value obtained from yield data relating to investment or securities with similar characteristics.

Securities traded on an established exchange are valued at the last sales price on the exchange where the security is primarily traded. If there has been no sale, the securities are valued at the mean between bid and asked prices.

Short-term securities with remaining maturities of 60 days or less at the time of purchase are valued at amortized cost, which approximates market value.

Investments in other mutual funds are valued at net asset value. Securities for which market quotations are not available are valued at fair value as determined in good faith, according to procedures approved by the Board of Trustees.

B. Foreign Currency Translation

All assets and liabilities denominated in foreign currencies are translated in U.S. dollar amounts at the date of valuation. Purchases and sales of portfolio securities and income items denominated in foreign currencies are translated into U.S. dollar amounts on the respective dates of such transactions. The Funds do not separately account for that portion of the results of operations resulting from changes in foreign exchange rates on investments and the fluctuations arising from changes in market prices of securities held. Such fluctuations are included with the net realized and unrealized gains or losses on securities.

C. Futures Contracts

In order to gain exposure to or protect against changes in security values, the Funds may buy and sell futures contracts. The primary risks associated with the use of futures contracts are the imperfect correlation between changes in market values of securities held by the funds and the prices of futures contracts, and the possibility of an illiquid market.

Combined Notes to Financial Statements (continued)

Futures contracts are valued based upon their quoted daily settlement prices. The aggregate principal amounts of the contracts are not recorded in the financial statements. Fluctuations in the value of the contracts are recorded in the Statement of Assets and Liabilities as an asset or liability and in the Statement of Operations as unrealized appreciation (depreciation) until the contracts are closed, at which point they are recorded as net realized gains or losses on futures contracts.

D. Foreign Currency Contracts

A foreign currency contract is an obligation to purchase or sell a specific currency for an agreed-upon price at a future date. The Funds enter into foreign currency contracts to facilitate transactions in foreign-denominated securities and to attempt to minimize the risk to the Funds from adverse changes in the relationship between currencies. Foreign currency contracts are recorded at the forward rate and marked-to-market daily. When the contracts are closed, realized gains and losses arising from such transactions are recorded as realized gains or losses on foreign currency related transactions. The Funds could be exposed to risks if the counterparties to the contracts are unable to meet the terms of their contracts or if the value of the foreign currency changes unfavorably.

E. Securities Lending

The Funds may lend their securities to certain qualified brokers in order to earn additional income. The Funds receive compensation in the form of fees or interest earned on the investment of any cash collateral received. The Funds receive collateral in the form of cash or securities with a market value at least equal to the market value of the securities on loan, including accrued interest. In the event of default or bankruptcy by the borrower, the Funds could experience delays and costs in recovering the loaned securities or in gaining access to the collateral.

F. Security Transactions and Investment Income

Security transactions are recorded no later than one business day after the trade date. Realized gains and losses are computed using the specific cost of the security sold. Interest income is recorded on the accrual basis and includes accretion of discounts and amortization of premiums. Dividend income is recorded on the ex-dividend date or in the case of some foreign securities, on the date when the Fund is made aware of the dividend. Foreign income and capital gains realized on some securities may be subject to foreign taxes, which are accrued as applicable.

G. Federal Taxes

Each Fund intends to continue to qualify as a regulated investment company and distribute all of its taxable income, including any net capital gains (which have already been offset by available capital loss carryovers). Accordingly, no provision for federal taxes is required.

H. Distributions

Distributions to shareholders from net investment income and net realized gains are recorded on the ex-dividend date. Such distributions are determined in conformity with income tax regulations, which may differ from generally accepted accounting principles.

Reclassifications have been made to the Funds’ components of net assets to reflect income and gains available for distribution or available capital loss carryovers under income tax regulations. The primary permanent differences causing such reclassifications are due to net operating losses, net realized foreign currency gains or losses, certain capital loss carryovers assumed as a result of acquisitions, wash sales acquired from merger and passive foreign investment companies.

I. Class Allocations

Income, common expenses and realized and unrealized gains and losses are allocated to the classes based on the relative net assets of each class. Distribution and service fees, if any, are calculated daily at the class level based on the appropriate net assets of each class and the specific expense rates applicable to each class.

J. Organization Expenses

Organization expenses for Global Leaders Fund are amortized to operations over a five-year period on a straight-line basis. In the event any of the initial shares of the Funds are redeemed by any holder during the five-year amor-

Combined Notes to Financial Statements (continued)

tization period, redemption proceeds will be reduced by any unamortized organization expenses in the same proportion as the number of initial shares being redeemed bears to the number of initial shares outstanding at the time of the redemption.

3. INVESTMENT IN FOREIGN SUBSIDIARY

Precious Metals (Bermuda) Ltd., a wholly-owned, unconsolidated foreign subsidiary of the Precious Metals Fund, was acquired in May 1975 and has as its primary objective the acquisition of precious metals. The Fund accounts for its investments in the subsidiary under the equity method of accounting. At October 31, 2001, the fair value of the Fund’s investment in the foreign subsidiary was determined as follows:

Cash and cash equivalents	$957,366
Accrued expenses and other liabilities	(40,896)

$916,470

During the year ended October 31, 2001, the foreign subsidiary had no purchases of precious metals or sales of precious metals. Investment activities of the foreign subsidiary resulted in gross investment income, general and administrative expenses, and net investment income of $46,041, $21,702 and $24,339 respectively. Management fees paid or accrued to EIMC totaled $6,437 during the year ended October 31, 2001.

4. ADVISORY FEES AND OTHER TRANSACTIONS WITH AFFILIATES

During the year ended October 31, 2001, the Funds’ Board of Trustees approved the transfer of the investment advisory contracts with Evergreen Asset Management Corp. and First Union National Bank (“FUNB”) to Evergreen Investment Management Company, LLC (“EIMC”). These changes were effective for Global Leaders Fund and Emerging Markets Growth Fund on November 1, 2000 and on May 11, 2001, respectively. Accordingly, the sub-advisory agreement with EIMC for the Emerging Markets Growth Fund was terminated. Under Securities and Exchange Commission rules and no-action letters, shareholder approval was not required because the portfolio managers to the Funds and the advisory fees paid by the Funds did not change during the transfer.

EIMC, an indirect, wholly owned subsidiary of Wachovia Corporation (formerly First Union Corporation), is the investment advisor to the Funds and is paid a management fee that is calculated and paid daily. The management fee for the Global Leaders Fund is computed at an annual rate of 0.87% of the Fund’s average daily net assets. The management fee for the remaining funds is computed by applying percentage rates, that decline as net assets increase, to the Fund’s average daily net assets as identified below:

Average Daily Net Assets	Emerging Markets Growth Fund

on the first $100 million	1.42%
on the next $100 million	1.37%
on the next $100 million	1.32%
in excess of $300 million	1.27%

Averages Daily Net Assets	Global Opportunities Fund	International Growth Fund	Latin America Fund

On the first $200 million	0.91%	0.66%	0.66%
On the next $200 million	0.86%	0.56%	0.56%
On the next $200 million	0.76%	0.46%	0.46%
In excess of $600 million	0.66%	0.36%	0.36%

Average Daily Net Assets	Precious Metals Fund

on the first $100 million	0.660%
on the next $100 million	0.535%
in excess of $200 million	0.410%

Combined Notes to Financial Statements (continued)

For Precious Metals Fund, Harbor Capital Management Company, Inc. (“Harbor Capital”) is a consultant to EIMC and its subsidiary pursuant to a Consultant Agreement. In accordance with the terms of the Consultant Agreement, Harbor Capital provides EIMC with monthly reports discussing the world’s gold bullion markets, the gold stock markets, and advice regarding economic factors and trends in the precious metals sectors. For its services, Harbor Capital receives from EIMC a fee at the annual rate of 0.035% of the Fund’s average daily net assets. Expenses associated with these services are a cost of EIMC and are not a Fund expense.

Evergreen Investment Services, Inc. (“EIS”), an indirect, wholly owned subsidiary of Wachovia Corporation, is the administrator to the Funds. As administrator, EIS provides the Funds with facilities, equipment and personnel and is paid an administrative fee of 0.10% of each Fund’s average daily net assets.

Evergreen Service Company, LLC (“ESC”), an indirect, wholly owned subsidiary of Wachovia Corporation, is the transfer and dividend disbursing agent for the Funds.

Officers of the Funds and affiliated Trustees receive no compensation directly from the Funds.

5. ACQUISITIONS

On August 3, 2001, Global Leaders Fund acquired substantially all the assets and assumed certain liabilities of Evergreen Perpetual Global Fund in exchange for Class A, Class B, Class C and Class I of Global Leaders Fund.

On August 3, 2001, International Growth Fund acquired substantially all of the assets and assumed certain liabilities of Evergreen Perpetual International Fund in exchange for Class A, Class B, Class C and Class I of International Growth Fund.

These acquisitions were accomplished by a tax-free exchange of the respective shares of each Fund. The value of net assets acquired, number of shares issued, unrealized depreciation acquired and the aggregate net assets of each acquiring fund immediately after the acquisition were as follows:

Acquiring Fund	Acquired Fund	Value of Net Assets Acquired	Number of Shares Issued	Unrealized Depreciation	Net Assets After Acquisition

Global Leaders Fund	Evergreen Perpetual Global Fund	$118,115,703	7,668,028	$ 9,766,237	$436,031,718

International Growth Fund	Evergreen Perpetual International Fund	$116,623,935	16,398,491	$13,077,349	$858,389,496

6. DISTRIBUTION PLANS

Evergreen Distributor, Inc. (“EDI”), a wholly owned subsidiary of BISYS Fund Services, Inc., serves as principal underwriter to the Funds.

Each Fund has adopted Distribution Plans, as allowed by Rule 12b-1 of the 1940 Act, for each class of shares, except Class I. Distribution plans permit a Fund to compensate its principal underwriter for costs related to selling shares of the Fund and for various other specified services. These costs consist primarily of commissions and service fees to broker-dealers who sell shares of the Fund. Under the Distribution Plans, each class incurs distribution fees at the following annual rates:

Average Daily Net Assets

Class A	0.25%
Class B	1.00%
Class C	1.00%

Of the above amounts, each share class may pay under its Distribution Plan a maximum service fee of 0.25% of the average daily net assets of the class to pay for shareholder service fees. Distribution Plan expenses are calculated and paid daily.

Combined Notes to Financial Statements (continued)

During the year ended October 31, 2001, amounts paid or accrued to EDI pursuant to each Fund’s Class A, Class B and Class C Distribution Plans were as follows:

	Class A	Class B	Class C

Emerging Markets Growth Fund	$13,175	$20,982	$6,314
Global Leaders Fund	298,873	1,869,154	210,362
Global Opportunities Fund	164,418	1,043,187	230,205
International Growth Fund	330,783	415,322	153,609
Latin America Fund	19,434	113,058	30,631
Precious Metals Fund	131,573	72,923	6,834

With respect to Class B and Class C shares, the principal underwriter may pay distribution fees greater than the allowable annual amounts each Fund is permitted to pay under the Distribution Plans.

Each of the Distribution Plans may be terminated at any time by vote of the independent Trustees or by vote of a majority of the outstanding voting shares of the respective class.

7. CAPITAL SHARE TRANSACTIONS

The Funds have an unlimited number of shares of beneficial interest with $0.001 par value authorized. Shares of beneficial interest of the Funds are currently divided into Class A, Class B, Class C and Class I. Transactions in shares of the Funds were as follows:

EMERGING MARKETS GROWTH FUND

	Year Ended October 31, 2001		Year Ended October 31, 2000

	Shares	Amount	Shares	Amount

Class A
Shares sold	1,471,992	$11,294,904	2,104,066	$23,896,123
Automatic conversion of Class B shares to Class A shares	1,572	13,280	10,657	134,260
Shares redeemed	(1,625,813)	(12,617,852)	(2,275,416)	(25,894,043)

Net decrease	(152,249)	(1,309,668)	(160,693)	(1,863,660)

Class B
Shares sold	78,562	623,926	225,509	2,254,069
Automatic conversion of Class B shares to Class A shares	(1,640)	(13,280)	(11,030)	(134,260)
Shares redeemed	(102,712)	(773,969)	(308,239)	(3,083,826)

Net decrease	(25,790)	(163,323)	(93,760)	(964,017)

Class C
Shares sold	49,464	397,179	162,158	1,705,644
Shares redeemed	(37,636)	(286,972)	(205,322)	(2,092,397)

Net increase (decrease)	11,828	110,207	(43,164)	(386,753)

Class I
Shares sold	133,388	1,110,551	633,860	7,580,571
Shares redeemed	(664,679)	(5,411,436)	(662,444)	(7,133,948)

Net increase (decrease)	(531,291)	(4,300,885)	(28,584)	446,623

Net decrease		$(5,663,669)		$(2,767,807)

Combined Notes to Financial Statements (continued)

GLOBAL LEADERS FUND

	Year Ended October 31, 2001		Year Ended October 31, 2000

	Shares	Amount	Shares	Amount

Class A
Shares sold	2,465,017	$38,858,515	43,693,579	$834,638,229
Automatic conversion of Class B shares to Class A shares	76,501	1,238,467	58,556	1,173,523
Shares issued in reinvestment of distributions	310,492	5,355,983	120,000	2,254,808
Shares issued in acquisition of Evergreen Perpetual Global Fund	2,625,201	41,528,538	0	0
Shares redeemed	(3,837,865)	(60,312,964)	(46,927,379)	(899,156,105)

Net increase	1,639,346	26,668,539	(3,055,244)	(61,089,545)

Class B
Shares sold	641,594	10,205,648	2,287,652	42,675,320.00
Automatic conversion of Class B shares to Class A shares	(79,351)	(1,238,467)	(60,094)	(1,173,523)
Shares issued in reinvestment of distributions	580,361	9,680,416	198,175	3,632,543
Shares issued in acquisition of Evergreen Perpetual Global Fund	208,011	3,165,032	0	0
Shares redeemed	(2,178,691)	(32,964,099)	(1,860,661)	(34,645,963)

Net decrease	(828,076)	(11,151,470)	565,072	10,488,377

Class C
Shares sold	150,700	2,433,190	171,858	3,189,150
Shares issued in reinvestment of distributions	13,853	230,657	3,743	68,542
Shares issued in acquisition of Evergreen Perpetual Global Fund	4,833,521	73,401,339	0	0
Shares redeemed	(569,840)	(8,030,408)	(97,996)	(1,803,699)

Net increase	4,428,234	68,034,778	77,605	1,453,993

Class I
Shares sold	95,685	1,536,029	394,411	7,645,050
Shares issued in reinvestment of distributions	87,718	1,534,191	37,105	704,619
Shares issued in acquisition of Evergreen Perpetual Global Fund	1,295	20,794	0	0
Shares redeemed	(845,936)	(14,208,222)	(795,983)	(15,400,019)

Net decrease	(661,238)	(11,117,208)	(364,467)	(7,050,350)

Net increase(decrease)		$72,434,639		$(56,197,525)

GLOBAL OPPORTUNITIES FUND

	Year Ended October 31, 2001		Year Ended October 31, 2000

	Shares	Amount	Shares	Amount

Class A
Shares sold	1,429,636	$26,423,885	2,918,426	$88,427,841
Automatic conversion of Class B shares to Class A shares	501,713	9,707,464	30,718	902,631
Shares issued in reinvestment of distributions	741,424	14,198,273	245,682	6,048,679
Shares redeemed	(1,468,677)	(26,376,951)	(2,785,082)	(83,782,150)

Net increase	1,204,096	23,952,671	409,744	11,597,001

Class B
Shares sold	391,029	6,575,648	1,436,844	41,500,504
Automatic conversion of Class B shares to Class A shares	(558,429)	(9,707,464)	(1,038,006)	(28,989,358)
Shares issued in reinvestment of distributions	2,064,939	35,558,593	700,434	16,095,967
Shares redeemed	(1,747,230)	(28,401,245)	(32,945)	(902,631)

Net increase	150,309	4,025,532	1,066,327	27,704,482

Class C
Shares sold	233,362	3,779,726	485,117	13,941,452
Shares issued in reinvestment of distributions	428,315	7,405,565	97,180	2,239,034
Shares redeemed	(443,149)	(7,297,875)	(252,466)	(7,238,896)

Net increase	218,528	3,887,416	329,831	8,941,590

Class I
Shares sold	6,977	137,823	97,819	3,178,026
Shares issued in reinvestment of distributions	9,915	191,848	789	19,537
Shares redeemed	(10,258)	(197,568)	(79,544)	(2,557,514)

Net increase	6,634	132,103	19,064	640,049

Net increase		$31,997,722		$48,883,122

Combined Notes to Financial Statements (continued)

INTERNATIONAL GROWTH FUND

	Year Ended October 31, 2001		Year Ended October 31, 2000

	Shares	Amount	Shares	Amount

Class A
Shares sold	18,656,351	$137,292,004	19,326,516	$177,374,232
Automatic conversion of Class B shares to Class A shares	31,977	237,405	1,593,787	15,011,782
Shares issued in reinvestment of distributions	1,175,710	9,104,421	740,485	6,517,292
Shares redeemed	(20,545,105)	(151,775,613)	(20,910,222)	(192,809,017)
Shares issued in acquisition of Evergreen Perpetual International Fund	8,491,506	60,916,499	0	0

Net increase	7,810,439	55,774,716	750,566	6,094,289

Class B
Shares Sold	885,798	6,458,290	1,405,198	12,859,279
Automatic conversion of Class B shares to Class A shares	(32,539)	(237,405)	(1,607,144)	(15,011,782)
Shares issued in reinvestment of distributions	495,062	3,773,670	367,890	3,169,605
Shares redeemed	(1,886,082)	(13,977,231)	(1,753,274)	(16,067,730)
Shares issued in acquisition of Evergreen Perpetual International Fund	574,785	4,045,280	0	0

Net decrease	37,024	62,604	(1,587,330)	(15,050,628)

Class C
Shares sold	1,585,550	11,198,633	464,294	4,189,884
Shares issued in reinvestment of distributions	25,420	193,770	11,641	100,287
Shares redeemed	(1,133,543)	(7,808,882)	(430,877)	(3,883,853)
Shares issued in acquisition of Evergreen Perpetual International Fund	6,931,365	48,776,152	0	0

Net increase	7,408,792	52,359,673	45,058	406,318

Class I
Shares sold	23,105,366	169,077,737	15,920,205	146,500,062
Shares issued in reinvestment of distributions	5,677,954	43,963,563	3,418,624	30,025,803
Shares redeemed	(14,462,183)	(106,664,784)	(11,527,523)	(106,305,624)
Shares issued in acquisition of Evergreen Perpetual International Fund	400,835	2,886,004	0	0

Net increase	14,721,972	109,262,520	7,811,306	70,220,241

Net increase		$217,459,513		$61,670,220

LATIN AMERICA FUND

	Year Ended October 31, 2001		Year Ended October 31, 2000

	Shares	Amount	Shares	Amount

Class A
Shares sold	436,798	$4,577,333	853,770	$9,717,391
Automatic conversion of Class B shares to Class A shares	329,457	3,514,454	11,661	135,955
Shares redeemed	(432,953)	(4,391,815)	(993,483)	(10,953,971)

Net increase (decrease)	333,302	3,699,972	(128,052)	(1,100,625)

Class B
Shares sold	28,278	290,707	56,516	604,614
Automatic conversion of Class B shares to Class A shares	(345,055)	(3,514,454)	(835,937)	(8,694,072)
Shares redeemed	(535,602)	(5,259,639)	(12,122)	(135,955)

Net decrease	(852,379)	(8,483,386)	(791,543)	(8,225,413)

Class C
Shares sold	10,784	107,794	59,954	594,425
Shares redeemed	(75,991)	(723,134)	(168,594)	(1,738,398)

Net decrease	(65,207)	(615,340)	(108,640)	(1,143,973)

Class I
Shares sold	10,211	108,350	19,432	223,569
Shares redeemed	(19,093)	(201,449)	(15,727)	(183,785)

Net increase (decrease)	(8,882)	(93,099)	3,705	39,784

Net decrease		($5,491,853)		($10,430,227)

Combined Notes to Financial Statements (continued)

PRECIOUS METALS FUND

	Year Ended October 31, 2001		Year Ended October 31, 2000

	Shares	Amount	Shares	Amount

Class A
Shares sold	1,463,553	$15,933,891	1,445,780	$15,481,753
Automatic conversion of Class B shares to Class A shares	3,168	31,356	358,322	3,987,483
Shares issued in reinvestment of distributions	14,888	148,880	0	0
Shares redeemed	(1,883,189)	(20,475,155)	(2,638,481)	(27,925,922)

Net decrease	(401,580)	(4,361,028)	(834,379)	(8,456,686)

Class B
Shares sold	495,700	5,634,425	357,251	3,894,198
Automatic conversion of Class B shares to Class A shares	(3,238)	(31,356)	(363,880)	(3,987,483)
Shares issued in reinvestment of distributions	1,169	11,442	0	0
Shares redeemed	(349,133)	(3,624,546)	(480,441)	(5,182,533)

Net increase (decrease)	144,498	1,989,965	(487,070)	(5,275,818)

Class C
Shares sold	130,223	1,567,979	125,462	1,379,872
Shares issued in reinvestment of distributions	54	523	0	0
Shares redeemed	(25,082)	(283,770)	(134,582)	(1,491,583)

Net increase (decrease)	105,195	1,284,732	(9,120)	(111,711)

Class I
Shares sold	32,069	377,965	96	1,000
Shares redeemed	(30,307)	(363,219)	0	0

Net increase	1,762	14,746	96	1,000

Net decrease		$(1,071,585)		$(13,843,215)

8. SECURITIES TRANSACTIONS

Cost of purchases and proceeds from sales of investment securities (excluding short-term securities) were as follows for the year ended October 31, 2001:

	Cost of Purchases	Proceeds from Sales

Emerging Markets Growth Fund	$22,124,838	$27,018,941
Global Leaders Fund	85,115,902	145,691,766
Global Opportunities Fund	385,782,469	415,853,722
International Growth Fund	988,156,153	902,983,557
Latin America Fund	21,592,925	29,330,966
Precious Metals Fund	13,547,753	14,653,185

At October 31, 2001, the Funds had forward foreign currency exchange contracts outstanding as follows:

GLOBAL OPPORTUNITIES FUND

Forward Foreign Currency Exchange Contracts to Buy:

Exchange Date	Contracts to Receive	U.S. Value at October 31, 2001	In Exchange for U.S. $	Unrealized Loss

11/21/2001	6,969,620 Euro	$6,263,746	$6,400,000	$(136,254)

Forward Foreign Currency Exchange Contracts to Sell:

Exchange Date	Contracts to Receive	U.S. Value at October 31, 2001	In Exchange for U.S. $	Unrealized Loss

11/20/2001	9,958,364 Canadian Dollar	$6,274,026	$6,400,000	$125,974

Combined Notes to Financial Statements (continued)

INTERNATIONAL GROWTH FUND

Forward Foreign Currency Exchange Contracts to Buy:

Exchange Date	Contracts to Receive	U.S. Value at October 31, 2001	In Exchange for U.S. $	Unrealized Loss

11/20/2001	9,940,581 Canadian Dollar	$ 6,262,822	$ 6,300,000	$ (37,178)
11/21/2001	70,889,996 Euro	63,710,355	65,000,000	$(1,289,645)

Forward Foreign Currency Exchange Contracts to Sell:

Exchange Date	Contracts to Receive	U.S. Value at October 31, 2001	In Exchange for U.S. $	Unrealized Loss

11/20/2001	100,860,400 Canadian Dollar	$63,544,651	$65,000,000	$1,455,349

The Global Leaders Fund and Global Opportunities Fund loaned securities during the year ended October 31, 2001 to certain brokers. At October 31, 2001, the value of securities on loan and the value of collateral (including accrued interest) in addition to income earned from securities lending were as follows:

	Value of Securities on Loan	Value of Collateral	Security lending Income earned

Global Leaders Fund	$16,696,708	$17,825,772	$217,038
Global Opportunities Fund	0	0	122

On October 31, 2001, the composition of unrealized appreciation and depreciation on securities based on the aggregate cost of securities for federal income tax purposes were as follows:

	Tax Cost	Gross Unrealized Appreciation	Gross Unrealized Depreciation	Net Unrealized Appreciation (Depreciation)

Emerging Markets Growth Fund	$50,141,556	$3,988,363	$(13,669,791)	$(9,681,428)
Global Leaders Fund	343,304,396	79,057,317	(47,367,412)	31,689,905
Global Opportunities Fund	144,453,089	21,804,142	(13,747,243)	8,056,899
International Growth Fund	770,956,617	34,016,629	(74,147,915)	(40,131,286)
Latin America Fund	15,367,255	1,302,395	(1,093,969)	208,426
Precious Metals Fund	70,915,801	17,539,837	(21,510,282)	(3,970,445)

As of October 31, 2001, the Funds had capital loss carryovers for federal income tax purposes as follows:

		Expiration

	Capital Loss Carryover	2005	2006	2007	2008	2009

Emerging Markets Growth
Fund	$10,809,224	$0	$5,898,753	$0	$0	$4,910,471
Global Leaders Fund	30,205,006	0	0	0	12,630,690	17,574,316
Global Opportunities Fund	40,735,169	0	0	0	0	40,735,169
International Growth Fund	112,248,565	49,245	0	0	9,908,819	102,290,501
Latin America Fund	18,089,890	0	12,118,113	5,971,777	0	0
Precious Metals Fund	99,565,919	3,667,837	50,308,129	33,416,250	12,173,703	0

Certain portions of the capital loss carryover of the International Growth Fund were assumed as a result of the merger with Evergreen Perpetual International Fund.

Combined Notes to Financial Statements (continued)

9. EXPENSE REDUCTIONS

Through expense offset arrangements with ESC and the custodian, a portion of the fund expenses have been reduced. The amount of expense reductions received by each Fund and the impact of the total expense reductions on each Fund’s annualized expense ratio represented as a percentage of its average net assets were as follows:

	Total Expense Reductions	% of Average Net Assets

Emerging Markets Growth Fund	$3,718	0.01%
Global Leaders Fund	12,304	0.00%
Global Opportunities Fund	10,076	0.01%
International Growth Fund	27,904	0.00%
Latin America Fund	1,575	0.01%
Precious Metals Fund	2,213	0.00%

10. DEFERRED TRUSTEES’ FEES

Each independent Trustee of each Fund may defer any or all compensation related to performance of their duties as Trustees. The Trustees’ deferred balances are allocated to deferral accounts, which are included in the accrued expenses for the Funds. The investment performance of the deferral accounts are based on the investment performance of certain Evergreen Funds. Any gains earned or losses incurred in the deferral accounts are reported in the Funds’ Trustees’ fees and expenses. At the election of the Trustees, the deferral account will be paid either in one lump sum or in quarterly installments for up to ten years.

11. FINANCING AGREEMENT

The Funds and certain other Evergreen Funds share in a $725 million unsecured revolving credit commitment to temporarily finance the purchase or sale of securities for prompt delivery, including funding redemption of their shares, as permitted by each Fund’s borrowing restrictions. Borrowings under this facility bear interest at 0.50% per annum above the Federal Funds rate. All of the Funds are charged an annual commitment fee of 0.10% of the unused balance, which is allocated pro rata. For its assistance in arranging the financing agreement, First Union Securities, Inc. was paid a one-time arrangement fee of $150,000, which was charged to the Funds and also allocated pro rata.

During the year ended October 31, 2001, the Funds had average borrowings outstanding as follows:

	Average Borrowings Outstanding	Average Interest Rate	Interest Paid	Interest paid as % of Average Net Assets

Global Leaders Fund	$69,203	6.78%	$4,689	0.02%
International Growth Fund	45,456	6.41%	2,964	0.01%
Precious Metals Fund	5,277	4.56%	241	0.01%

12. CONCENTRATION OF RISK

The Funds may invest a substantial portion of their assets in an industry, sector or foreign country and, therefore, may be more affected by changes in that industry, sector or foreign country than would be a comparable mutual fund that is not heavily weighted in any industry, sector or foreign country.

13. NEW ACCOUNTING PRONOUNCEMENT

In November 2000, the AICPA issued a revised Audit and Accounting Guide, Audits of Investment Companies, which is effective for fiscal years beginning after December 15, 2000. Among other things, the revised Guide amends certain accounting practices and disclosures presently used, such as treatment of payments by affiliates, excess expense plan accounting, reporting by multiple-class funds, and certain financial statement disclosures. While some of the Guide’s requirements will not be effective until the SEC amends its disclosure and reporting requirements, other requirements are effective presently. Adopting these requirements will not have a material impact on the Funds’ financial statements.

Independent Auditors' Report

Board of Trustees and Shareholders
Evergreen International Trust

We have audited the accompanying statements of assets and liabilities, including the schedules of investments of the Evergreen Emerging Markets Growth Fund, Evergreen Global Leaders Fund, Evergreen Global Opportunities Fund, Evergreen International Growth Fund, Evergreen Latin America Fund, and Evergreen Precious Metals Fund, portfolios of the Evergreen International Trust, as of October 31, 2001, and the related statements of operations for the year then ended, the statements of changes in net assets for each of the years or periods in the two-year period then ended, and the financial highlights for each of the years or periods in the five-year period then ended. These financial statements and financial highlights are the responsibility of the Funds’ management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of October 31, 2001 by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Evergreen Emerging Markets Growth Fund, Evergreen Global Leaders Fund, Evergreen Global Opportunities Fund, Evergreen International Growth Fund, Evergreen Latin America Fund, and Evergreen Precious Metals Fund, as of October 31, 2001, the results of their operations, changes in their net assets and financial highlights for each of the years or periods described above in conformity with accounting principles generally accepted in the United States of America.

Boston, Massachusetts
December 7, 2001

Additional Information (unaudited)

Federal Tax Distributions

Pursuant to section 852 of the Internal Revenue Code, the Funds have designated the following amounts as long-term capital gain distributions for the year ended October 31, 2001.

	Aggregate	Per Share

Global Leaders Fund	$17,715,131	$0.824
Global Opportunities Fund	35,137,369	3.849
International Growth Fund	57,144,590	0.667

For corporate shareholders, the following percentages of ordinary income dividends paid during the fiscal year ended October 31, 2001, qualified for the dividends received deduction:

Global Opportunities Fund	0.22%
International Growth Fund	5.04%
Precious Metals Fund	69.27%

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E v e r g r e e n  F u n d s

Institutional Money Market Funds

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541076       12/2001

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Sector Funds

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     Fund

Global and International Funds

Emerging Markets Growth Fund
Global Leaders Fund
Global Opportunities Fund
International Bond Fund
International Growth Fund
Latin America Fund
Precious Metals Fund

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800.346.3858

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800.343.2898

www.EvergreenInvestments.com

2000 Dalbar Mutual Fund Service Award Recipient: The Dalbar Mutual Fund Service Award symbolizes the achievement of the highest tier of service to shareholders within the mutual fund industry. It is awarded only to those firms that exceed industry norms in key service areas. Evergreen was measured against 66 mutual fund service providers.

The First Family of Mutual Funds

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